As filed with the Securities and Exchange Commission on May 24, 2024.

Registration No. 333-278672

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARING SERVICES GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	30-0869786
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7374

Primary Standard Industrial Classification Code Number

5200 Tennyson Pkwy, Suite 400

Plano, TX 75024

(469) 304-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Thatch

Chief Executive Officer

5200 Tennyson Pkwy, Suite 400

Plano, TX 75024

(469) 304-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Darrin Ocasio, Esq. Jay Yamamoto, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Tel: (212) 930-9700 Fax: (212) 930-9725	Mark E. Crone, Esq. Liang Shih, Esq. Ronniel Levy, Esq. The Crone Law Group P.C. 420 Lexington Avenue, Suite 2446 New York, New York 10170 Tel: (646) 861-7891

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 24, 2024

[●] Shares of Common Stock

This prospectus relates to a firm commitment public offering of Sharing Services Global Corporation, a Nevada corporation (the “Company”), for [●] shares of Class A Common Stock, $0.0001 par value per share (the “common stock”), at an assumed public offering price of $[●] per share of common stock, the last reported bid price of our common stock on the OTC Pink Marketplace (the “OTC Pink”) on [●], 2024.

Unless specifically provided otherwise herein, such numbers and prices above and used elsewhere in this prospectus, do not assume the effectiveness of a 1,400:1 reverse stock split of our common stock.

On September 26, 2023, our stockholders approved our board of directors (the “Board”) to effect a reverse stock split of our outstanding common stock at a specific ratio within a range from one-for-seven hundred to one-for-eighteen hundred, and also granted authorization to our Board to determine, in its sole discretion, the specific ratio and timing of such reverse stock split. We intend for the Board to effect such reverse stock split in connection with this offering and our intended listing of our common stock on the Nasdaq Capital Market (“Nasdaq”), to occur as of the effective date of the registration statement of which this prospectus forms a part, but prior to the closing of the offering. However, we cannot guarantee that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. We have applied to have our common stock listed on Nasdaq under the symbol “SHRG”, which listing is a condition to this offering, but no assurance can be given that our application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and will terminate this offering. In addition, we anticipate applying for quotation of our common stock on the OTCQB system of the OTC Market Group under the symbol “SHRG” prior to the effectiveness of the registration statement of which this prospectus forms a part.

As of the date of this prospectus, we do not anticipate that the reverse stock split ratio will change from the assumed ratio of 1,400:1. Once the U.S. Securities and Exchange Commission (the “SEC”) declares the registration statement containing this prospectus effective, we intend to effect such reverse stock split, price the shares of common stock to be offered and sold in connection with this offering and uplist our common stock to Nasdaq. The pricing of the shares of common stock will occur concurrently with such reverse stock split, and potential investors will only be given the opportunity to commit to purchase such shares of common stock after pricing, reverse stock split, and upon their receipt of a final Rule 424 prospectus. Our common stock is currently traded on the OTC Pink operated by the OTC Markets Group, Inc. under the symbol “SHRG”.

On May 21, 2024, the last reported sale price for our common stock was $0.0020 per share. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

	Per Share	No Exercise	Full Exercise(4)
Public offering price(1)	$	$	$
Underwriting discounts, and commissions (6%) (2)	$	$	$
Proceeds, before expenses, to the Company(3)	$	$	$

(1)	Public offering price per share is assumed as [US$] per share, which is the last reported bid price of our common stock on the OTC Pink on [●], 2024.

(2)

Represents an underwriting discount equal to 6.0% of the gross offering proceeds, which excludes a 0.5% non-accountable expense allowance and an accountable expense allowable of up to $200,000. See “Underwriting” for a description of the compensation payable to the underwriters.

In addition to the underwriting discounts listed above, we have agreed to issue, upon closing of this offering, warrants to Revere Securities LLC, as representative of the several underwriters (the “Representative”), exercisable commencing six (6) months from the closing of this offering for a period of five (5) years from the closing of the offering, entitling the Representative to purchase 5% of the total number of shares of common stock sold in this offering at a per share price equal to 125.0% of the public offering price (the “Representative’s Warrants”). The registration statement of which this prospectus is a part also covers the Representative’s Warrants and the common stock issuable upon the exercise thereof. For a description of other terms of the Representative’s Warrants and a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 72.

(3)	Excludes fees and expenses payable to the underwriters.

(4)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

The offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are taken. We have granted a 45-day option to the Representative to purchase up to 15% of the total number of shares of common stock to be offered by us pursuant to this offering solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $[  ] and the total proceeds to us, after underwriting discounts and commissions but before offering expenses, will be approximately $[  ]. If we complete this offering, net proceeds will be delivered to our company on the closing date.

We expect our total cash expenses for this Offering to be approximately US$ [  ], including expenses payable to the underwriters for their reasonable out-of-pocket expenses, exclusive of the above discounts.

The underwriters expect to deliver our common stock to purchasers in this offering on or about [●], 2024

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Revere Securities LLC

The date of this prospectus is _____________, 2024.

Through and including [●], 2024, (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus or in any free writing prospectus we or the underwriters may authorize to be delivered or made available to you. Neither we nor the underwriters have authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

For investors outside of the United States: No action is being taken in any jurisdiction outside of the United States that would permit a public offering of the shares of our common stock or possession or distribution of this prospectus in any such jurisdiction. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

In this prospectus, unless the context indicates otherwise, references to “Sharing Services,” “we,” the “Company,” “our,” and “us” refer to Sharing Services Global Corporation, a Nevada corporation, and references to the “Board” or the “Board of Directors” means the Board of Directors of Sharing Services Global Corporation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections of this prospectus entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to continue as a going concern and our history of losses;

●	our ability to obtain additional financing;

●	our use of the net proceeds from this offering;

●	the accuracy of our estimates regarding expenses, future sales and capital requirements;

●	the implementation of our business model and strategic plans for our business;

●	our ability to retain key management personnel; and

●	regulatory developments and our compliance with applicable laws.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Actual events or results may differ materially. Readers are cautioned not to place undue reliance on forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

You should read the risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. If necessary, we intend to effect a reverse stock split of our common stock in order to uplist our common stock on Nasdaq in connection with this offering and the uplist of our common stock to Nasdaq; however, we cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. If such reverse stock split is not effected or if our listing application is not approved by Nasdaq, we will not be able to consummate the offering and will terminate this offering.

Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock assume no exercise of (a) any warrants and/or options, (b) the Representative’s Warrants (as defined below) and/or (c) the Representative’s over-allotment option.

Company Overview

Sharing Services Global Corporation (“Sharing Services”) and its subsidiaries (collectively, the “Company”) aim to build shareholder value by developing or investing in innovative emerging businesses and technologies that augment the Company’s products and services portfolio, business competencies, and geographic reach.

Our combined platform leverages the capabilities and expertise of various companies that market and sell products and services direct to the consumer through independent contractors. The Company’s new shared service platform is intended to service the direct selling “gig economy” sector by providing needed services (such as equity and inventory financing, advisory services, mobile application tools, merchant processing services, commercial insurance, and event planning) to smaller direct sales companies initially in the United States (“U.S.”).

Currently, the Company markets and distributes its health and wellness products primarily in North America (the U.S. and Canada) using a direct selling business model. The Company markets its health and wellness products through its proprietary website: www.thehappyco.com. In addition, the Company is in the process of revamping its subscription-based travel services, MyTravelVentures, that used to conduct its business via direct selling business model through its proprietary website: www.mytravelventures.com.

The Company intends to continue to grow its business both organically and by making strategic acquisitions from time to time of businesses and technologies that augment its product portfolio, complement its business competencies, and fit its growth strategy.

Our History

Sharing Services was originally incorporated under the name Sharing Services, Inc. on April 24, 2015. In December 2017, the Company, through its U.S.-based subsidiaries, launched its Elevate brand of health and wellness products.

In January 2019, Sharing Services, Inc. changed its corporate name to Sharing Services Global Corporation to better reflect the Company’s strategic intent to grow its business globally. In connection with the name change, the Company adopted the trading symbol SHRG effective April 4, 2019. Prior to this, the Company’s common stock traded under the trading symbol SHRV.

In February 2021, the Company rebranded its product offerings under the new marketing banner, “The Happy Co TM,” to capitalize on its vision that Everyone Deserves to be Happy. As part of this business initiative, the Company updated its customer messaging to re-emphasize the Company’s core values, including, among others: “harnessing the power of happiness;” “offering products you love;” “achieving more together;” and “offering products by people, for people.”

In June 2021, the Company expanded its geographical footprint, and through its wholly-owned subsidiary, commenced operations in the Republic of Korea (South Korea).

In late 2022, through its subsidiary, Global Travel Destinations (“MyTravelVentures” or “MTV”), the Company launched a subscription-based travel service. MyTravelVentures’ services are designed to offer discounts in connection with travel, including on airfare, cruises, hotels, resorts, time shares and rental cars for destinations throughout the world for people of all ages, demographics, and economic backgrounds. MTV also provides entrepreneurial opportunities to its subscribers by capitalizing on both the direct selling model and the retail travel business model. In March 2024, the Company decided to revamp the MTV business model and has temporarily suspended its operation to prepare for the relaunch in October 2024.

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Strategic Growth Initiatives

The Company intends to grow its business by pursuing a multipronged growth strategy, that includes expanding: (a) its product offerings, both within the health and wellness category and in new product categories, (b) its direct-to consumer geographic footprint, and (c) re-vamping and re-launching its previously announced membership-based consumer travel products line. This growth strategy may also include the use of strategic acquisitions of businesses that augment the Company’s product and services portfolio, business competencies and geographic reach.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” beginning on page 11, that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition, and results of operations. Such risks include, but are not limited to:

●	The dependence of some of our subsidiaries upon a direct selling business model to sell our products, and the highly competitive and dynamic nature of the direct selling industry.

●	Our subsidiaries’ ability to attract and retain independent distributors; our subsidiaries’ ability to develop and maintain positive relationships with our independent distributors; the ability of a distributor to successfully perform his or her role; and the potential adverse impact of the loss of a high-level distributor or a significant number of distributors for causes out of our subsidiaries’ control.

●

Changes to our subsidiaries’ sales compensation plan could be negatively perceived by members of their independent sales force, could fail to achieve the desired long-term goals, and could adversely impact future sales.

●	Certain of our subsidiaries may be held responsible for certain taxes or assessments relating to the activities of their independent distributors.

●	Civil or governmental challenges to our subsidiaries’ direct selling system or independent distributor policies could harm our business.

●	The success of our growth initiatives, including our efforts to attract new customers, build brand awareness, and expand into international areas, and our efforts to generate recurring customer orders, which we call “SmartShip” orders.

●	Our ability to anticipate and effectively respond to changes in consumer preferences and buying trends in several countries in a timely manner.

●	Our ability to maintain a positive image and brand acceptance in the dynamic, highly competitive, and sometimes unpredictable marketplace, including the impact of social media.

●	Our dependence on one merchant processor for a material portion of our sales proceeds.

●	Our long-term success depends on our ability to attract and retain talented employees and management, and to develop effective management succession plans.

●	Our ability to effectively manage and control our operating expenses.

●	Our quarterly and annual financial performance and potential fluctuations therein.

●	Our ability to generate sustained positive cash flows from operations or to obtain additional financing, if needed, with which to fund our working capital needs, including servicing or refinancing our debt, now and in the future.

●	Our financial performance could be adversely affected by economic downturns, particularly over an extended period.

●	Our business and financial performance could be adversely affected by inflation.

●	The success of our efforts to register our trademarks and to protect certain intellectual property rights.

●	Our potential unintended infringement on the intellectual property rights of others.

●	From time to time, we are a party to lawsuits and other claims that may result in adverse outcomes.

●	Our efforts to expand into foreign markets will increasingly expose us to foreign currency exchange rate fluctuations, and other risks inherent to foreign operations.

●	Our ability to respond to any natural disasters, epidemics, and other health emergencies, or acts of violence or terrorism that may affect our customers and/or our business effectively and cost-efficiently.

●	Our dependence on one supplier for a significant portion of the products we sell and the potential for material disruptions in our supply chain or potential increases in the prices of the products we purchase beyond what we can pass along to our customers.

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●	Past or future reformulations of our products, including in response to potential governmental enforcement action, could be negatively received by our independent sales force and customers, and adversely impact future sales.

●	Potential product liability claims could harm our business.

●	Nutritional supplements are often supported only by limited available clinical studies.

●	If we fail to maintain satisfactory compliance with the regulations of the United States Food and Drug Administration and other governmental agencies in the United States and abroad, we may be forced to recall products and cease their manufacture and distribution, and we could be subject to civil, criminal or monetary penalties.

●	Our ability to comply with current consumer product laws and regulations or our becoming subject to new or more stringent consumer product laws and regulations in the future.

●

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our securities.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	We may be adversely affected by any disruption in our information technology systems.

●	We may be adversely affected by potential acts of cyberterrorism.

●	Future sales and issuances of our Common Stock or rights to purchase our Common Stock, including issuances pursuant to stock warrants currently outstanding, could result in additional dilution of the percentage ownership by our existing stockholders and could cause our trading price to decline.

●	Our Common Stock has historically had a limited market and high stock price volatility. If an active trading market for our Common Stock develops, trading prices for our stock may be more volatile.

●	Certain rights of our preferred stockholders may limit your rights as a Common Stockholder.

●	The conversion or exercise, as applicable, of the outstanding Series A Preferred Stock and Series C Preferred Stock could substantially dilute your investment and adversely affect the market price of our Common Stock.

●	Sales of a substantial amount of Common Stock in the public market or the perception that these sales could occur, could cause the market price of Common Stock to decline.

●	Future sales, or the perception of future sales, by us or our existing stockholders in the public market following the completion of this offering could cause the market price for our common stock to decline.

●	Even if the Board approves a reverse stock split of our common stock at the currently approved ratio, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

●	An escalation of the current war in Ukraine, generalized geopolitical conflict in Europe, or the emergence of conflict elsewhere, may adversely affect our business.

●	Our stock price may be volatile, and you could lose all or part of your investment.

●	You will experience dilution as a result of future equity offerings.

●	We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the value of our common stock.

●	Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

●	We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all. Furthermore, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

●	Our existing stockholders have substantial influence over our Company and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their securities.

●	Investors in this offering will experience immediate and substantial dilution in net tangible book value.

●	Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

●	The proposed reverse stock split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

●	Following the proposed reverse stock split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

●	An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere, may adversely affect our business.

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Corporate Information

Our principal place of business is located at 5200 Tennyson Pkwy, Suite 400, Plano, TX 75024. Our telephone number is 469-304-9400, and our website address is www.shrginc.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.

Listing on a National Stock Exchange

We have applied to list our common stock under the symbol “SHRG” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

THE OFFERING

Securities Offered:	[●] shares of common stock

Assumed Public Offering Price:	$[●] per share of common stock

Shares of Common Stock Outstanding before the Offering:	376,328,885 shares (without giving effect to the reverse stock split)

Shares of Common Stock to be Outstanding after this Offering:	[●] shares (not including the possible sale of over-allotment shares).

Trading Symbol:	Our common stock is presently quoted on the OTC Pink under the symbol “SHRG”. We have applied to list our common stock on Nasdaq in connection with this offering, and if necessary, we intend to effect a reverse stock split of our common stock in order to obtain Nasdaq approval for our listing of our common stock. We cannot guarantee that such reverse stock split will occur based on any specific ratio or that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and will terminate the offering. Assumptions are based on a reverse stock split being effected at a ratio of 1,400:1 (based on an assumed offering price of $[●]) in connection with the uplist of our common stock to Nasdaq to occur as of the effective date of the registration statement of which this prospectus forms a part, but prior to the closing of the offering.

Reverse Stock Split:	We have received approval by our Board and the holders of a majority of our outstanding voting securities, without further stockholder approval to complete a reverse stock split and file an amendment to our Articles of Incorporation with the Nevada Secretary of State at a ratio of 1,400-for-1. We expect the reverse stock split to take effect prior to the consummation of this offering. The reverse stock split remains subject to approval by the Financial Industry Regulatory Authority (“FINRA”). There is no guarantee that the Company will be successful in achieving FINRA’s approval or uplisting to the Nasdaq Capital Market. See “Description of Securities” and “Risks Related to This Offering and The Reverse Stock Split” for additional information regarding the reverse stock split and other matters related to our common stock.

The purpose of the reverse stock split is to allow us to meet the stock price threshold of the listing requirements of a national securities exchange. All option, share, and per share information in this prospectus does not give effect to the proposed reverse stock split.

Over-Allotment Option:	We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the shares of common stock sold in the offering, solely to cover over-allotments, if any, at the public offering price per share, less the underwriting discounts.

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Use of Proceeds:	We estimate that we will receive net proceeds of approximately $[●] from our sale of common stock in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for business development, working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors:	Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 11 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

Lock-up:	We, along with our directors, officers, and 5% shareholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months after the closing date of this offering. See “Underwriting” beginning on page 72.

Representative’s Warrant:	We have agreed to issue to the Representative (or its designated affiliates) warrants to purchase up to [●] shares of common stock (equal to 5% of the total number of shares of common stock sold in this offering, including any common stock sold pursuant to the over-allotment option). The Representative’s Warrants are not redeemable, and will be exercisable during the period beginning on the date that is six months from the date of closing of this offering and ending on the fifth anniversary date of such date at an exercise price of 125.0% of the public offering price per share. The registration statement of which this prospectus forms a part also registers the Representative’s Warrants and the common stock underlying the Representative’s Warrants. See “Underwriting—Representative’s Warrants” in this prospectus for more information regarding the Representative’s Warrants.

The number of shares of our common stock outstanding before the completion of this offering and without the effects of the above mentioned 1,400-for-1 reverse stock split is based on 376,328,885 shares of our common stock outstanding as of the date of this prospectus and excludes the following, as of the date of this prospectus:

●	[●] shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $[●] per share and a weighted time to expiration of [●] years;

●	[●] shares of common stock issuable upon the conversion of our outstanding Series A Preferred Stock; and

●	[●] shares of common stock issuable upon the conversion of our outstanding Series C Preferred Stock.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

●	no exercise of the outstanding warrants or conversion of the convertible preferred stock described above;

●	no exercise by the underwriters of their option to purchase additional shares of common stock to cover over-allotments, if any; and

●	no exercise of the Representative’s Warrants.

9

SUMMARY FINANCIAL DATA

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended March 31, 2023, and March 31, 2022, from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended December 31, 2023, and 2022, and the balance sheet data as of December 31, 2023, have been derived from our unaudited financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited financial statements. In the opinion of our management, the unaudited data reflects all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of results as of and for these periods. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the section in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results for any prior period are not indicative of our future results, and our results for the nine months ended December 31, 2023, and December 31, 2022, may not be indicative of our results for the year ending March 31, 2024.

	For the Fiscal Year Ended March 31,
	2023	2022
Net sales	$16,102,136	$34,424,314
Cost of goods sold	6,845,466	10,801,871
Gross profit	9,256,670	23,622,443
Operating expenses
Selling and marketing expenses	6,989,660	17,239,655
General and administrative expenses	17,081,915	19,714,963
Total operating expenses	24,071,575	36,954,618
Operating loss	(14,814,905)	(13,332,175)
Other income (expense):
Interest expense, net	(13,212,583)	(12,204,444)
Other income
Gain on employee warrants liability	173,432	2,511,350
Gain (loss) on extinguishment of debt	-	1,040,400
Impairment loss on assets	-	(1,610,523)
Unrealized gain (loss) on investment	(5,018,735)	3,663,940
Realized loss on investment in marketable securities	(4,920,556)	-
Other non-operating income (expense), net	108,184	(211,035)
Total other expense, net	(22,870,258)	(6,810,312)
Loss before income taxes	(37,685,163)	(20,142,487)
Income tax benefit	-	(3,035,990)
Net loss	$(37,685,163)	$(17,106,497)

Other comprehensive loss (net of tax):
Currency translation adjustments	(243,196)	(65,109)
Total other comprehensive loss	(243,196)	(65,109)
Comprehensive loss	$(37,928,359)	$(17,171,606)

Loss per share:
Basic	$(0.14)	$(0.08)
Diluted	$(0.14)	$(0.08)

Weighted average shares:
Basic	274,108,025	206,211,711
Diluted	274,108,025	206,211,711

	Nine Months Ended
	December 31, 2023	December 31, 2022
Net sales	$8,172,469	$12,737,673
Cost of goods sold	2,217,315	5,059,916
Gross profit	5,955,154	7,677,757
Operating expenses
Selling and marketing expenses	3,112,773	5,723,642
General and administrative expenses	6,375,717	13,787,444
Total operating expenses	9,488,490	19,511,086
Operating loss	(3,533,336)	(11,833,329)
Other income (expense):
Interest expense, net	(3,006,440)	(9,761,622)
Other income	1,800,000	-
Gain on employee warrants liability	-	207,210
Loss on investment and extinguishment of debt	(116,841)	-
Unrealized loss on investment	-	(10,284,002)
Other non-operating income (expense), net	86,427	118,077
Total other expense, net	(1,236,854)	(19,720,337)
Loss before income taxes	(4,770,190)	(31,553,666)
Income tax expense (benefit)	3,554	(789,803)
Net loss	$(4,773,744)	$(30,763,863)

Other comprehensive loss, net of tax:
Currency translation adjustments	(31,637)	(156,850)
Total other comprehensive loss	(31,637)	(156,850)
Comprehensive loss	$(4,805,381)	$(30,920,713)

Loss per share:
Basic	$(0.01)	$(0.12)
Diluted	$(0.01)	$(0.12)

Weighted average shares:
Basic	374,543,761	267,956,183
Diluted	374,543,761	267,956,183

	As of December 31, 2023
	Actual	Proforma (1)	Proforma as adjustment (2)
	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$737,850	$-	$-
Current Assets	5,480,546	-	-
Total Assets	7,821,341	-	-
Current Liabilities	8,224,856	-	-
Other noncurrent liabilities	416,277	-	-
		-
Additional paid in capital	110,699,858	-	-
Accumulated other comprehensive loss	(339,942)	-	-
Accumulated deficit	(111,230,122)	-	-
Total Stockholders’ Deficit (3)	(819,792)	-	-
Total liabilities and stockholder’s deficit	$7,821,341	$-	$-

(1) Pro forma bases giving effect to, as of the date of this prospectus.

(2) Pro forma as adjusted balance sheet data reflects the pro forma items described immediately above plus These unaudited pro forma adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances.

(3) All components to derive total liabilities and stockholders’ deficit are not included. See Condensed Consolidated Financial Statements, presented further in this document, for all line items.

10

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Our operations and financial results are subject to various risks and uncertainties, including those described below, that could adversely affect our business, financial condition, results of operations, and cash flows. If any of these events occurs, the market price of our common stock could decline, and you could experience the loss of all or a portion of the value of your investment in our common stock. You should not draw any inference about the relative magnitude or relevance of any particular risk from its position in the following discussion.

Risks Associated with the Direct Selling Business Model:

The dependence of some of our subsidiaries upon a direct selling business model to sell our products, and the highly competitive and dynamic nature of the direct selling industry.

Some of our subsidiaries operate in the direct selling industry market and distribute our products and services through a sales force of independent contractor distributors. The distribution of our products and services depends upon their continued efforts to recruit, train, and retain qualified and effective independent distributors. The success of their efforts to recruit and retain distributors may be affected by the competitive environment among direct-to-consumer companies, the conditions of the general labor market, including levels of employment, the occurrence of demographic and cultural changes in the workforce, and the extent to which their brand is recognized in the geographies in which they operate. There can be no assurance that our subsidiaries will be successful in recruiting and retaining enough independent distributors to grow their business worldwide.

The direct selling industry worldwide is highly competitive and dynamic, and generally there are few barriers to entering the industry. In addition, the sale of health and wellness products by direct selling industry participants, online resellers, and others is highly competitive. There are several companies, including many with more resources than the Company that offer competing health and wellness products. The primary competitive factors for health and wellness products are (a) price; (b) the quality, perceived value, brand recognition and package appeal of the product; (c) the skills and effectiveness of the independent distributor and customer service staff interacting with the customer or potential customer; and (d) the continuous availability of enough product to fulfill orders promptly. There can be no assurance that our subsidiaries will remain competitive or that competition in the industry will not intensify.

If our subsidiaries do not remain competitive and promptly and effectively respond to increased competition, including competition for independent distributors, and to marketplace changes in the future, future sales of our products and services could decline. This could have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

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Our subsidiaries’ ability to attract and retain independent distributors; our subsidiaries’ ability to develop and maintain positive relationships with our independent distributors; the ability of a distributor to successfully perform his or her role; and the potential adverse impact of the loss of a high-level distributor or a significant number of distributors for causes out of our subsidiaries’ control.

Our subsidiaries operating in the direct selling industry depend on the skills and marketability of their independent distributors to promote their brand and to market and distribute our products and services. The direct selling industry generally experiences a relatively high rate of salesforce turnover and is very competitive. The success of our subsidiaries’ efforts to recruit and retain distributors, or to develop and maintain positive relationships with our independent distributors, may be affected by the competitive environment among direct-to-consumer companies, the conditions of the general labor market, including levels of employment, the occurrence of demographic and cultural changes in the workforce, and the extent to which our subsidiaries’ brand is recognized in the geographies in which they operate. Our subsidiaries’ inability to attract and retain qualified distributors in the future, our subsidiaries’ inability to develop and maintain positive relationships with our independent distributors in the future, the inability or failure of a distributor to fulfill his or her role, including his or her role to comply with all laws and regulations applicable to direct-to-consumer sales activities, the ineffectiveness of a distributor as a spokesperson for our subsidiaries’ brand and products, or the loss of a high-level distributor or a significant number of distributors for causes out of their control may adversely affect future sales of our products and services. This could have a material adverse effect on our consolidated financial condition, results of operations and cash flows.

Changes to our subsidiaries’ sales compensation plan could be negatively perceived by members of their independent sales force, could fail to achieve the desired long-term goals, and could adversely impact future sales.

Some of our subsidiaries operating in the direct selling industry modify aspects of their sales compensation plan from time to time in efforts to keep their sales compensation plan competitive and attractive to their existing and future sales force, to address changing market conditions, to provide incentives that they believe will help grow their business, and to ensure conformance with evolving government regulations, among other reasons. In addition, our subsidiaries may be required to modify their sales compensation plan from time to time to comply with existing or new regulations in the future, including in response to potential governmental enforcement action. Changes to our subsidiaries’ sales compensation plan, including changes perceived to reduce sales commissions earned by their independent sales force, could be negatively received by their sales force, could fail to achieve the desired long-term goals, and could adversely impact future sales. This, in turn, could adversely affect our consolidated business, financial condition, results of operations and cash flows.

Certain of our subsidiaries may be held responsible for certain taxes or assessments relating to the activities of their independent distributors.

The success of our subsidiaries operating in the direct selling industry depends on the effective use of an independent sales force to market and distribute our products and services. Our subsidiaries’ business activities and the activities of their independent distributors are subject to various local, state, and national laws and regulations and, in some instances, governmental agencies may seek to impose on our subsidiaries an obligation to collect taxes, such as sales or value-added tax, to maintain appropriate tax records, or to otherwise ensure compliance with local, state, or national laws and regulations by their distributors. In addition, some jurisdictions may challenge a company’s classification of its distributors as independent contractors and seek to make the company pay additional compensation to its distributors or seek to make the company responsible to withhold and remit payroll and similar taxes with respect to compensation paid to its distributors or with respect to the activities of its distributors. For example, in 2020, the State of California passed legislation which seeks to expand the classification of employees. Other states and other jurisdictions where we operate, now or in the future, may pass similar laws or interpret existing laws, rules, and regulations to expand the classification of employees. Although the California legislation provides an exemption for direct sellers, such as the Company’s subsidiaries operating in the direct selling industry, there can be no assurance that other jurisdictions where we operate now or in the future will provide a similar exemption or that judicial or regulatory authorities will not assert interpretations of law that would mandate that we change our classification. In the event that any governmental agency challenges the classification of our subsidiaries’ distributors as independent contractors or otherwise seeks to make our subsidiaries responsible to withhold and remit payroll or other taxes in connection with the activities of their independent distributors, we may incur significant costs and expenses to defend us and our subsidiaries from such actions, with no assurance that we will prevail, and our subsidiaries may ultimately be held responsible for such taxes in those jurisdictions in the future. The occurrence of any of these conditions could have a material adverse effect on our consolidated business, financial condition, results of operations and cash flows.

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Civil or governmental challenges to our subsidiaries’ direct selling system or independent distributor policies could harm our business.

The direct-to-consumer industry is subject to extensive governmental scrutiny, including as a result of various national, state, and local laws and regulations. For example, in the U.S., the FTC has actively warned several direct selling companies, and the industry as a whole, about certain business practices associated with direct selling and has entered into settlements with several direct selling companies that required those companies to modify their compensation plans and business models. Those settlements resulted from FTC enforcement actions involving a variety of alleged violations of consumer protection laws, including allegations of earnings potential misrepresentations and challenges about the legal validity of the distributor compensation plans and business models. Elements of the network marketing system or distributor policies of some of our subsidiaries may also be challenged by third parties, including their independent distributors, by competing direct-to-consumer companies, and by others.

Risks Associated with our Growing Business:

The success of our growth initiatives, including our efforts to attract new customers, build brand awareness, and expand into international areas, and our efforts to generate recurring customer orders, which we call “SmartShip” orders.

Our long-term success is dependent on our ability to achieve sustained growth. We are a developing company and had no significant sales history prior to December 2017, when our U.S. based subsidiaries launched their Elevate health and wellness product line. During the period from December 2017 through October 2019, our consolidated sales increased at a fast pace. During the following three years, however, we have experienced sales declines or stagnation. In efforts to restore growth, in the fourth quarter of our fiscal year ended March 31, 2021, we launched a multipronged growth strategy intended to accelerate sales growth, including by: (a) expanding our product offerings in the U.S., (b) initiating operations in countries like South Korea, Singapore, among others, and (c) launching our previously announced membership-based consumer travel products line worldwide. In addition, we have made significant investments in developing and launching a new business brand, “The Happy Co.,” in February 2021, in the U.S. There can be no assurance that these strategic initiatives will result in the consolidated sales growth we anticipate, or any sales growth at all, which could have a material adverse effect on our consolidated business, financial condition, results of operations and cash flows.

Our ability to anticipate and effectively respond to changes in consumer preferences and buying trends in several countries in a timely manner.

Our success depends in part on our ability to anticipate, evaluate, and respond in a timely manner to changes in consumer preferences and buying trends, particularly for health and wellness products, in the countries we operate. We anticipate that continuously changing consumer preferences and buying trends will affect future worldwide demand for health and wellness products, and other consumer products and services. If we do not effectively identify and respond in a timely manner to evolving consumer preferences and buying trends, including consumer demands for health and wellness products and services, our consolidated business, financial condition, results of operations and cash flows may be adversely affected.

Our ability to maintain a positive image and brand acceptance in the dynamic, highly competitive, and sometimes unpredictable marketplace, including the impact of social media.

In recent years, there has been a significant increase in the use by businesses of social media platforms, including informal blogs, social media websites, and other forms of internet-based communications. Social media can enable a business to reach a wide selection of consumers and other targeted audiences, generally in a more cost-effective way than more traditional forms of marketing and advertising. However, negative, inaccurate, or false information about a company or the products it sells may be circulated through social media quickly and may damage a company’s reputation and business. In addition, negative, inaccurate, or false information about a company or the products it sells may be circulated through more traditional communication means. Many consumers and independent distributors of direct-to-consumer companies value readily available information and often act on such information without further investigation. The harm caused by the circulation of negative, inaccurate, or false information about a company or its products may be immediate, and opportunities to redress and correct the information may be slow and costly. If we were the victim of allegations, or the dissemination of negative, inaccurate, or false information, circulated through social media or otherwise, this could adversely impact our reputation and business and could result in the loss of independent distributors and in a decline in our future sales.

13

The Company also uses social media platforms, including Facebook and Instagram, to communicate with existing and prospective customers, independent distributors, vendors, and employees, and to otherwise promote its products and services. Laws and regulations intended to govern the use of the Internet and social media platforms are complex and evolving. If we, our employees, our subsidiaries’ independent distributors, or other third parties acting on our behalf were found to be in violation of any of these laws and regulations, this could result in fines and enforcement actions and adversely impact our reputation and business.

The occurrence of any of these conditions could have a material adverse effect on our consolidated business, financial condition, results of operations and cash flows.

Our dependence on one merchant processor for a material portion of our sales proceeds.

The availability of merchant processing providers willing to serve smaller companies is limited. Substantially all our credit card sales in the U.S. are processed by one merchant processor. Any disruption in the operations of this merchant processor, as a result of organized labor disputes, natural disasters, acts of cyberterrorism or otherwise, could disrupt or substantially decrease our cash flows from operation. If this occurred, particularly for an extended period, we may not be able to meet our obligations, including servicing our debt now or in the future. The occurrence of any of these conditions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our long-term success depends on our ability to attract and retain talented employees and management, and to develop effective management succession plans.

As a growing business, our long-term success depends in large part on our ability to attract and retain talented employees and senior executives who have strong knowledge, experience, and managerial skills, including in the direct selling industry. From time to time, key employees may retire or otherwise leave our business, and we may experience delays or be unsuccessful in attracting and integrating the new staff required to grow and operate our business profitably. In addition, as a growing company with a relatively limited number of executives currently on staff, our ability to develop effective management succession plans is limited. Effective management succession planning is important to our long-term success because failure to effectively transfer knowledge and to complete a smooth management transition could hinder or disrupt our strategic planning initiatives and/or adversely affect future execution of those initiatives and our performance. The occurrence of any of these conditions could have a material adverse effect on our consolidated business, financial condition, results of operations and cash flows.

Our ability to effectively manage and control our operating expenses.

We are a growing company and have not achieved sustained growth and profitability. Our ability to consistently generate earnings from operations depends in large part on our ability to successfully control our operating costs and expenses, while we continue to invest in strategic initiatives intended to grow our sales volume and business infrastructure, including our international footprint. In furtherance of this goal, we have intensified our ongoing activities to control operating costs and expenses, including by strengthening our financial management processes. There can be no assurance that our strategic initiatives and cost control efforts will result in the levels of profitability and positive cash flows that we expect, if at all, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

14

Our quarterly and annual financial performance and potential fluctuations therein.

Our quarterly and annual financial performance may fluctuate and adversely affect the price of our common stock, often for causes outside of our control. For example, consumer demand for our products and services and, as a result, our quarterly and annual consolidated sales levels, may increase or decrease materially, among other things, because of changes in actual or anticipated levels of employment, changes in the interest rates applicable to consumer credit cards, inflation, national or local political uncertainty, increased competition, and changes in consumer sentiment in general in the countries where we operate. In addition, our results of operations and cash flows may decrease because of, among other things, potential increases in our product costs beyond that which we can pass along to our customers, changes in the willingness or ability of our suppliers to provide product to us in a timely manner, increases in labor costs and in payroll tax rates, and changes in the regulatory environment in the countries where we operate. The occurrence of any of these conditions could have a material adverse effect on our quarterly financial performance and adversely affect the price of our common stock.

Our ability to generate sustained positive cash flows from operations or to obtain additional financing, if needed, with which to fund our working capital needs, including servicing or refinancing our debt, now and in the future.

We are a developing company and have not consistently generated sustained positive cash flows from operations. We have experienced significant fluctuations in our operating cash flows, or have otherwise depended on the issuance of equity securities and debt, including convertible notes and short-term borrowings under financing arrangements, in order to meet our working capital needs. For example, during the fiscal year ended March 31, 2023, and 2022, our net cash used in operating activities was $9.0 million and $15.2 million, respectively. If the Company is unable to generate sustained positive cash flows from operations or to obtain additional equity or debt financing, if needed, this could inhibit the Company’s ability to implement its business strategies and to grow its business, service its debt, now or in the future, and otherwise meet its business goals. This could, in turn, have a material adverse effect on its financial condition, results of operations and cash flows.

Our financial performance could be adversely affected by economic downturns, particularly over an extended period.

Our results of operations may be materially impacted by changes in general economic conditions in the countries where our products are sold. The economies in such countries may be adversely affected by changes in government policy and/or by, among other things, changes in levels of employment, changes in tax laws, increases in energy costs, geopolitical conflict, natural disasters or acts of terrorism, widespread health crises, changes in consumer credit card interest rates, inflation, and changes in consumer sentiment in general. For example, business activity in several sectors of the global economy were severely reduced because of the recent COVID pandemic. These conditions, in turn, resulted in significant economic contraction in the countries where we operate. In the event of a significant economic downturn, particularly over an extended period of time, whether as a result of a similar health crisis or otherwise, consumer spending habits could be adversely affected over a longer term, and we could experience lower than expected sales. Any economic downturn could also adversely affect one or more of our key suppliers. The occurrence of any of these events could have a material adverse effect on our business, financial condition, and results of operations.

Our business and financial performance could be adversely affected by inflation.

In recent history, inflation has generally been low in the geographies where we operate. However, at the time of this prospectus, the inflation rate in the United States remains around 5%, primarily as a result of higher energy, housing, and food costs. In the event of a significant increase in consumer prices, particularly over an extended period of time, consumer demand for discretionary products, such as our health and wellness products, could be adversely affected, and we could experience lower than expected sales. In addition, if any of our suppliers implemented price increases, in response to higher raw material, labor, and energy costs or otherwise, we may not be able to pass along such price increases to our customers and our profitability may be reduced. The occurrence of any of these events could have a material adverse effect on our business, financial condition, and results of operations.

The success of our efforts to register our trademarks and to protect certain intellectual property rights.

We have applied for, or are in the process of applying for, trademark protection in the U.S. and in other jurisdictions where we market and distribute or intend to market and distribute our products. We have obtained 28 trademarks and have over 13 pending trademark applications in the U.S. We anticipate securing additional U.S. trademarks and foreign trademarks. Trademark protection is increasingly important to our business. If we fail to register or enforce our intellectual property rights or if our intellectual property rights are successfully challenged, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

15

Several of our products are manufactured under formulations and processes owned by some of our key vendors. Some of our key vendors have registered or applied for patent registrations to maintain exclusivity over the ingredients, formulation and processes, and the integrated products they supply to us. Such existing or potential patents, the underlying ingredients, formulation and processes, and integrated products could be material to our business. The Company reserves the right to join in any actions to defend against any infringement on such vendor-owned patents that could adversely affect the products the Company sells. If we, and our vendors, were unsuccessful in protecting such intellectual property rights, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our potential unintended infringement on the intellectual property rights of others.

The health and wellness industry is competitive and characterized by the need for trademarks to protect intellectual property rights, and by claims of infringement or other violation of intellectual property rights. A third party may assert that one or more of our products violates that party’s intellectual property rights. Any successful intellectual property claim against us in the future could result in significant financial liability and/or prevent us from selling the affected product afterwards. In addition, the resolution of infringement claims may require that we redesign our products, obtain licenses to use intellectual property belonging to a third party, or cease using the intellectual property altogether. Moreover, any intellectual property claim, regardless of its merits, could be expensive and time-consuming to defend against. As a result, claims based on allegations of infringement or other violations of intellectual property rights, regardless of the outcome, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

From time to time, we are a party to lawsuits and other claims that may result in adverse outcomes.

In recent years, we have been a party to several claims and lawsuits arising from a wide variety of business activities, including acquisition-related contingencies, disputes between the Company and certain former officers, disputes between the Company and certain shareholders, and disputes between the Company and former independent distributors. Litigation and other claims are subject to inherent uncertainties and management’s assessment of these uncertainties may change in the future, including as a result of new information. A material adverse impact to our consolidated financial position and results of operations could occur in a period in which an unfavorable outcome becomes probable and reasonably estimable, and a material adverse cash flow could occur in the period when these lawsuits or claims are settled.

Our efforts to expand into foreign markets will increasingly expose us to foreign currency exchange rate fluctuations, and other risks inherent to foreign operations.

During the fiscal years ended March 31, 2023 and 2022, 91% and 87%, respectively, of our sales have been to customers and independent distributors located in the United States. However, as part of our strategic growth initiatives, in recent years we initiated efforts to expand our operations in other countries, mainly in Asia. As a result, the amount of our reported consolidated sales, expenses, and cash flows may be significantly affected by fluctuations in the relevant foreign currency exchange rates, as we translate the financial statements of our foreign operations from their functional currency into our reporting currency, the U.S. Dollar. In addition, as a multinational consolidated group, we and some of our domestic or foreign affiliates may obtain and hold assets and liabilities denominated in a currency different from our or their functional currency, in the normal course of business. As a result, we and some of our affiliates may incur foreign currency transaction gains and losses in connection with such assets and liabilities.

Our business may also become exposed to more adverse economic, regulatory, and other conditions in the international areas to which we market and distribute our products now or in the future, compared to those in the U.S. For example, our future international operations may result in exposure to more restrictive consumer safety, product labeling and other consumer product regulations; more restrictive labor laws and regulations; more frequent or unexpected changes in the regulatory environments; more economic volatility; higher rates of inflation; or higher political instability, compared to the U.S. Furthermore, our international operations may expose us to higher consolidated income tax rates, import and export restrictions and tariffs, restrictions on the expatriation of cash to the U.S., and potentially adverse changes in trade agreements between the U.S. and a particular foreign country where we market and distribute our products now or in the future.

16

The occurrence of any of these conditions could have a material adverse effect on our future business, financial condition, results of operations and cash flows.

Our ability to respond to any natural disasters, epidemics, and other health emergencies, or acts of violence or terrorism that may affect our customers and/or our business effectively and cost-efficiently.

The occurrence of natural disasters, epidemics or other health emergencies, or acts of violence or terrorism in the geographies we market and distribute our products now and in the future, could result in physical damage to our property, the temporary or long-term closure of a facility, the temporary or long-term disruption in the supply of products (or a substantial increase in the cost of those products) to us, the temporary or long-term reduction in our ability to sell products and grow our business, and/or the temporary reduction in consumer demand for our products and services. In addition, if one or more natural disasters, epidemics, or other health emergencies, or acts of violence or terrorism were to impact our global business, our insurance costs may rise significantly afterwards. The occurrence of any of these conditions could have a material adverse effect on our financial condition, results of operations and cash flows.

Risks Associated with our Products, and with Product and Consumer Laws and Regulations:

Our dependence on one supplier for a significant portion of the products we sell and the potential for material disruptions in our supply chain or potential increases in the prices of the products we purchase beyond what we can pass along to our customers.

We depend on one supplier for a significant portion of the products we sell. Any disruption or substantial decrease in the supply of product by this supplier, as a result of a shortage of raw materials, organized labor disputes, natural disasters, acts of cyberterrorism, or otherwise, could disrupt or substantially decrease our ability to fulfill customer orders. If this occurred, particularly for an extended period, we may not be able to continue to offer these or similar products and our future sales may decline. In such event, we may not be able to offset the decline in sales through substitution of product, price increases, or otherwise. In addition, if this supplier or any of our suppliers implemented unilateral price increases, we may not be able to pass along such price increases to our customers and our profitability may be reduced. Further, if this supplier or any of our suppliers fails to continue to supply product of adequate quality and in a timely fashion to us, this could adversely affect our future sales. The occurrence of any of these conditions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Past or future reformulations of our products, including in response to potential governmental enforcement action, could be negatively received by our independent sales force and customers, and adversely impact future sales.

As part of our commitment to continuously improve our products, we introduce product reformulations and other product enhancements from time to time. In addition, we may be required to modify our product formulations from time to time to comply with existing or new regulations in the future, including in response to potential governmental enforcement action. Changes to our product formulations, whether as a result of potential governmental enforcement action or not, could be negatively received by our independent sales force and customers, and could adversely impact future sales, and our business, financial condition, results of operations and cash flows.

Potential product liability claims could harm our business.

Historically, product liability claims have not been material to our business. However, given the increase in product liability claim activity in recent years and the increased application of a “strict liability” legal standard to those claims particularly in the U.S., we purchase product liability insurance to minimize the financial risks associated with such claims or potential claims. The sources of product liability insurance coverage in the countries where we market and distribute our products are limited, product liability coverage is increasingly expensive, and product liability insurance policies contain many exclusions. We believe our product liability insurance policies significantly mitigate the potentially adverse financial impact to us resulting from most potential product liability claims. However, there can be no assurance that our product liability coverages are adequate to protect us sufficiently and against all potential claims. For example, if any of our products is found to have caused personal injury to a consumer, we might be subjected to liability substantially in excess of our insurance coverages. Any of these conditions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Nutritional supplements are often supported only by limited available clinical studies.

Nutritional supplements, such as many of the Company’s health and wellness products, have a long history of human consumption. Some of our products may contain innovative ingredients or contain combinations of ingredients. Although we believe that all our products are safe when taken as directed, there is only limited data available about human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We and our key suppliers conduct research and test the formulation and production of our products, however, there are only limited, if any, conclusive clinical studies available about our products and similar product in the marketplace. Furthermore, because we are highly dependent on consumer perception of the efficacy, safety, and quality of our products, we could be adversely affected in the event that our products, or similar product in the marketplace, are proven or asserted to be ineffective or harmful to consumers or in the event of publicity associated with any adverse effects resulting from the use or misuse of our products, or similar products in the marketplace. Any of these conditions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we fail to maintain satisfactory compliance with the regulations of the United States Food and Drug Administration and other governmental agencies in the United States and abroad, we may be forced to recall products and cease their manufacture and distribution, and we could be subject to civil, criminal or monetary penalties.

Our operations are subject to regulation by different state and federal government agencies in the United States and other countries, as well as to the standards established by international standards bodies. If we fail to comply with those regulations or standards, we could be subject to fines, penalties, criminal prosecution or other sanctions. Some of our products are subject to regulation by the United States Food and Drug Administration and similar foreign and domestic agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, promotion, sales and distribution. If we fail to comply with those regulations or standards, we may have to recall products, cease their manufacture and distribution, and may be subject to fines or criminal prosecution.

We are also subject to a variety of laws, regulations and standards that govern, among other things, the importation and exportation of products, the handling, transportation and manufacture of toxic or hazardous substances, the collection, storage, transfer, use, disclosure, retention and other processing of personal data, and our business practices in the United States and abroad such as anti-bribery, anti-corruption and competition laws. This requires that we devote substantial resources to maintaining our compliance with those laws, regulations and standards. A failure to do so could result in the imposition of civil, criminal or monetary penalties having a material adverse effect on our operations.

Our ability to comply with current consumer product laws and regulations or our becoming subject to new or more stringent consumer product laws and regulations in the future.

Our business and the products we sell are subject to several national, state, and local laws and regulations in the countries where we currently market and distribute or intend to market and distribute our products. These laws and regulations generally govern the composition, packaging, labeling and consumer safety of the products we sell, as well as the information we use to market these products. In addition, the laws and regulations applicable to us and our products may become more stringent in the future. For example, the State of California enforces recent legislation that requires that “clear and reasonable” warnings be given to consumers who are exposed to chemicals known to the State of California to cause cancer or reproductive toxicity. Although we actively seek to comply with the requirements of this and all other laws and regulations applicable to our business and products, there can be no assurance our products would not be found to be defective in labeling or content, or that the labeling and content of our products will not be challenged in civil or enforcement actions in the future. Our continued compliance with existing or new consumer product laws and regulations could also require the review and possible reformulation or relabeling of our products, as well as the potential removal of some products from the marketplace. In addition, the existence of more stringent consumer product laws and regulation in countries where we intend to market and distribute our products, could hinder our ability to grow our business into such countries. If we were found to be in violation of existing or new consumer product laws or regulations in the future, this could result in significant fines or damages and other enforcement actions, in addition to significant costs and expenses to defend the resulting claims. The occurrence of any of these conditions could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Risks Associated with our System of Internal Controls, and with our Disclosure Controls:

If we fail to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our securities.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal control over financial reporting, and disclosure controls and procedures. Under Section 404(a) of the Sarbanes-Oxley Act, we are required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This report must include disclosure of any material weaknesses identified by our management during its periodic assessment of our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis. Our compliance with Section 404(a) of the Sarbanes-Oxley Act requires that we incur substantial accounting expense, and that our management spend significant time and efforts in its assessment of such internal control over financial reporting.

During the evaluation process, if we identify one or more material weaknesses in our internal control over financial reporting, we would be required to implement remediation procedures aimed at mitigating the control weakness or weaknesses. Until such remediation procedures succeed in mitigating the control weakness or weaknesses, we would be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to timely and accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting in the future, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our securities could decline, and we could be subject to enforcement actions by the SEC or other regulatory authorities. Any failure to promptly remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by us in reports we file or submit under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is accumulated and communicated to management, recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and executed, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple human error or mistake. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in any control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

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Risks Associated with our Information Technology Systems and with Cybersecurity:

We may be adversely affected by any disruption in our information technology systems.

We depend on our information technology systems to manage most of our major business functions, including sales order processing, independent sales force service and support, billings and collection, human resources and recordkeeping, and accounting and reporting. More specifically, we rely upon our information technology systems to procure and replenish inventory, to fulfill and ship customer orders, to coordinate our sales activities across several functional areas, to carry out our administrative activities, and to protect personal or sensitive information about our customers, independent distributors, employees, vendors, and other business partners that we received in the ordinary course of our business. A substantial disruption in our information technology systems could result in delays in receiving product and in filling customer orders, and adversely affect our relationships with our customers, independent distributors, employees, vendors, and other business partners, and damage our reputation and business.

As our operations rapidly grow in both size and scope, we continuously need to scale and upgrade our systems and infrastructure to meet increased demand, while preserving their reliability and integrity. For example, we recently implemented an information system upgrade in the U.S. to better accommodate our current and anticipated growth. Any expansion or upgrade to our systems and infrastructure in the future will require us to commit substantial financial, operational, technical, and human resources before the volume of our business increases, with no assurance that the volume of business will increase to the extent we expect or at all. Also, there can be no assurance that any system expansion or upgrade will result in the anticipated benefits and efficiencies, or that the costs of such system expansion or upgrade will not outweigh the benefits and efficiencies derived.

Any of these conditions could have a material adverse effect on our financial condition, results of operations and cash flows.

We may be adversely affected by potential acts of cyberterrorism.

The normal course of our business requires the collection, transmission, and retention of large volumes of confidential and proprietary information, including personal or confidential information of our customers, independent distributors, suppliers, and employees in the information technology systems that we maintain and in those maintained by certain third parties with which we do business. We operate in a global environment characterized by increasing threats of cyberterrorism. Information technology system threats can take a variety of forms. Individual hackers, groups of hackers, and sophisticated organizations, including state-sponsored organizations or nation-states, often commit cyberattacks that pose threats to government, military, educational, and business institutions, among others. These actors could use a wide variety of methods, which could include the development and deployment of malicious software or exploiting vulnerabilities in hardware, software, or other infrastructure in order to gain access to networks and data, potentially compromising sensitive customer, independent distributor, supplier, employee, or other information.

Cyber-threats are constantly evolving, making it increasingly difficult to prevent, detect and successfully defend against. A potential breach of our facilities, data systems or data security could disrupt the operations of our information technology systems and business, impair our ability to ship product or provide services to our customers, and potentially compromise the privacy of our data, including our confidential or technical business information. In addition, the risk of one or more cybersecurity incidents may be heightened as many of our employees work remotely. Any of these things could harm our reputation or competitive position, require us to allocate more resources to improve our systems, technologies, and infrastructure, or otherwise adversely affect our business, financial condition, results of operations and cash flows.

Risks Associated with our Common Stock, with our Preferred Shareholder Rights, and with the current concentration of the majority of our Common Stock under the control of a corporate shareholder:

Future sales and issuances of our Common Stock or rights to purchase our Common Stock, including issuances pursuant to stock warrants currently outstanding, could result in additional dilution of the percentage ownership by our existing stockholders and could cause our trading price to decline.

We expect that significant additional capital will be needed in the future to fund our planned growth, including our ongoing efforts to expand our footprint outside the U.S. To raise capital, we may sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of equity or equity-linked securities, together with future conversions of our Preferred Stock and exercises of stock warrants currently outstanding or granted in the future, and shares issued in connection with future acquisitions, if any, may result in material dilution to the equity interests of our existing investors. In addition, as a result of such future issuances, new investors could gain rights, preferences and privileges senior to those of the current holders of our common stock.

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Our Board of Directors may adopt an equity compensation plan in the future to enhance our efforts to attract and reward employees, executives, and consultants with grants of equity-based awards. Future issuances of equity-based awards, including issuances under any such future equity compensation plan, may result in material dilution to the equity interests of our existing investors and have an adverse effect on the market price of our securities.

Our common stock has historically had a limited market and high stock price volatility. If an active trading market for our common stock develops, trading prices for our stock may be more volatile.

The principal U.S. market for our common stock is the OTC Pink Market, an over-the-counter trading platforms market operated by OTC Markets Group Inc. Our common stock has historically had limited daily trading activity. In addition, the price of our stock has historically been volatile. For example, as of March 28, 2024, the 52-week trading price for our common stock has ranged from $0.0010 to $0.0210 per share. Many factors, some of which are beyond our control, may cause the price of our common stock to decline over the short-term or over a long-term, regardless of our operating results. These factors include, among others, fluctuations in our operating results; trends or adverse publicity related to our business, products, competitors or industry; the unwillingness of some stockbrokers to place trading orders in our stock and the resulting limitations in the number of stockbrokers willing to trade our stock; the concentration of a large number of shares of our common stock in one or a few stockholders, the sale of our common stock by one or more significant stockholders, changes in the economic conditions in the geographies where we operate, and a decline in the stock market in general. If an active market for our common stock develops, trading prices for our stock may be more volatile and expose our stockholders to a higher risk of loss of principal over the short-term or over a long-term.

Certain rights of our preferred stockholders may limit your rights as a common stockholder.

The Company’s authorized capital stock structure is comprised of multiple classes of Common Stock (Class A and Class B) as well as Preferred Stock (Series A, B, C and D). As of March 31, 2023, there were 347,451,880 shares of its Class A Common Stock, 3,100,000 shares of its Series A Preferred Stock; and 3,220,000 shares of its Series C Preferred Stock issued and outstanding. Effective August 31, 2023, we established the Series D Preferred Stock, which consists of 26,000 shares issued and outstanding. There are no shares of the Company’s Class B Common Stock or Series B Preferred Stock currently issued and outstanding.

The rights of the holders of Series A and Series C Preferred Stock are set out in a Certificate of Designation (for each such series) filed in the State of Nevada. Pursuant to such Certificates of Designation, each share of Series A and Series C Preferred Stock entitles the holder to one vote and is convertible into one share of our common stock, at the option of the holder, subject to certain regulatory restrictions. In addition, pursuant to such Certificates of Designation, the affirmative vote of the holders of at least 86% of the shares of the Series A and the Series C Preferred Stock outstanding is required for the Board to declare and pay dividends and other distributions upon the shares of the Company’s common stock, unless, with respect to a cash dividend, the holders of the Company’s Preferred Stock (including the Series A and the Series C Preferred Stock) are to receive the same cash dividend as the common stock, on an if converted basis. Further, the shares of our Preferred Stock are senior to the shares of our common stock with regards to distributions in the event of dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary.

The rights of the holders of the Series D Preferred Stock are set out in the Certificate of Designation filed in the state of Nevada. Pursuant to such Certificate of Designation, from the first date of issuance of any Series D Preferred Stock, each Holder of the Series D Preferred Stock (each a “Holder”) shall be entitled to receive cumulative dividends be paid by the Company in cash at the rate of twenty-five percent (25%) per annum of the net operating income of the Company for its calendar year. Accrued and unpaid dividends are cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be operating income or surplus available for the payment of dividends in such fiscal year. Accrued and unpaid dividends shall be payable in cash commencing June 1, 2024 and continuing each annual anniversary of such date, until such Series D Preferred Stock is called by the Company. So long as the Series D Preferred Stock is outstanding, a majority of Holders (owning fifty percent (50%) or more) of Preferred D Stock will be entitled to designate individuals to the board of directors of the Company as necessary to maintain a ratio of at least 28.5% of the filled Board seats, subject to confirmation by the Board, to fill any vacancy in such Board seats and to remove and replace any individuals designated to fill such Board seats. Without the prior written consent of the holders of fifty percent (50%) or more of the outstanding shares of the Series D Preferred Stock, the Company shall not (i) authorize or issue additional or other capital stock that is of junior, equal or greater rank to the shares of the Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company, (ii) amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock, and (iii) directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock, if any shares of the Series D Preferred Stock are outstanding.

The preferred shareholder rights discussed above may constitute a material limitation on the rights of our common stockholders, including the right to receive dividends and other to distributions, if any. The reduced disclosure requirements applicable to us as a “smaller reporting company” may make our common stock less attractive to investors.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act. As permitted by scaled disclosure requirements applicable to smaller reporting companies under the Exchange Act, the information we disclose may differ or be less comprehensive, when compared to that of larger filers. If some investors find our common stock less attractive as a result of less comprehensive information we may disclose pursuant to the exemptions available to us as a smaller reporting company, there may be a less active trading market for our common stock and our stock price may be more volatile than that of an otherwise comparable company that does not avail itself of the same or similar exemptions.

The conversion or exercise, as applicable, of the outstanding Series A Preferred Stock and Series C Preferred Stock could substantially dilute your investment and adversely affect the market price of our common stock.

As of March 31, 2024, the Series A Preferred Stock are convertible into an aggregate of 3,100,000 shares of common stock. The Series C Preferred Stock are convertible into an aggregate of 3,220,000 shares of common stock.

In addition, sales of a substantial number of shares of common stock issued upon the conversion or exercise, as applicable, of the outstanding Series A Preferred Stock, Series C Preferred Stock, or even the perception that such sales could occur, could adversely affect the market price of our common stock. The conversion or exercise of such securities could result in dilution in the interests of our other stockholders and adversely affect the market price of our common stock.

Sales of a substantial amount of common stock in the public market or the perception that these sales could occur, could cause the market price of common stock to decline.

Sales of a substantial number of shares of common stock in the public market or the perception that these sales might occur could cause the market price of common stock to decline. In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

A decline in the price of common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of common stock could result in a reduction in the liquidity of the common stock and a reduction in our ability to raise capital. A decline in the price of common stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If our common stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

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We will be required to raise additional capital in order to develop our technology and scale our operations. However, we may be unable to raise additional capital needed to fund and grow our business.

We will need additional capital to scale our operations. We will not be able to continue product development and our commercial deliveries if we cannot raise additional debt and/or equity financing.

We may not be able to increase our capital resources by engaging in additional debt or equity financings. Even if we complete such financings, they may result in dilution to our existing investors and include additional rights or terms that may be unfavorable to our existing investor base. These circumstances could materially and adversely affect our financial results and impair our ability to achieve our business objectives. Additionally, we may be required to accept terms that restrict our ability to incur additional indebtedness or take other actions (including terms that require us to maintain specified liquidity or other ratios) that would otherwise be in the best interests of our stockholders.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following the completion of this offering could cause the market price for our common stock to decline.

The sale of substantial amounts of shares of our common stock in the public market after this offering, or the perception that such sales could occur, including sales by our founders, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon completion of this offering, we will have a total of [__] shares of our common stock outstanding (or [__] shares if the underwriters exercise their option to purchase additional shares). Of the outstanding shares, the    shares sold in this offering (or [__] shares if the underwriters exercise their option to purchase additional shares) will be freely tradable without restriction or further registration under the Securities Act, except that any shares held by our affiliates, as that term is defined under Rule 144 of the Securities Act (“Rule 144”), including our directors, executive officers, and other affiliates, may be sold only in compliance with the limitations described in “Shares Eligible for Future Sale.”

The remaining outstanding [__] shares of common stock held by our existing stockholders after this offering will be deemed restricted securities under the meaning of Rule 144 and may be sold in the public market only if registered or if they qualify for an exemption from registration, including the exemptions pursuant to Rule 144 and Rule 701 under the Securities Act. In addition, we, our executive officers, directors, and substantially all of our stockholders will sign lock-up agreements with the underwriters that will, subject to certain customary exceptions, restrict the sale of the shares of our common stock and certain other securities held by them for 180 days following the date of this prospectus. Revere Securities LLC, in their sole discretion and at any time without notice, may release all or any portion of the shares or securities subject to any such lock-up agreements. See “Underwriting” for a description of these lock-up agreements.

In addition, certain of our existing stockholders have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, such existing stockholders could cause the prevailing market price of our common stock to decline. Registration of any of these outstanding shares of our common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. See “Shares Eligible for Future Sale.”

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to our equity compensation plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

As restrictions on resale end, or if the existing stockholders exercise their registration rights, the market price of our shares of common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

Even if the Board approves a reverse stock split of our common stock at the currently approved ratio, we cannot assure you that the market price of our common stock will remain high enough for such reverse split to have the intended effect of complying with Nasdaq’s minimum bid price requirement.

In connection with this offering and the uplist of our common stock to Nasdaq, we intend to effect a reverse stock split of our common stock at the currently approved ratio to allow us to obtain Nasdaq approval of our initial listing application to list our common stock on Nasdaq. Even if the Board approves a reverse stock split of our common stock at the currently approved ratio, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and thus jeopardize our ability to meet or maintain the Nasdaq’s minimum bid price requirement.

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Risks Related to Current World Events

An escalation of the current war in Ukraine, generalized geopolitical conflict in Europe, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

Risks Related to This Offering and The Reverse Stock Split

Our stock price may be volatile, and you could lose all or part of your investment.

The trading price of our common stock following this offering may fluctuate substantially and may be higher or lower than the public offering price. This may be especially true for companies with a small public float. The trading price of our common stock following this offering will depend on several factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment in our securities since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include:

●	changes to our industry, including demand and regulations;

●	we may not be able to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	our ability to obtain working capital financing as required;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	any major change in our management; and

●	changes in accounting standards, procedures, guidelines, interpretations or principles.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of our common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. If the market price of our common stock after this offering does not exceed the per share public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Further, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

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You will experience dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a future financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and potentially substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment will likely be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Since we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, stock price appreciation, if any, will be your sole source of gain.

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common stock will be your sole source of gain for the foreseeable future.

We may need additional capital, and we may be unable to obtain such capital in a timely manner or on acceptable terms, or at all. Furthermore, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

To grow our business and remain competitive, we may require additional capital from time to time for our daily operation. In addition to the proceeds of this offering, we may continue to seek capital through private placement transactions. Our ability to obtain additional capital is subject to a variety of uncertainties, including:

●	our market position and competitiveness in our industry;

●	our future profitability, overall financial condition, results of operations and cash flows; and

●	economic, political and other conditions in the U.S.

We may be unable to obtain additional capital in a timely manner or on acceptable terms or at all. In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.

Our existing stockholders have substantial influence over our Company and their interests may not be aligned with the interests of our other stockholders, which may discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their securities.

As of the date of this prospectus, certain stockholders of management control an aggregate majority of voting power in us. As a result, these stockholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may discourage, delay or prevent a change in our control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of any contemplated sale of our Company and may reduce the price of our common stock.

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Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share of common stock will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $[●] per share, based on the assumed public offering price of $[●] per share of common stock, the last reported bid price of our common stock on the OTC Pink on [●], 2024. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The proposed Reverse Stock Split could cause our stock price to decline relative to its value before the split and decrease the liquidity of shares of our common stock.

We plan to effect a reverse stock split of our issued and outstanding common stock immediately following the effectiveness but prior to the closing of this offering in order to achieve a sufficient increase in our stock price to enable us to qualify for listing on the Nasdaq Capital Market. There is no assurance that the reverse stock split will not cause an actual decline in the value of our outstanding common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the proposed Reverse Stock Split, we cannot assure you that we will be able to continue to comply with listing standards of the Nasdaq Capital Market.

We have applied to list our common stock on the Nasdaq Capital Market in connection with this offering. Following the proposed reverse stock split, we expect that our common stock will be eligible to be quoted on the Nasdaq Capital Market. For our common stock to be so listed, we must meet the current listing standards of the Nasdaq Capital Market, including the minimum bid price requirement. There can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the minimum bid price requirement of the Nasdaq Capital Market. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In addition, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the minimum bid price requirement of the Nasdaq Capital Market. If we fail to comply with the minimum bid price requirement, our securities could be delisted.

25

In addition to the minimum bid price requirement for continuing compliance with the Nasdaq Capital Market continued listing standards, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. For example, we may lose an independent director on our Audit Committee which we intend to form, who cannot readily be replaced. Our failure to meet these requirements may result in our common stock sold in this offering being delisted from the Nasdaq Capital Market, irrespective of our compliance with the minimum bid price requirement.

If our common stock were to be delisted from the Nasdaq Capital Market, our common stock could revert to trading on the OTC Pink Market or another over-the-counter platform following any delisting from Nasdaq Capital Market. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, as we are seeking additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

Risks Related to Current World Events

An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere, may adversely affect our business.

An escalation of the current war in Ukraine, generalized conflict in Europe, or the emergence of conflict elsewhere may adversely affect our business if the U.S. capital markets become risk averse for a prolonged period of time, and/or there is a general slowdown in the global economy.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of common stock in this offering will be approximately $[●], or approximately $[●] if the underwriters exercise in full their option to purchase additional shares of common stock, based on an assumed public offering price of $[●] per share, the last reported bid price of our common stock on the OTC Pink as reported on [●], 2024, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed public offering price per share of common stock would increase (decrease) the net proceeds to us from this offering by approximately $[●], or approximately $[●] if the underwriters exercise their over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. We intend to use the net proceeds from this offering for business development, working capital and general corporate purposes. We have presumed that we will receive aggregate gross proceeds of $[●] from this offering (excluding any proceeds received from exercise of the over-allotment by the underwriter, if any) and will incur $[●] in offering costs, commissions and fees.

The use of the proceeds represents management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although we do not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was a limited public market for our common stock. We and the underwriters will determine at what price we may sell the common stock offered by this prospectus. As of [●], 2024, the last reported bid price for our common stock as reported on the OTC Pink was $[●] per share. The principal factors to be considered when determining the public offering price include:

●	our negotiation with the investors;
●	the information set forth in this prospectus
●	our history and prospects and the history and prospects for the industry in which we compete;
●	our past and present financial performance;
●	our prospects for future earnings and the present state of our development;
●	the general condition of the securities market at the time of this offering;
●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
●	other factors deemed relevant by the underwriters and us.

MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market and Other Information

Our common stock is traded on the OCT Pink under the trading symbol “SHRG”. On [●], 2024, the reported closing price of our common stock was $[●] per share. Quotations on the OTC reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. Quotations for our common stock are available on otcmarkets.com.

We have applied to list our common stock under the symbol “SHRG” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2023, on:

●	an actual basis;

●	on a pro forma as adjusted basis to reflect the sale by us of an assumed [●] shares of common stock at an assumed public offering price of $[●] per share, the last reported sale price of our common stock as reported on the OTC Pink on [●], 2024, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The pro forma as adjusted information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	December 31, 2023
	Actual	Pro Forma	Pro Forma, as Adjusted (1)
	(Unaudited)	(Unaudited)	(Unaudited)

Cash	$737,850	$-	$-
Note payable	1,200,000	-	-
		-	-
Preferred stock, $0.0001 par value,
Series A convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,100,000 shares issued and outstanding as of December 31, 2023, and March 31, 2023, respectively	310	-	-
Series B convertible preferred stock, $0.0001 par value, no shares issued and outstanding		-	-
Series C convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,220,000 shares issued and outstanding at December 31 and March 31, 2023, respectively	322	-	-
Series D preferred stock, $0.0001 par value, 26,000 shares issued and outstanding	3
Class A common stock, $0.0001 par value, 2,000,000,000
Class A common stock, $0.0001 par value, 1,990,000,000 shares designated, 376,328,885 shares and 347,451,880 shares issued and outstanding at December 31 and March 31, 2023, respectively	37,633	-	-
Class B common stock, $0.0001 par value, 10,000,000 shares designated, no shares issued and outstanding		-	-
		-	-
Additional paid in capital	110,699,858	-	-
Accumulated other comprehensive loss	(339,942)	-	-
Shares to be issued	12,146	-	-
Accumulated deficit	(111,230,122)	-	-
Total Stockholders’ Deficit	(819,792)	-	-
Total liabilities and stockholders’ equity (2)	$7,821,341	$-	$-

(1) All components to derive total liabilities and stockholders’ deficit are not included. See Condensed Consolidated Financial Statements, presented further in this document, for all line items.

(2) Each $1.00 increase (decrease) in the assumed public offering price of [●] per share of common stock, the last reported bid price of our common stock as reported on the OTC Pink on [●], 2024, would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $[●] million, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] shares of common stock offered by us would increase (decrease) each of cash, total stockholders’ (deficit) equity and total capitalization by approximately $[●] million, assuming that the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of common stock that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of the date of this prospectus, does not give effect to the reverse stock split, and excludes the following:

●	[●] shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $[●] per share and weighted average time to expiration of [●] years;
●	[●] shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock; and
●	[●] shares of common stock issuable upon the conversion of our outstanding Series C Convertible Preferred Stock.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities less debt discounts, by the number of our outstanding common stock as of December 31, 2023. Our historical net tangible book value as of December 31, 2023, was $[●] or $[●] per share based upon shares of common stock outstanding on such date.

Our pro forma net tangible book value as of the date of this prospectus is $[●] or $[●] per share of common stock.

After giving effect to our receipt of approximately $[●] million of estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, from our sale of common stock in this offering at an assumed public offering price of  $[●] per share of common stock, the last reported bid price of our common stock as reported on the OTC Pink on [●], 2024, our pro forma as adjusted net tangible book value as of March 31, 2023, would have been approximately $[●] million, or $[●] per share. This amount represents an immediate increase in net pro forma tangible book value of $[●] per share of our common stock to existing stockholders and an immediate dilution in the pro forma net tangible book value of $[●] per share of our common stock to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price			$

Historical net tangible book value (deficit) per share as of December 31, 2023		$0.00

Pro forma increase in net tangible book value per share attributable to the adjustments described above		$–
Pro forma net tangible book value as of December 31, 2023		$0.00

Increase in pro forma net tangible book value per share attributable to investors participating in this offering	$

Pro forma as adjusted net tangible book per share value immediately after this offering			$

Dilution per share to net investors in this offering			$

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering to be determined at pricing. Each $1.00 increase (decrease) in the assumed public offering price of $[●] per share, the last reported bid price of our common stock as reported on the OTC Pink on [●], 2024, would increase (decrease) the pro forma net tangible book value per share by approximately $[●] million, or by approximately $[●] per share, assuming the number of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of [●] in the number of shares offered by us would increase (decrease) the pro forma net tangible book value per share by approximately $[●] million, or approximately $[●] per share, assuming the assumed public offering price remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their option to purchase additional shares of common stock in full in this offering, the net tangible book value after this offering would be approximately $[●] million, or approximately $[●] per share, the increase in net tangible book value to existing stockholders would be $[●] per share, and the dilution per share to new investors would be $[●] per share, in each case based on an assumed public offering price of $[●] per share, the last reported bid price of our common stock as reported on the OTC Pink on [●], 2024.

The number of shares of common stock that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of the date of this prospectus, does not give effect to the reverse stock split, and excludes the following:

●	[●] shares of common stock issuable upon the exercise of outstanding options and warrants with a weighted average exercise price of $[●] per share and weighted average time to expiration of [●] years;
●	[●] shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock; and
●	[●] shares of common stock issuable upon the conversion of our outstanding Series C Convertible Preferred Stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

This prospectus contains forward-looking statements. Forward-looking statements for Sharing Services reflect current expectations, as of the date of this prospectus, and involve certain risks and uncertainties. Actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors.

Summary Results of Operations:

	Three Months Ended				Nine Months Ended
	December 31, 2023	December 31, 2022	Increase (Decrease)	% Change	December 31, 2023	December 31, 2022	Increase (Decrease)	% Change
Net sales	$2,885,645	$3,245,903	$(360,258)	-11.1%	$8,172,469	$12,737,673	$(4,565,204)	-35.8%
Gross profit	$2,183,962	$1,602,792	$581,170	36.3%	$5,955,154	$7,677,757	$(1,722,604)	-22.4%
Total operating expenses	$(2,920,633)	$(5,606,866)	$2,686,233	-47.9%	$(9,488,490)	$(19,511,086)	$10,022,596	-51.4%
Operating loss	$(736,671)	$(4,004,074)	$3,267,403	-81.6%	$(3,533,336)	$(11,833,329)	$8,299,993	-70.1%
Non-Operating (expense), net	$(154,371)	$(6,916,748)	$6,762,377	-97.8%	$(1,236,854)	$(19,720,337)	$18,483,483	-93.7%
Loss before income taxes	$(891,042)	$(10,920,822)	$10,029,780	-91.8%	$(4,770,190)	$(31,553,666)	$26,783,476	-84.9%
Income tax (benefit) expense	$3,554	$104,129	$(100,575)	-96.6%	$3,554	$(789,803)	$793,357	-100.4%
Net loss	$(894,596)	$(11,024,951)	$10,130,355	-91.9%	$(4,773,744)	$(30,763,863)	$25,990,119	-84.5%

Highlights for the Three months ended December 31, 2023:

●	For the three months ended December 31, 2023, our consolidated net sales decreased $0.4 million, or 11.1%, compared to the three months ended December 31, 2022.

●	For the three months ended December 31, 2023, our consolidated gross profit increased $0.6 million, or 36.3%, compared to the three months ended December 31, 2022. Our consolidated gross margin was 75.7% for the three months ended December 31, 2023, compared to 49.4% for the three months ended December 31, 2022.

●	For the three months ended December 31, 2023, our consolidated operating expenses decreased $2.7 million, or 47.9% to 2.9 million, compared to the three months ended December 31, 2022.

●	For the three months ended December 31, 2023, our consolidated operating loss was $0.7 million, compared to operating loss of $4.0 million for the three months ended December 31, 2022.

●	For the three months ended December 31, 2023, our consolidated net non-operating expense was $0.2 million, compared to net non-operating expense of $6.9 million for the three months ended December 31, 2022.

●	For the three months ended December 31, 2023, our consolidated net loss was approximately $0.9 million, compared to $11.0 million for the three months ended December 31, 2022. For the three months ended December 31, 2023, and 2022, our basic and diluted loss per share was $0.002 and $0.04, respectively

	Fiscal Year Ended March 31,		Increase	%
	2023	2022	(Decrease)	Change
Net sales	$16,102,136	$34,424,314	$(18,322,178)	-53.2%
Gross profit	9,256,670	23,622,443	(14,365,773)	-60.8%
Operating expenses	(24,071,575)	(36,954,618)	(12,883,043)	-34.9%
Operating loss	(14,814,905)	(13,332,175)	1,482,730	11.1%
Non-operating loss, net	(22,870,258)	(6,810,312)	16,059,946	235.8%
Loss before income taxes	(37,685,163)	(20,142,487)	17,542,676	87.1%
Income tax benefit	-	(3,035,990)	(3,535,990)	-100.0%
Net loss	$(37,685,163)	$(17,106,497)	$20,578,666	120.3%

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Highlights for the Fiscal Year Ended March 31, 2023:

●	For the fiscal year ended March 31, 2023, our consolidated net sales decreased by $18.3 million, to $16.1 million, compared to $34.4 million for the fiscal year ended March 31, 2022, primarily as a result of a decline in consumer orders, a decline in the number of new and continuing active distributors, and the generally adverse impact on consumer buying trends resulting from the COVID pandemic.

●	For the fiscal year ended March 31, 2023, our consolidated gross profit decreased by $14.4 million, to $9.3 million, compared to $23.6 million for the fiscal year ended March 31, 2022, and our consolidated gross margin was 57.5% and 69.1%, respectively, primarily as a result of an increase in our provision for expiring, damaged or excess (slow-moving) inventory of $1 .8 million and by aggressive product pricing.

●	For the fiscal year ended March 31, 2023, our consolidated operating loss was $14.8 million compared to $13.3 million for the fiscal year ended March 31, 2022.

●	For the fiscal year ended March 31, 2023, our consolidated net non-operating expenses were $22.9 million compared to $6.8 million for the fiscal year ended March 31, 2022, primarily as a result of higher losses on impairment of assets, higher unrealized losses on investment in unconsolidated entities, and lower gains on employee warrants liability in connection with certain stock-based awards.

●	For the fiscal year ended March 31, 2023, our consolidated net loss was $37.7 million, compared to $17.1 million for the fiscal year ended March 31, 2022. Our diluted loss per share was $0.14 for the fiscal year ended March 31, 2023, compared $0.08 for the fiscal year ended March 31, 2022.

●	For the fiscal year ended March 31, 2023, our consolidated net cash used in operating activities was $8.7 million compared to $15.2 million for the fiscal year ended March 31, 2022.

●	In April 2021, Sharing Services borrowed $30.0 million from Decentralized Sharing Systems, Inc. (“DSSI”), a subsidiary of DSS, Inc. (“DSS”), and, together with DSS, then a majority shareholder of the Company.

●	In June 2022, Sharing Services issued a Convertible Promissory Note in the principal amount of $27.0 million in favor of DSSI (the “2022 Note”), among other things, and rescinded the April 2021 Convertible Promissory Note in the principal amount of $30.0 million issued in connection with the loan discussed in the preceding item.

●	In February 2023, Sharing Services issued 33,333,333 shares of the Company’s common stock to DSS in connection with the February 2023 agreement between the Company and DSS to terminate the January 2022 consulting agreement between the parties.

●	In February 2023, Sharing Services issued 26,285,714 shares of the Company’s common stock to DSSI in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000, owed to DSSI in connection with the 2022 Note.

●	In March 2023, Sharing Services issued 25,000,000 shares of the Company’s common stock to DSS and its affiliate in connection with the Securities Exchange and Amendment Agreement dated March 24, 2023, pursuant to which the parties agreed to amend the 2022 Note by removing the conversion rights granted by the 2022 Note and to rescind certain stock warrants to purchase shares of the Company’s common stock.

●	In April 2023, Sharing Services issued 28,877,005 shares of the Company’s common stock to DSSI in lieu of cash payment to satisfy the accrued and unpaid interest from January 1, 2023, through and including March 31, 2023, in the amount of $540,000, owed to DSSI in connection with the 2022 Note.

●	In May 2023, DSS and DSSI distributed, in the aggregate, 280,528,500 shares of SHRG they then held to the shareholders of DSS, Inc. and DSS ceased to be a majority shareholder of the Company.

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Overview

Summary Description of Business

Sharing Services Global Corporation and subsidiaries aim to build shareholder value by developing or acquiring businesses and technologies that increase the Company’s product and services portfolio, business competencies, and geographic reach.

Currently, the Company, through its subsidiaries, markets and distributes its health and wellness and other products primarily in the U.S. and Canada using a direct selling business model. In addition, the Company’s U.S. subsidiaries market our products and services through an independent sales force, using their proprietary websites, including: www.thehappyco.com.

The Company was incorporated in the State of Nevada on April 24, 2015.

As further discussed below, the Company intends to continue to grow its business both organically and by making strategic acquisitions from time to time of businesses and technologies that augment its product portfolio, complement its business competencies, and fit its growth strategy.

Corporate Name Change

Sharing Services Global Corporation was originally incorporated under the name Sharing Services, Inc. In January 2019, Sharing Services, Inc. changed its corporate name to Sharing Services Global Corporation to better reflect the Company’s strategic intent to grow its business globally. In connection with the name change, the Company adopted the trading symbol SHRG effective April 4, 2019. Prior to this the Company’s common stock traded under the trading symbol SHRV.

Strategic Profitable Growth Initiatives

The Company intends to grow its business by pursuing a multipronged growth strategy, that includes: (a) expanding its product offerings, both within the health and wellness category and in new product categories, (b) expanding its direct-to-consumer geographic footprint and (c) re-vamping and re-launching its previously announced membership-based consumer travel products line. This growth strategy may also include the use of strategic acquisitions of businesses that augment the Company’s product and services portfolio, business competencies and geographic reach.

Results of Operations

The Three months ended December 31, 2023, Compared to the Three months ended December 31, 2022

Net Sales

For the three months ended December 31, 2023, our consolidated net sales decreased by $0.4 million, or 11.1%, to $2.9 million, compared to the three months ended December 31, 2022. The decrease in net sales mainly reflects: (a) the decline in orders from independent distributors and customers; (b) the decline in the number of independent distributors, resulting, in part, from recent product reformulations and increased competition for independent distributors, and (c) the generally adverse impact on consumer buying trends resulting from the recent increase in consumer good prices and in energy costs in the U.S.

32

The $0.4 million decrease in consolidated net sales primarily reflects a decrease in the number of comparable product units sold.

During the three months ended December 31, 2023, and 2022, the Company derived substantially all its consolidated net sales from the sale of its health and wellness products.

Gross Profit

For the three months ended December 31, 2023, our consolidated gross profit increased by approximately $0.6 million, to $2.2 million, compared to the three months ended December 31, 2022; and our consolidated gross margin was 75.7% and 49.4%, respectively. The improvement in gross margin was attributed mainly to efforts to reduce our cost of goods sold and our shipping expenses in the three months ended December 31, 2023.

Selling and Marketing Expenses

For the three months ended December 31, 2023, our consolidated selling and marketing expenses increased by $19,982, to $0.9 million, or 32.9% of consolidated net sales, compared to $0.9 million, or 28.6% of consolidated net sales, for the three months ended December 31, 2022. The $19,982 increase in consolidated selling and marketing expenses is due primarily to higher marketing efforts in the three months ended December 31, 2023.

General and Administrative Expenses

For the three months ended December 31, 2023, our consolidated general and administrative expenses (which include corporate employee compensation and benefits, stock-based compensation, professional fees, rent and other occupancy costs, certain consulting fees, telephone and information technology expenses, insurance premiums, and other administrative expenses) decreased by approximately $2.7 million, to $2.0 million, The $2.7 million decrease was primarily due to lower consulting expense of approximately $1.8 million, and lower employee compensation and compensation-related benefits of $0.6 million due to less headcount year over year.

Interest Expense, Net

For the three months ended December 31, 2023, our consolidated interest expense was $137,362.

For the three months ended December 31, 2022, our consolidated interest expense, net was 3.3 million, including amortization of debt discount and deferred financing costs, interest income, and other expenses associated with borrowings from “DSSI” and related parties.

33

Gain (Loss) on Employee Warrants Liability

For the three months ended December 31, 2023, no compensatory gain or loss on employee warrants was recognized. For the three months ended December 31, 2022, $39,375 of compensatory gain on employee warrants was recognized.

Unrealized Gain (Loss) on Investments in Unconsolidated Entities and Marketable Securities

For the three months ended December 31, 2023, no compensatory gain or loss on investments in unconsolidated entities and marketable securities was recognized.

For the three months ended December 31, 2022, net unrealized losses, before income tax, in connection with our investments in unconsolidated entities and marketable securities were $3.6 million.

Income Tax (Benefit) Expense

Income tax (benefit) expenses includes current and deferred income taxes for both our domestic and foreign operations. Income from our international operations is subject to taxation in the countries in which we operate.

During the three months ended December 31, 2023, the Company recognized a current federal income tax expense of $3,554. During the three months ended December 31, 2022, the Company had a state and local tax benefit of $22,849 and a provision for deferred federal income taxes of $348,236 and a benefit for current federal income taxes of $429,516.

Net Loss and Loss per Share

As a result of the foregoing, for the three months ended December 31, 2023, our consolidated net loss was $0.9 million, compared to $11.0 million for the three months ended December 31, 2022. For the three months ended December 31, 2023, and December 31, 2022, our diluted loss per share was $0.002 and $0.04, respectively.

Nine months ended December 31, 2023, Compared to the Nine months ended December 31, 2022

Net Sales

For the nine months ended December 31, 2023, our consolidated net sales decreased by approximately $4.6 million, or 35.8%, to $8.2 million, compared to the nine months ended December 31, 2022. The decrease in net sales mainly reflects: (a) the decline in consumer orders and independent distributor orders; (b) the decline in the number of independent distributors resulting, in part, from recent product reformulations and increased competition for independent distributors, and (c) the generally adverse impact on consumer buying trends resulting from the recent increase in consumer good prices and in energy costs in the U.S.

In an effort to stabilize our sales level, we have further intensified our efforts to recruit and develop our distributors and drive product sales to new consumers, including through the continued introduction of new products.

The $4.6 million decrease in consolidated net sales primarily reflects a decrease in the number of comparable product units sold.

During the nine months ended December 31, 2023, and 2022, the Company derived substantially all its consolidated net sales from the sale of its Elevate health and wellness products.

Gross Profit

For the nine months ended December 31, 2023, our consolidated gross profit decreased by approximately $1.7 million, or 22.4%, to $6.0 million, compared to the nine months ended December 31, 2022: our consolidated gross margin was 72.9% and 60.3%, respectively. The improvement in gross margin is due primarily to our efforts to reduce cost of goods sold and shipping costs.

Selling and Marketing Expenses

For the nine months ended December 31, 2023, our consolidated selling and marketing expenses decreased by approximately $2.6 million, to $3.1 million, or 38.1% of net sales compared to $5.7 million, or 44.9% of net sales for the nine months ended December 31, 2022. The decrease is due primarily to lower sales commissions of $1.9 million (which reflects decrease in our consolidated net sales discussed above) and lower sales convention expenses of $0.7 million.

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General and Administrative Expenses

For the nine months ended December 31, 2023, our consolidated general and administrative expenses (which include corporate employee compensation and benefits, stock-based compensation, professional fees, rent and other occupancy costs, certain consulting fees, telephone and information technology expenses, insurance premiums, and other administrative expenses) decreased by approximately $7.4 million to $6.4 million, compared to $13.8 million for the nine months ended December 31, 2022. The decrease was primarily driven by lower professional and legal expenses by $4.9 million, decrease in employee compensation and related benefits by $1.8 million as a result of headcount reduction. In January 2022, the Company entered into a one-year Business Consulting Agreement with DSS. On the effective date of the Consulting Agreement, the closing price of the Company’s common stock was $0.07 per share and the fair value of the Stock Warrant was $3.5 million. The fair value of the Stock Warrant is being recognized as consulting expense over the term of one year. During the nine months ended December 31, 2022, the Company recognized consulting expense of $3.1 million, in connection with the Consulting Agreement.

Interest Expense, Net

For the nine months ended December 31, 2023, our consolidated interest expense was $3.0 million, including amortization of debt discount, deferred financing costs, and interest income.

For the nine months ended December 31, 2022, our consolidated interest expense was $9.8 million, including amortization of debt discount and deferred financing costs, interest income, and other expenses associated with borrowings from “DSSI” and related parties.

Other Income

For the nine months ended December 31, 2023, Sharing Services qualified and is eligible for a U.S. government ERTC (employee retention tax credit) for $1.8 million.

Other Non-operating Income/Expenses

For the nine months ended December 31, 2023, our net consolidated non-operating income, includes litigation settlements and other non-operating income of $86,427. For the nine months ended December 31, 2022, our net consolidated non-operating income, includes litigation settlements and other non-operating income of $118,077.

Gain (Loss) on Employee Warrants Liability

For the nine months ended December 31, 2023, no compensatory gain or loss on employee warrants was recognized. For the nine months ended December 31, 2022, we recognized a compensatory gain of $207,210.

Loss on Investment and Extinguishment of Debt

For the nine months ended December 31, 2023, the Company recognized a loss, before income tax, of $78,632 in connections with its investment in Stemtech. The company recognized a loss on extinguishment of debt of $38,209 in connection with cancelling the promissory note in exchange of Series D Preferred Stock with DSSI.

For the nine months ended December 31, 2022, no amounts were incurred related to investment and extinguishment of debt.

Income Tax Benefit

During the nine months ended December 31, 2023, the Company recognized a current federal income tax expense of $3,554.

During the nine months ended December 31, 2022, the Company recognized a provision for deferred taxes and federal taxes of $799,748 and a state and local tax benefit of $9,945.

Net Loss and Loss per Share

As a result of the foregoing, for the nine months ended December 31, 2023, our consolidated net loss was $4.8 million, compared to $30.8 million for the same period of the prior year. For the nine months ended December 31, 2023 and 2022, our diluted loss per share was $0.01 and $0.12, respectively.

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Liquidity and Capital Resources

We broadly define liquidity as our ability to generate sufficient cash, from internal and external sources, to meet our obligations and commitments. We believe that, for this purpose, liquidity cannot be considered separately from capital resources.

Working Capital

Working capital (total current assets minus total current liabilities). We had a deficiency in our working capital of approximately $2.7 million as of December 31, 2023, compared to $33.9 million as of March 31, 2023.

As of December 31, 2023, and March 31, 2023, our cash and cash equivalents were $0.7 million and $3.0 million, respectively. Based upon the current level of operations and anticipated investments necessary to grow our business, we believe that anticipated funds from operations will likely be sufficient to meet our working capital requirements over the next 12 months.

The Fiscal Year Ended March 31, 2023, Compared to the Fiscal Year Ended March 31, 2022

Results of Operations

Net Sales

For the fiscal year ended March 31, 2023, our consolidated net sales decreased by $18.3 million, to $16.1 million, compared to the fiscal year ended March 31, 2022. The decrease in net sales mainly reflects: (a) continuation of the decline in consumer orders that we experienced since the fiscal year 2020, (b) a decline in independent distributor orders, in the number of new independent distributors and in the number of continuing active distributors, resulting, in part, from recent product reformulations and increased competition for independent distributors, and (c) the generally adverse impact on consumer buying trends resulting from the COVID pandemic and actions taken to help mitigate the spread of the virus in the U.S. and Canada. In efforts to restore sales growth, in the past several months, we have developed and launched our new business brand, “The Happy Co TM,” at our Elevacity division, have accelerated our previously announced initiatives to expand our operations into additional international geographies, and have further intensified our efforts to recruit, develop and reward our distributors and our efforts reach new consumers, including through the continued introduction of new products.

We believe there has been and continues to be significant uncertainty about the potentially adverse impact of the COVID health crisis on the economies and employment markets of several countries, including the U.S. and Canada. Please see Overview - “Continuing Uncertainty Regarding the COVID Pandemic” above.

The decrease of $18.3 million in consolidated net sales is primarily as a result of a decrease in the number of comparable product units sold.

During the fiscal years ended March 31, 2023 and 2022, the Company derived approximately 99% and 93%, respectively, of its consolidated net sales from the sale of its health and wellness product line.

During the fiscal year ended March 31, 2023, approximately 63% of consolidated net sales were to consumers and approximately 37% of consolidated net sales were to independent distributors. During the fiscal year ended March 31, 2022, approximately 66% of consolidated net sales were to consumers and approximately 34% of consolidated net sales were to independent distributors.

Gross Profit

For the fiscal year ended March 31, 2023, our consolidated gross profit decreased by $14.4 million, to $9.3 million, compared to the fiscal year ended March 31, 2022, and our consolidated gross margin was 57.5% and 68.6%, respectively. During the fiscal year ended March 31, 2023, gross margin was adversely affected by an increase in our provision for expiring, damaged or excess (slow-moving) inventory of $1.8 million and by aggressive product pricing.

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Selling and Marketing Expenses

For the fiscal year ended March 31, 2023, our consolidated selling and marketing expenses decreased to $7.0 million, or 43.4% of consolidated net sales, compared to $17.2 million, or 50.1% of consolidated net sales for the fiscal year ended March 31, 2022. The decrease of $10.2 million in consolidated selling and marketing expenses is due to lower sales commissions of $10.5 million (which reflects the decrease in consolidated net sales discussed above), partially offset by higher sales convention expenses of $281,164.

General and Administrative Expenses

For the fiscal year ended March 31, 2023, our general and administrative expenses (which include corporate employee compensation and benefits, share-based compensation, professional fees, rent and other occupancy costs, certain consulting fees, telephone and information technology expenses, insurance premiums, and other administrative expenses) decreased to $17.1 million, or 106.1% of consolidated net sales, compared to $19.7 million, or 57.3% of consolidated net sales for the fiscal year ended March 31, 2022. The decrease of $2.6 million in general and administrative expenses was primarily due to lower compensation and compensation-related expenses of $3.0 million, lower legal and other professional fees of $1.1 million, lower losses on impairment of notes receivable of $0.7 million and lower rent and other corporate expenses of $0.5 million, partially offset by higher consulting and professional fees of $2.7 million (including incremental consulting fees of $2.6 million in connection with a Consulting Agreement with DSS).

Interest Expense, Net

For the fiscal year ended March 31, 2023, interest expense was $2.9 million, excluding amortization of debt discount and deferred financing costs, in the aggregate, of $10.3 million, and interest income of $178,072. Interest expense of $2.9 million represents primarily interest associated with borrowings under the $27.0 million loan from “DSSI.” See Note 16 of the Notes to Consolidated Financial Statements for more details.

For the fiscal year ended March 31, 2022, interest expense was $2.4 million, excluding amortization of debt discount and deferred financing costs, in the aggregate, of $9.9 million, and interest income of $83,356. Interest expense of $2.4 million represents primarily interest associated with borrowings under the $30.0 million loan from “DSSI.” See Note 16 of the Notes to Consolidated Financial Statements for more details.

Gain on Employee Warrants Liability

For the fiscal years ended March 31, 2023, and 2022, gains in connection with employee warrants with a variable exercise price after the service period was completed were $173,432 and $2.5 million, respectively.

Gain on Extinguishment of Debt

In June 2021, Sharing Services’ borrowings under the Paycheck Protection Program features of the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) were forgiven pursuant to the CARES Act. The Company recognized a gain on extinguishment of debt of approximately $1,040,400 in connection therewith.

Realized and Unrealized Gains/ Losses on Investment in Unconsolidated Entities and Marketable Securities

For the fiscal years ended March 31, 2023 and 2022, net realized and unrealized gains/losses in connection with our investment in equity instruments (including investments in unconsolidated entities) were losses of approximately $5.0 million and gains of $3.6 million, respectively. See Note 10 of the Notes to Consolidated Financial Statements for more details.

Realized Loss on Investment in Marketable Securities

For the fiscal years ended March 31, 2023 and 2022, realized loss on investments in marketable securities were $4.9 million and $0.0, respectively.

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Impairment Losses on Assets

For the fiscal years ended March 31, 2023 and 2022, impairment losses, before income tax, in connection with our investment in unconsolidated entities and in connection with long-lived assets, in the aggregate, were $0.0 and $1.6 million, respectively.

Other Non-operating Income/Expense, net

For the fiscal year ended March 31, 2023, other non-operating income, net, was approximately $108,200. For the fiscal year ended March 31, 2022, other non-operating expense of approximately $211,000. These amounts consisted primarily of foreign currency transaction gains (losses) of approximately $39,000 and $(170,000), respectively, and net litigation settlement recoveries (expenses) of approximately $69,200 and $(26,000), respectively.

Income Tax Benefit

During the fiscal year ended March 31, 2023, the Company recognized income tax benefit of $0.0,net of the impact of the extinguishment of debt on March 24, 2023 . During the fiscal year ended March 31, 2022, the Company recognized a current federal income tax benefit of $2.1 million, including a valuation allowance of $2.1 million placed on certain deferred tax assets being carried forward or projected to reverse in future years due to the uncertainty of the Company generating sufficient taxable income in the foreseeable future to make realization probable, a deferred income tax benefit of $1.0 million, and a provision for state and local taxes of $100,569. See Note 3 - “SIGNIFICANT ACCOUNTING POLICIES” of the Notes to Consolidated Financial Statements in ITEM 8 - “Financial Statements and Supplementary Data” contained elsewhere in this prospectus for information about the Company’s accounting policies regarding accounting for income taxes.

Net Loss and Loss per Share

As a result of the foregoing, for the fiscal years ended March 31, 2023 and 2022, our consolidated net loss was approximately $37.7 million and $17.1 million, respectively. For the fiscal years ended March 31, 2023 and 2022, our diluted loss per share was $0.14 and $0.08, respectively.

Liquidity and Capital Resources

We broadly define liquidity as our ability to generate sufficient cash, from internal and external sources, to meet our obligations and commitments. We believe that, for this purpose, liquidity cannot be considered separately from capital resources.

Working Capital

We had a deficiency in our working capital of approximately $33.9 million as of March 31, 2023, and working capital of approximately $7.4 million as of March 31, 2022.

As of March 31, 2023, and 2022, cash and cash equivalents were $3.0 million and $17.0 million, respectively. Based upon the current level of operations and anticipated investments necessary to grow our business, we believe that existing cash balances and anticipated funds from operations will likely be sufficient to meet our working capital requirements over the next 12 months. However, when needed to compensate for any temporary fluctuations in our working capital needs, compared to our operating cash flows, we may obtain occasional additional financing through the issuance of equity securities and secured and unsecured debt, including borrowings under convertible notes and short-term financing arrangements. Please see “RISK FACTORS” - “Our ability to generate sustained positive cash flows from operations or to obtain additional financing, if needed, with which to fund our working capital needs, including servicing or refinancing our debt, now and in the future.”

Historical Cash Flows

Historically, our primary sources of cash have been capital transactions involving the issuance of equity securities and secured and unsecured debt (See “Short-term Borrowings and Convertible Notes” below) and cash flows from operating activities; and our primary uses of cash have been for operating activities, capital expenditures, acquisitions, net cash advances to related parties, and debt repayments in the ordinary course of our business.

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The following table summarizes our cash flow activities for the nine months ended December 31, 2023, compared to the nine months ended December 31, 2022:

	Nine Months Ended December 31,
	2023	2022
Net cash used in operating activities	$(3,425,399)	$(8,845,938)
Net cash used in investing activities	-	(11,530,898)
Net cash provided by financing activities	1,200,000	6,501,659
Impact of currency rate changes in cash	(31,635)	(35,864)
Decrease in cash and cash equivalents	$(2,257,034)	$(13,911,041)

Net Cash Used in Operating Activities

For the nine months ended December 31, 2023, net cash used in operating activities was $3.4 million, compared to $8.8 million for the nine months ended December 31, 2022. The $5.4 million decrease was due to a decline in operating losses of $6.7 million (excluding non-cash items, such as depreciation and amortization, stock-based compensation expense, provision for obsolete inventory losses, amortization of debt discount, unrealized gain (loss) on investments, losses on impairment of investments in unconsolidated entities and notes receivable, and gains on extinguishment of debt), and partially offsets with a change in operating assets and liabilities of $1.3 million.

Net Cash Used in Investing Activities

For the nine months ended December 31, 2023, net cash used in investing activities was $0, compared to $11.5 million for the nine months ended December 31, 2022. The $11.5 million change was due to lower capital expenditures.

Net Cash Provided by Financing Activities

For the nine months ended December 31, 2023, net cash provided by financing activities was $1.2 million, compared to $6.5 million for the nine months ended December 31, 2022. The decrease was due to lower proceeds from loans under promissory notes, net of loan repayments, of $7.5 million. The decrease was partially offset by lower Sharing Services common stock received in connection with a litigation settlement of $1.0 million.

Impact of currency rate changes in cash

For the nine months ended December 31, 2023, the impact of currency rate changes in cash was negative $31,635, compared to negative $35,864, for the nine months ended December 31, 2022.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

Recent Accounting Pronouncements

Our consolidated financial statements are prepared in accordance with U.S. GAAP. Our significant accounting policies are described in Note 1 of the financial statements. We have reviewed all recent accounting pronouncements issued to the date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on us.

Critical Accounting Estimates

The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at each balance sheet date, reported amount of revenues and expenses for each reporting period presented, and related disclosures of contingent liabilities. Actual results may differ from these estimates. We believe the Company’s estimates and assumptions are reasonable.

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Our critical accounting estimates relate to the valuation of inventory, the assessment of long-lived assets for impairment, the valuation of share-based compensation awards, the assessment of loss contingencies, and income taxes.

Valuation of Inventory - Our inventory is stated at the lower of cost, determined using the first-in, first-out (“FIFO”) method, or net realizable value. Determining the net realizable value of inventory involves the use of judgment. In assessing the net realizable value of inventory, we consider factors including estimates of the future demand for our products, historical turnover rates, and the age and sales history of the inventory. When necessary, we adjust the carrying value of inventory for estimated inventory shrinkage and damage. We estimate inventory shrinkage between physical counts and product damage based upon our historical experience. Actual results differing from these estimates could significantly affect our inventory and cost of products sold. We take physical counts of inventory on hand, at least annually, and adjust our financial statements to match actual quantities counted.

Assessment of Long-Lived Assets for Impairment - Long-lived assets, such as office furniture, fixtures, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The recoverability of long-lived assets is assessed by comparing the net carrying amount of each asset to its total estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds the sum of its undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Valuation of Share-Based Compensation Awards - The Company uses the Black Scholes option pricing model to calculate the fair value of share-based compensation awards (such as stock options and warrants). The Black Scholes pricing model requires six data inputs: (1) the contractual exercise or strike price, (2) the expected life (in years), (3) the risk-free interest rate, (4) the current stock price, (5) the expected volatility for the Company’s common stock, and (6) the expected dividend yield. Changes to these data inputs could result in a significantly higher or lower fair value measurement.

Loss Contingencies - From time to time, we are involved in legal proceedings. We record a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable. We also perform an assessment of the materiality of loss contingencies where a loss is either not probable or it is reasonably possible that a loss could be incurred in excess of amounts accrued. If a loss or an additional loss has at least a reasonable possibility of occurring and the impact on the financial statements would be material, we provide disclosure of the loss contingency in the notes to our consolidated financial statements. We review all contingencies at least quarterly to determine whether the likelihood of loss has changed and to assess whether a reasonable estimate of the loss or the range of the loss can be made. An adverse judgment or negotiated resolution in any of these matters could have a material adverse effect on our business, financial position, results of operations or cash flows.

Income Taxes - Income taxes have a significant effect on our net earnings. As of March 31, 2023, we are subject to income taxes primarily in the U.S. The determination of our provision for income taxes requires judgment, the use of estimates in certain cases and the interpretation and application of complex tax laws and regulations. Our effective income tax rate is affected by many factors, including changes in our assessment of certain tax contingencies, increases and decreases in valuation allowances, changes in tax law, outcomes of administrative audits, the impact of discrete items, and may fluctuate as a result.

The benefits of uncertain tax positions are recorded in our financial statements only after determining a more likely than not probability that the uncertain tax positions will withstand challenge, if any, from taxing authorities. When facts and circumstances change, we reassess these probabilities and record any changes in the financial statements as appropriate. We account for uncertain tax positions by determining the minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. This determination requires the use of judgment in evaluating our tax positions and assessing the timing and amounts of deductible and taxable items.

Deferred tax assets represent amounts available to reduce income taxes payable on taxable income in future years. Such assets arise because of temporary differences between the financial reporting and tax bases of assets and liabilities, as well as from net operating loss and tax credit carryforwards. Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent that a portion is not more likely than not to be realized. Many factors are considered when assessing whether it is more likely than not that the deferred tax assets will be realized, including recent cumulative earnings, expectations of future taxable income, carryforward periods and other relevant quantitative and qualitative factors. The recoverability of the deferred tax assets is evaluated by assessing the adequacy of future expected taxable income from all sources, including reversal of taxable temporary differences, forecasted operating earnings and available tax planning strategies. This evaluation relies on estimates.

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BUSINESS

Company Overview

Sharing Services Global Corporation and its subsidiaries aim to build shareholder value by developing or investing in innovative emerging businesses and technologies that augment the Company’s products and services portfolio, business competencies, and geographic reach.

Our combined platform leverages the capabilities and expertise of various companies that market and sell products and services direct to the consumer through independent contractors. The Company’s new shared service platform is intended to service the direct selling “gig economy” sector by providing needed services (such as equity and inventory financing, advisory services, mobile application tools, merchant processing services, commercial insurance, and event planning) to smaller direct sales companies initially in the United States (“U.S.”)

Currently, the Company markets and distributes its health and wellness products primarily in North America (the U.S. and Canada) using a direct selling business model. The Company markets its health and wellness products through its proprietary website: www.thehappyco.com. In addition, the Company is in the process of revamping its subscription-based travel services, MyTravelVentures, that used to conduct its business via direct selling business model through its proprietary website: www.mytravelventures.com.

The Company intends to continue to grow its business both organically and by making strategic acquisitions from time to time of businesses and technologies that augment its product portfolio, complement its business competencies, and fit its growth strategy.

Our History

Sharing Services was originally incorporated under the name Sharing Services, Inc. on April 24, 2015. In December 2017, the Company, through its U.S.-based subsidiaries, launched its Elevate brand of health and wellness products.

In January 2019, Sharing Services, Inc. changed its corporate name to Sharing Services Global Corporation to better reflect the Company’s strategic intent to grow its business globally. In connection with the name change, the Company adopted the trading symbol SHRG effective April 4, 2019. Prior to this, the Company’s common stock traded under the trading symbol SHRV.

In February 2021, the Company rebranded its product offerings under the new marketing banner, “The Happy Co TM,” to capitalize on its vision that Everyone Deserves to be Happy. As part of this business initiative, the Company updated its customer messaging to re-emphasize the Company’s core values, including, among others: “harnessing the power of happiness;” “offering products you love;” “achieving more together;” and “offering products by people, for people.”

In September 2021, the Company expanded its geographical footprint, and through its wholly-owned subsidiary, commenced operations in the Republic of Korea (South Korea).

In late 2022, through its subsidiary, Global Travel Destinations (“MyTravelVentures” or “MTV”), the Company launched a subscription-based travel service. MyTravelVentures’ services are designed to offer discounts in connection with travel, including on airfare, cruises, hotels, resorts, time shares and rental cars for destinations throughout the world for people of all ages, demographics, and economic backgrounds. MTV also provides entrepreneurial opportunities to its subscribers by capitalizing on both the direct selling model and the retail travel business model. In March 2024, the Company decided to revamp the MTV business model and has temporarily suspended its operation to prepare for the relaunch in October 2024.

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Strategic Growth Initiatives

The Company intends to grow its business by pursuing a multipronged growth strategy, that includes expanding: (a) its product offerings, both within the health and wellness category and in new product categories, (b) its direct-to consumer geographic footprint (primarily in Asia), and (c) its membership-based consumer travel products line worldwide. This growth strategy may also include the use of strategic acquisitions of businesses that augment the Company’s product and services portfolio, business competencies and geographic reach.

Key Global Industry and Business Trends

We believe the following industry and business trends will provide opportunities for the Company to grow its business in a sustained manner in the future:

●	The Global direct selling industry remains strong. According to the World Federation of Direct Selling Associations (the “WFDSA”), worldwide industry sales were approximately $176 billion an increase of $3.4 billion from prior year of approximately $172 billion in 2020, with the Americas and Asia accounting for more than approximately $138 billion in sales.

●	Global interest in direct selling is strong. According to the WFDSA, the worldwide direct selling industry salesforce has grown from approximately 168 million in 2019 to approximately 176 million in 2021, an increase of over 4%.

●	The U.S. direct selling industry continues to grow. For example, total industry sales in the U.S. grew from $40.1 billion in 2020 to $42.7 billion in 2021, an increase 6.4%, according to the U.S.-based Direct Selling Association (the “DSA”).

●	Interest in direct selling in the U.S. has grown in recent years. The number of direct sellers in the U.S. grew from 6.2 million in 2018 to 7.3 million in 2021, an increase of over 18%, according to the DSA.

●	Consumer attitudes to direct selling continue to be favorable. The results of a consumer attitude survey released by the DSA show that 80% of consumers consistently gave the direct selling industry a positive rating during the past 10 years.

●	Over 70% of the people involved in direct selling, in the U.S. and worldwide, were between the ages of 20 and 54, according to the WFDSA and the DSA.

●	Participation in the industry by women is high. For example, women made up approximately 75% of the people involved in direct selling in 2021, in the U.S., according to the DSA. By comparison, the U.S. Census Bureau estimates that women make up about 51% of the overall 2020 U.S. population.

●	Wellness products are the largest sector in the industry. Wellness products (such as our Elevate product line), accounted for over 36% of the industry’s sales in 2021, in the U.S., according to the DSA.

●	The initial costs and business risks in direct selling are relatively lower. According to “2020 Consumer Attitudes & Entrepreneurship Study,” published by the DSA, the required start-up costs and business risks associated with direct selling in the U.S. are lower than those for most competing entrepreneurial business opportunities.

Travel Services

Travel is essential to driving economic growth and job creation in states, destinations, and communities across the U.S., and it is indispensable to our nation’s global competitiveness. Travel accounted for $1.2 trillion in direct spending in 2022 - which produced an economic footprint of $2.6 trillion - a return to 2019 levels. In 2022, travel supported nearly 15 million American workers and directly employed 8 million. This economic and job growth was largely due to the robust return of domestic leisure travel, which far outpaced the recovery of the business travel and international travel segments.

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International travel plays a critical role in the US economy. Prior to the COVID-19 pandemic, in 2019, international visitors spent $233.5 billion experiencing the U.S.; injecting nearly $640 million a day into the U.S. economy. The U.S. travel and tourism industry generated $1.9 trillion in economic output, supporting 9.5 million American jobs, and accounted for 2.9% of U.S. Gross Domestic Product. At 14.5% of international travel spending globally, international travelers spend more in the U. S. than any other country.

Global Travel

The travel industry accounted for approximately $5.8 trillion dollars globally, in 2021 - a large portion of which came from the largest travel companies in the world. These outfits cater to both businesses and individuals and make the process of transit and accommodation a streamlined affair, with most transactions booked online.

Business Segments, Geographic Area Information and Seasonality

The Company operates primarily in two business segments: sale of health and wellness products, and sale of member-based travel services through an independent sales force. During the fiscal years ended March 31, 2023, and 2022, approximately 99% and 93%, respectively, of the Company’s consolidated sales were derived from sales of health and wellness products.

During the fiscal years ended March 31, 2023, and 2022, 91% and 87%, respectively, of the Company’s consolidated sales were made to customers and independent contractor distributors located in the United States (the “U.S.”). See Note 20 - “BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION” of the Notes to Consolidated Financial Statements contained in Item 8 - “Financial Statements and Supplementary Data” of this prospectus for more details.

While the Company’s business generally is not highly seasonal in nature, sales activity is normally slower during November and December, when many customers and independent contractor distributors in the U.S. traditionally take a holiday break.

Competition

The health and wellness direct selling industry is highly fragmented and competitive, and there are few barriers to entering the industry. We compete with other direct selling businesses, including many that have a longer operating history, higher visibility and name recognition, and more financial resources than we do. Among others, these network marketing companies include Amway Corporation, Avon Products, Herbalife Nutrition, Mary Kay, Nature’s Sunshine Products, The Body Shop, Nu Skin Enterprises and Youngevity International. Our competitors also include a wide range of retailers, including traditional retail stores that offer their products in “brick and mortar” outlets and/or online, and e-commerce-based retailers. These retailers include, among other: CVS Health Corporation (Pharmacies), GNC Holdings (a specialty retailer), Target Corporation, The Vitamin Shoppe, Walgreens Boots Alliance (Pharmacies) and Walmart.

The marketplace for subscription-based travel and leisure services is currently very dynamic and competitive, and highly fragmented. The barriers to entry are low and new competitors continuously emerge. We compete with many well-known companies, including some with greater resources, such as: Costco, Inspirato, Travel & Leisure Club, TripAdvisor, and Virgin Hotels, just to name a few. Our competitors may adopt aspects of our business model or may introduce new business models or services that we may need to adopt or otherwise adapt to in order to compete effectively, which could reduce our ability to differentiate our travel services from those of our competitors. Increased competition could result in a reduction in revenue, higher cost or reduced market share. We compete with many well-known companies, including some with greater resources, such as: Costco Travel (a division of Costco Wholesale), Inspirato Inc., Travel & Leisure Co., TripAdvisor, Inc., and Virgin Hotels (a division of Virgin Group), just to name a few.

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We compete in these marketplaces by emphasizing differentiators such as our access to exclusive products and services, the quality and efficacy of our product and service offerings, the reliability and convenience of our distribution system, and a personalized customer service experience. We offer products and services that aim to improve the health and happiness of our customers and distributors. In addition, our direct selling business model, provides our independent contractor distributors the opportunity to build wealth by growing and operating of their own distribution business.

We also compete with other direct selling organizations in our efforts to attract and retain our independent contractor distributors by emphasizing the strengths of our product line, entrepreneurship and leadership training, a comprehensive sales compensation plan, a strong marketing focus, positive corporate values, and strong management leadership.

Travel

Thanks to the largest travel companies in the world, consumers are able to book a plane, hotel, cruise, rental car, and more, often through one single web page. These companies can be dedicated to both businesses and consumers (oftentimes both) and are the biggest contributors to the travel industry’s nearly $5.8 trillion global economic contribution in 2021.

Beginning with the widespread adoption of the internet, the travel industry has split into two different sectors. The more traditional travel agency is one where most customers interact on a personal one-to-one basis with a travel agent, and these have existed for many decades. Today, the largest travel companies are all online and skip personal interaction to instead opt for integrated systems that work for every method of travel.

Currently, the largest travel online companies in the world include: Booking.com; Priceline.com; Trivago; Expedia.com; Hotels.com; Hotwire.com; Orbitz. Com; and Kayak.com.

Unlike the other online travel companies that sell to the public and spend millions of dollars each month on radio, television and billboards, MTV sells direct to consumers by way of independent sales representatives who promote and sell direct to consumers for a commission base payout. We only sell to consumers that join their membership-based subscription, which then offer the lowest rates available and do not mark up the travel unlike their competitors. Similar to large wholesale buying clubs like Costco and Sam’s club, where the consumer pays for a membership to offset the retail prices of consumer goods. Travel is sold at up to 65% off any companies, because we collect a monthly membership fee which offsets the expenses.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and will help drive our future growth:

●	A strong management team consisting of senior and middle management professionals with significant direct selling industry and global business experience.

●	An exclusive line of Nootropic products sourced through one or more exclusive strategic partnerships and not available through traditional sales channels.

●	Best in class marketing process that focuses on the nutritional value and/or other health benefits of our health and wellness products.

●	Our ability to offer our industry-exclusive brands directly to consumers using a friendly, highly trained entrepreneurial sales force.

●	Our 30-day, “full customer satisfaction or your money back” product return policy.

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International Reach

During our fiscal year ended March 31, 2023, and 2022, sales to customers and independent contractor distributors located in the U.S. accounted for approximately 91% and 87% of consolidated sales, while sales to customers located in Korea were approximately 3%.

In June 2021, the Company, through its wholly owned subsidiary, commenced operations in the Republic of Korea (South Korea). During our fiscal years ended March 31, 2023 and 2022, 93% and 87% of our sales, respectively were denominated in U.S. dollars.

Our Health and Wellness Product Line

The Company launched its current health and wellness product line, under the name Elevate, in 2017. In 2021, we rebranded our products under The Happy Co trademark. The Company’s health and wellness product line consists of Nootropics, natural products aimed at improving the health and happiness of its customers and distributors. We aim to grow health and wellness product offerings by developing, acquiring, and introducing new products and services. In fiscal years ended March 31, 2023, and 2022, 99% and 93%, respectively, of the Company’s consolidated sales were from sale of its health and wellness products.

Key Products and Services

We purchase our proprietary and non-proprietary products from independent formulators and manufacturers who specialize in wellness and skincare products. We take pride in our commitment to offer the finest products in the industry, including, but not limited to:

Health & Wellness Products

Elevate MAX® Happy Coffee - A delicious 100% Arabica coffee drink with a combination of at least five powerful mood-enhancing ingredients and a non-stimulant thermogenic agent, p-synephrine, known to increase the breakdown of fats. When combined with XanthoMax®, Elevate MAX® coffee completes the set of four hormones that are associated with happiness.

XanthoMax® Happy Caps - An encapsulated wellness supplement designed to deliver Xanthohumol, a powerful antioxidant, and Turmeric. Xanthohumol is a natural ingredient that helps the body release elevated amounts of Oxytocin, commonly referred to as the “hormone of happiness.” When combined with any of the Company’s functional beverages XanthoMax® completes the set of four hormones that are associated with happiness.

KetoCre® Keto Creamer- A delicious Ketogenic creamer designed to support a healthy Keto diet, and a great addition to any weight management program.

Elevate ZEST® Happy + Lemonade - A refreshing, potent Nootropic blend with a smooth lemonade twist and a proprietary blend of natural Nootropic ingredients designed to assist with mental clarity, memory, and energy. When combined with XanthoMax®, Elevate ZEST® completes the set of four hormones that are associated with happiness.

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ElevaciTea® Georgia Peach - A flavorful, Southern-style tea that delivers natural Georgia Peach flavor in every sip. ElevaciTea® Georgia Peach is a perfect afternoon pick-me-up with a proprietary blend of Nootropic ingredients designed to assist with mental clarity, memory, and energy.

ElevaciTea® Vanilla Chai - A flavorful afternoon pick-me-up, ElevaciTea® Vanilla Chai is a creamy, spiced black tea with a proprietary blend of Nootropic ingredients designed to assist with mental clarity, memory, and energy.

Skincare Products

Age-Defying Intensive Repair Serum™ - An age-defying serum that can help you restore the appearance of healthy and glowing skin. Our proprietary Synchronized Peptide ComplexTM has been stabilized through a patented process to deliver outstanding results. This potent serum locks in moisture to help restore the skin’s youthful look.

Ultimate Revitalizing Cream™ - A rich, anti-aging cream that helps illuminate and firm up the skin. Our proprietary Synchronized Peptide ComplexTM has been stabilized through a patented process to deliver outstanding results. This luxurious cream helps the skin retain moisture and improve skin texture, for a firm and radiant looking skin.

Member-Based Travel Services

In late 2022, through its subsidiary, Global Travel Destinations (doing business as “MyTravelVentures” or “MTV”), the Company launched a subscription-based travel service. MyTravelVentures’ services are designed to offer discounts in connection with travel, including on airfare, cruises, hotels, resorts, time shares and rental cars for destinations throughout the world for people of all ages, demographics, and economic backgrounds. In March 2024, the Company decided to revamp the MTV business model and has temporarily suspended its operation to prepare for the relaunch in October 2024.

Sales and Marketing

We rely on a direct selling model consisting of independent contractor distributors and on customer referrals to promote and sell a majority of our products. We believe this is an effective selling model since our independent contractor distributors can educate consumers about our products in person, provide testimonials, and provide higher levels of customer support, compared to more traditional selling models. The Company markets and sells its health and wellness products using its proprietary website: www.thehappyco.com and market its subscription-based travel services through www.mytravelventures.com.

We provide support to our independent contractor distributors with marketing content, websites, events, and technology. We offer our products and services online and provide our independent distributors with a virtual online Back Office website. This website is where independent distributors can manage, monitor, and operate their businesses 24 hours a day from any location. In addition, we actively communicate with our independent distributors about new products, price changes, policy changes, recruiting opportunities, sales promotions, and other important matters via electronic mail, by phone and during our sales conventions. As deemed appropriate, sales conventions are generally held once or twice a year and are attended or viewed digitally by our independent distributors. Each sales convention includes the participation of one or more key personalities, including social media influencers, engaged in promoting our products and services. In addition, each sales convention is attended by members of our executive team, providing an opportunity for our sales force to learn about latest corporate and business initiatives, new products, and other matters relevant to their businesses.

Distribution of Products and Services

Distribution and delivery of our health and wellness products in the North America is handled primarily by our distribution center in Addison, Texas. On the other hand, sales, distribution, and delivery of our products in Asia is handled by our South Korean subsidiary.

Retail Customers and Independent Contractor Distributors

The Company distributes its health and wellness products and its subscription-based travel services through two distribution channels: (1) sales to our retail customers - consumers that buy our products from a distributor or through one of our websites, for personal use and (2) sales to our independent contractor distributors that buy product for resale or for personal use. The Company’s goal is to monitor and grow both sales channels using different strategies. To grow our retail customer base, we offer high-quality, unique products and travel services. Our strategy for growing our sales force of independent distributors includes providing a meaningful business opportunity to them, a competitive sales compensation plan, sales incentives, and volume-based bonuses, as further discussed below.

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Any person may join the Company as a distributor, or Brand Partner, by purchasing a Virtual Business System (“VBS”) for $49.00. This kit includes the training and basic marketing materials which better enables our sales force to sell our products and build their organization. Independent distributors may then purchase products for personal use or to build their sales organization. No product purchases are required upon enrollment.

Distributor Agreement and Compensation

Our distributors are independent contractors, and the Company does not direct or control their efforts. However, the Company requires its distributors to abide by its policies and procedures, and to comply with all applicable laws and regulations. To become a distributor an individual must affirmatively accept our standard Distributor Agreement as well as our Distributor Policies and Procedures. These documents govern the relationship between the Company and each independent distributor. The Distributor Policies and Procedures outline the scope of permissible marketing activities, and the Distributor Agreement defines the relationship between the distributor and the Company. Our policies and procedures require that our distributors present our products, as well as the business opportunity, both ethically and professionally.

We believe that our compensation plan offers our independent distributors an exciting and effective way to earn commissions. All our distributors can earn commissions when they sell our products to their retail customers or their downline independent distributors. Additionally, they can earn commissions when their own personally sponsored distributors (or downline) sell products to end users. There is no limit as to the number of personally enrolled distributors or retail customers that an independent distributor may have.

Each distributor begins by purchasing a VBS. The VBS includes the training and basic marketing materials which better enables our sales force to sell our products and build their organization. No commissions or bonuses are paid for enrolling other distributors.

Additionally, each month, our top producing distributors may also earn commission based on the sales levels achieved by such distributor and his/her downline. This bonus commission is designed to compensate them for mentoring, training, and developing the distributors in their downline.

The Company’s compensation plan is designed to promote customer acquisition and retention. The Company provides a back-office website for our independent distributors to use in their ecommerce sales, but an affiliate may also sell directly to their customers.

We rely upon our independent distributors to create customer demand and sales. We believe our plan is successful in helping to attract and motivate our sales force and key industry leaders. Please see ITEM 1A. - “RISK FACTORS” - “The dependence of some of our subsidiaries upon a direct selling business model to sell our products, and the highly competitive and dynamic nature of the direct selling industry” and “Our subsidiaries’ ability to attract and retain independent distributors; the ability of a distributor to successfully perform his or her role; and the potential adverse impact of the loss of a high-level distributor or a significant number of distributors for causes out of our subsidiaries’ control” below for more information.

Full Customer Satisfaction Product Return Policy

If a consumer is not completely satisfied with the products they purchased, we offer a full refund, or exchange of the product, for items returned within 30 days from the date of purchase. For products purchased by our independent distributors, we also offer a generous product return policy that allows our distributors to get full credit for unopened and resalable items returned for up to 30 days from the date of purchase, generally subject to a customary restocking fee.

Trademarks and Other Intellectual Property

We have obtained 28 trademark registrations issued by the United States Patent and Trademark Office. We anticipate obtaining additional U.S. trademark registrations in the future, in connection with the 13 applications presently pending.

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In addition, we intend to file for trademark protection in jurisdictions outside the U.S. where we market and distribute or intend to market and distribute our products, including, among others, in Canada, South Korea, Singapore, Malaysia, Japan, Thailand, and the Philippines. Trademark protection is increasingly important to our growing business.

Several of our products are manufactured under formulations and processes owned by some of our key vendors. Some of our key vendors have registered or applied for patent registrations to maintain exclusivity over the ingredients, formulation and processes, and the integrated products they supply to us. Such potential patents, the underlying ingredients, formulation and processes, and integrated products are material to the Company’s business. The Company reserves the right to join in any future actions to defend against any infringement on such patents that could adversely affect the products the Company sells. If our vendors and us were unsuccessful in protecting such intellectual property rights, this could have a material adverse effect on our business. Please see - “RISK FACTORS” - “Our dependence on one supplier for a substantial portion of the products we sell and the potential for material disruptions in our supply chain or potential increases in the prices of the products we purchase beyond what we can pass along to our customers” below for more information.

To protect our own intellectual property and proprietary processes that are material to the long-term health and profitability of the Company, we maintain disciplined business practices to manage trade secrets and use various forms of confidentiality and non-disclosure agreements. We consider trademark protection to be very important to our business and utilize an internal compliance team to closely monitor the usage of our intellectual property. Please see ITEM 1A. - “RISK FACTORS” - “The success of our efforts to register our trademarks and to protect certain intellectual property rights” below for more information.

Strategic Supply Chain Partnerships

We strive to maintain positive relationships with key business partners to ensure the continuous manufacturing, supply, and quality of our products. In the fiscal year ended March 31, 2023, and 2022, product purchases from one supplier accounted for 92% and 64%, respectively, of our product purchases. Please see ITEM 1A. - “RISK FACTORS” - “Our dependence on one supplier for a substantial portion of the products we sell and the potential for material disruptions in our supply chain or potential increases in the prices of the products we purchase beyond what we can pass along to our customers.”

Regulatory Environment

Our business is regulated by various federal, state, and local governmental agencies in the U.S. and by similar agencies in Canada and other jurisdictions in which we market and sell our products. These laws and regulations are related to: (a) the manufacturing, labeling, distribution, and sale of our products; (b) product claims and advertising; and (c) our network marketing program.

Regulation of Direct Selling Activities

In the United States, direct selling programs are subject to a variety of federal and state regulations governed by the United States Federal Trade Commission (the “FTC”) or a similar state agency. These regulations are generally intended to protect consumers from fraudulent or deceptive sales practices. They also ensure that product sales are made to the ultimate consumers and that compensation within the organization is made based upon actual sales transactions, rather than upon recruitment into the organization.

The Company monitors and, if necessary, responds to regulatory developments that may adversely affect its network marketing program. We believe the Company is in material compliance with all applicable laws and regulations relating to direct selling activities in the United States and other countries where we operate.

Regulation of Personal Care and Nutritional Food Products

Personal care and nutritional food products (including the products we sell) and certain related marketing and advertising practices are subject to governmental regulation by various federal, state, and local government agencies and other authorities in the U.S., Canada, and other jurisdictions where we market and distribute or intend to market and distribute our products in the future. These agencies and authorities include the U.S. Food and Drug Administration (the “FDA”), the FTC, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and various similar state and Canadian regulatory agencies. To date, we have not experienced any governmental actions related to health or safety, or food and drug regulations regarding our products.

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The FDA regulates both finished dietary supplement products (including health and wellness products such as ours) and dietary ingredients. Dietary supplements are specifically regulated under the Dietary Supplement Health and Education Act of 1994 (the DSHEA). Under the DSHEA, manufacturers and distributors of dietary supplements are prohibited from marketing products that are adulterated or misbranded. Generally, such regulations apply prior to a product reaching the market. Once a product reaches the market, the FDA is responsible for taking enforcement action against any product found to be an adulterated or misbranded dietary supplement. Unlike medications, dietary supplements and dietary ingredients, such as those sold by the Company, do not require FDA approval before such products can be marketed and sold.

The FTC, which enforces consumer protection laws regarding truth in advertising, and similar state and foreign agencies regulate how we advertise and market our products. The U.S. Consumer Product Safety Commission, and similar state and foreign agencies, seek to protect the public from unreasonable risks of injuries or death associated with consumer products. In the U.S., Canada and other jurisdictions where we operate, our products are also subject to laws and regulations concerning product formulation, labeling and packaging. These laws and regulations often require us to, among other things, conform product labeling to local language and content description requirements, register or qualify the products with the applicable government authorities, or obtain approvals or file required notifications prior to marketing such products within certain jurisdictions. Many of the jurisdictions where we operate also regulate product capability claims and advertising content. These regulations control the type of claims and representations that can be made regarding the capabilities of products. For example, in the United States, it is unlawful to make claims that nutritional supplements will help diagnose, cure, mitigate, treat, or prevent disease. Please see ITEM 1A. - “RISK FACTORS” - “Our ability to comply with current consumer product laws and regulations or our becoming subject to new or more stringent consumer product laws and regulations in the future” below for more information.

Employees

As of March 31, 2023, and 2022, the Company employed 43 and 68 persons, respectively, as follows:

Location	2023	2022
United States	41	58
Asia	2	10
Total	43	68

The amounts above do not include the Company’s independent distributors, which are independent contractors. Our employees are not represented by labor unions. We believe that our relationship with our employees is positive, and we do not expect a shortage in qualified personnel to continue our business growth.

Access to Public Filings

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to such reports, are available to any person, without charge, upon written request to our Investor Relations Department at 5200 Tennyson Pkwy, Suite 400, Plano, TX, 75024. You may also access copies of such reports, and other information about the Company, by visiting our corporate website: www.shrginc.com.

In addition, the SEC maintains a website that contains any reports and other information that we file with the SEC: www.sec.gov.

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MANAGEMENT

The following table sets forth certain information as of [●], 2024 concerning our directors and executive officers:

Name	Age	Position
John (“JT”) Thatch	61	Chief Executive Officer and Vice Chairman of the Board of Directors
Anthony S. Chan	59	Chief Financial Officer
Heng Fai Ambrose Chan	79	Executive Chairman of the Board of Directors
Robert H. Trapp	68	Independent Director
[●]	[●]	Independent Director Nominee
[●]	[●]	Independent Director Nominee

John (“JT”) Thatch served as President, Chief Executive Officer and Director from March 2018 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Mr. Thatch was elected at the Company’s Annual Meeting of Shareholders in 2022 to serve as a Class I Director until the 2026 Annual Meeting. Mr. Thatch is an accomplished, energetic, entrepreneur-minded executive with the vision and knowledge to create growth and shareholder value for an organization. Mr. Thatch has successfully started, owned and operated several sized businesses in various industries that include service companies, retail, wholesale, on-line learning, finance, real estate management and technology. From 2009 to 2016, Mr. Thatch served as Chief Executive Officer of Universal Education Group and, from 2016 to present, is a minority member of Superior Wine and Spirits, LLC, a Florida-based wholesale distributor of wine and spirits. Prior to 2005, Mr. Thatch served as CEO of Orbital Energy Group, Inc. (“OEG”), a NASDAQ-listed company formerly known as OnScreen Technologies, Inc. Mr. Thatch has also served on the Board of Directors and as the lead independent director of DSS, Inc (formerly Document Security Systems, Inc.) (NYSE American: DSS) from May 2019 to October 2023. Mr. Thatch’s public company financial and management experience in the strategic growth and development of various companies qualify him to serve as Chief Executive Officer.

Anthony S. Chan has served as the Company’s Chief Financial Officer since his appointment by the Board in November 2021. Mr. Chan served as Chief Operating Officer of Alset Inc. (NASDAQ:AEI) from February 2022 to March 2024 and he was the Chief Operating Officer of HWH International Inc. from July 7, 2023 to February 6, 2024. Mr. Chan is a certified public accountant registered with the state of New York and a seasoned finance executive with over 34 years of professional experience in auditing, SEC reporting, compliance and risk management. Since 2014, Mr. Chan has served as President and Co-founder of CA Global Consulting, Inc. and, since 2020, as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm with offices in Queens, New York, Los Angeles, California, and Beijing, China. Previously, Mr. Chan served as Chief Financial Officer of several public companies, including Sino-Global Shipping America, Ltd (NASDAQ:SINO) from 2013 to 2015, Helo Corp. (OTC:HLOC) from 2017 to 2019 and SPI Energy Company, Ltd. (NASDAQ:SPI) from 2019 to 2020. Mr. Chan received a Bachelor of Arts degree in Accounting and Economics from Queens College, City University of New York (“CUNY”) in 1987 and a Master of Business Administration degree in Finance and Investments from Baruch College, CUNY in 1989.

Heng Fai Ambrose Chan has served as a Class II Director since April 2020 and as Chairman of the Board since July 2021. Mr. Chan is an accomplished global business leader with over 45 years of experience and specializes in financial restructurings and corporate transformations of emerging growth businesses. Some of the companies that he has founded, rescued, or transformed include American Pacific Bank (USA), China Gas Holdings Limited, a HKSE listed company, Heng Fai Enterprises Limited (now known as Zensun Enterprises Limited), a HKSE listed company, Global Med Technologies, Inc., a private U.S. medical software company, and SingHaiyi Group Limited (now known as SingHaiyi Group Pte. Ltd.), a property development company in Singapore which was listed on SGX. Mr. Chan has served as a director and a Chairman of the Board of Alset Inc., a Nasdaq listed company, since March 2018. Mr Chan has served as a director of Alset International Limited, a multinational holding company listed on SGX since May 2013, as its CEO since March 2014 and as its Executive Chairman of the Board since June 2017. Mr. Chan has served as director of DSS, Inc., a NYSE listed company, since January 2017, as its Chairman of the Board since March 2019. Mr. Chan has served as an Executive Director and Executive Chairman of the Board of HWH International Inc. (formerly known as Alset Capital Acquisition Corp), a Nasdaq listed company, since October 2021 and served as its CEO from October 2021 to January 2024. Mr. Chan has served as a director of Value Exchange International Inc., a company listed on OTC Markets, since December 2021. Mr. Chan has served as an Executive Director of Hapi Metaverse Inc. (formerly known as GigWorld Inc.), a public company reporting to SEC since October 2014 and as its Chairman of the Board since December 2017. Mr. Chan has served as an Executive Director of LiquidValue Development Inc., a public company reporting to SEC, since January 2017, as its Chairman of the Board and CEO since December 2017. Mr. Chan has served as a director and Chairman of the Board of Impact BioMedical Inc., a public company reporting to SEC, since October 2018 and as its CEO since September 2020.

Mr. Chan served as a director of OptimumBank Holdings, Inc., a Nasdaq listed company from June 218 to April 2022. Mr. Chan served as a director of RSI International Systems, Inc.. a Toronto Stock Exchange listed company, from June 2014 to February 2019. Mr. Chan served as a director of Holista Colltech Limited, an ASX listed company, from July 2013 to June 2021. Mr. Chan served as a director of Global Medical REIT Inc., a NYSE listed company, from December 2013 to July 2015. Mr. Chan served as Executive Chairman of the Board of China Gas Holdings Limited, a HKSE listed company, from 1997 to November 2002. Mr. Chan served as a Managing Chairman of Zensun Enterprises Limited (formerly known as ZH International Holdings Limited and Heng Fai Enterprises Limited), a HKSE listed company, from 1992 to July 2015. Mr. Chan served as a Managing Director of SingHaiyi Group Limited (now known as SingHaiyi Group Pte. Ltd.), a property development company in Singapore which was listed on SGX, from March 2003 to September 2013.

Robert H. Trapp was appointed by the Board in November 2020 as a Class I Director, to serve until the Annual Meeting of Shareholders in 2022, or until his successor is elected and qualified. Mr. Trapp is a highly accomplished senior executive with 36 years of cross-cultural business experience with both publicly owned and private companies and a diverse background of experience in industries such as hospitality, finance, real estate, mining, software, biotech and consumer goods. More specifically, Mr. Trapp’s experience includes over 35 years of demonstrated achievements as a Director, President, CEO, Managing Director, CFO, Treasurer and Corporate Secretary of numerous companies operating in Japan, Hong Kong, Canada, and the United States. Mr. Trapp earned a Bachelor of Applied Arts – Hospitality & Tourism Management degree from Ryerson University (Toronto) in Ontario, Canada, and a Bachelor of Commerce degree from the University of Calgary in Alberta, Canada.

Board Composition

Our Board of Directors is composed of three members, Heng Fai Ambrose Chan, John (“JT”) Thatch and Robert H. Trapp. We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committee of the Company’s Board of Directors. However, the Company intends to nominate additional independent directors and form an audit committee, compensation committee and nominating committee prior to uplisting.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors.

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Our directors and executive officers have not, during the past ten years:

●	had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

●	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently, or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities, futures, commodities, or banking activities; or

●	been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Overview of Corporate Governance

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board has approved and oversees the implementation of (i) a Code of Business Conduct and Ethics and (ii) a Conflicts of Interest Policy (collectively, the “Governance Conduct Standards”), as further discussed below. The policies contained in our Governance Conduct Standards embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Directorships and Common Directorships

Mr. Chan, a Director of the Company, also serves on the board of directors of DSS, Inc., formerly Document Security Systems, Inc. (“DSS”) (NYSE:DSS). DSS, together with its subsidiary, Decentralized Sharing Systems, Inc., is a major shareholder of the Company. In addition, Mr. Chan currently serves on the board of directors of Hapi Metaverse Inc. (formerly GigWorld Inc.)(OTC:GIGW), Value Exchange International, Inc. (OTCQB:VEII), and ALSET, Inc. (NASDAQ:AEI). Mr. Chan previously served on the board of directors of OptimumBank Holdings, Inc. (NASDAQ:OPHC) until 2022, RSI International Systems, Inc. (TSXV:RSY.H) until 2019, and Global Medical REIT, Inc. (NYSE:GMRE) until 2015.

Mr. Thatch currently serves on the board of directors of New Electric CV Corp. (formerly, American Premium Water Corporation)(OTC:HIPH).

Mr. Trapp serves on the board of directors of Value Exchange International, Inc. (OTCQB:VEII), Keto Sweet Inc., Global Sugar Solutions, Inc., Happy Sugar Inc., BioLife Sugar, Inc. HWH International, Inc. (Nasdaq: HWH), HWH Multi-Strategy Investment, Inc., Health Wealth & Happiness, Inc., Global BioMedical, Inc., Global BioLife, Inc. SeD BioLife International, Inc. BMI Capital International LLC, and BMI Financial Group Inc. Mr. Trapp previously served on the board of directors of New Electric CV Corp. (formerly, American Premium Water Corporation) (OTC:HIPH) until 2023, Theralink Technologies, Inc. (OTC:THER) until 2020, Amarantus Bioscience Holdings Inc. (OTCM:AMBS) until 2017, APB Spac Inc. until 2022, FNB Spac Inc. until 2022, Alset Hospitality Inc. until 2022, Alset Inc. (Nasdaq:AEI) (formerly Alset EHome International Inc., and HF Enterprises Inc.) until 2021, American Premium Mining Corporation (OTC:HIPH)(formerly American Water Corporation) until 2023, BMI Financial Inc., until 2022, BMI Investment Advisory Inc., until 2022, Elepreneurs International Inc., until 2021, Global Cancer Inc., until 2021, SeD Biomedical, Inc., until 2021 , and SeD Development Management, LLC., until 2018.

Election of Directors and Officers

The Company’s Board of Directors consists of three (3) classes as indicated below. Directors hold office until the Company’s Annual Meeting of Shareholders in the year specified when each Director is elected or until the election/qualification of their respective successors. Our By-Laws permit our Board to fill any Board vacancy and such appointed Director may serve until the next Annual Meeting of Shareholders in which his/her director class is up for election, or until the election/qualification of their successor. Officers are elected annually by the Board and hold office at the discretion of the Board.

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Board of Directors Classes

The following directors serve on the Board and are expected to serve until his/her director class is up for election or until the election/qualification of their respective successors:

Class I – John (“JT”) Thatch and Robert H. Trapp were elected at the 2022 Annual Meeting of Shareholders, each to serve until the Annual Meeting of Shareholders in 2026.

Class II – Heng Fai Ambrose Chan, appointed by the Board in April 2020, was elected at the 2023 Annual Meeting of Shareholders to serve until the Annual Meeting of Shareholders in 2027. Currently, there is one vacant position in Director Class II.

Class III – Currently, there are two vacant positions in Director Class III.

Legal Proceedings

Except as otherwise indicated below, to the knowledge of the Company after reasonable inquiry, no current Director or executive officer of the Company during the past ten years, has (i) been convicted in a criminal proceeding (excluding traffic violations or other minor offenses), (ii) been a party to any judicial or administrative proceeding (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws, (iii) filed a petition under federal bankruptcy laws or any state insolvency laws or has had a receiver appointed for the person’s property or (iv) been subject to any judgment, decree or final order enjoining, suspending or otherwise limiting for more than 60 days, the person from engaging in any type of business practice, acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, (v) been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (vi) been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated, (vii) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (viii) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

No current Director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries in any legal proceeding.

Board Leadership and Role in Risk Oversight

Our Board recognizes that selecting the optimal executive leadership structure and the proper combination or separation of roles, such as the Chief Executive Officer and Chairman roles, must closely consider and be driven by the needs of the Company at any point in time. The Board has not formally adopted an overall policy requiring combination or separation of leadership roles and our governing documents do not mandate a particular executive management structure. The Board reserves the right to modify the leadership structure as needed to best meet the changing needs of the Company from time to time.

The Board oversees our shareholders’ interest in the long-term health and the overall success of the Company and its financial strengths. The full Board is actively involved in overseeing risk management for the Company. It does so in part through discussion and review of our business, financial and corporate governance practices and procedures. The Board, as a whole, reviews the risks confronted by the Company with respect to its operations and financial condition, establishes limits of risk tolerance with respect to the Company’s activities and ensures adequate property and liability insurance coverage.

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Director Independence

We currently have one independent director on our Board. We use the definition of “independence” found in the Listing Rules of Nasdaq to make this determination. Nasdaq provides that an “independent director” is a person other than an executive officer or employee of a company or any other individual having a relationship with which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

●	the director is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officer of the Company served on the compensation committee of such other entity;

●	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions); or

●	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board of Directors has undertaken a review of the independence of each director and will review the independence of any new directors based on information provided by each director concerning their background, employment, and affiliations, in order to make a determination of independence. Our Board of Directors has determined that Mr. Robert H. Trapp is an independent director.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of the Company’s Board of Directors. The Company intends to form an audit committee, compensation committee and nominating committee in the near future. A compensation committee made up of members of management, including non-independent Board members, has been commissioned by the Board and is chartered and operating to assist the Board with executive compensation-related matters.

We have not adopted procedures by which security holders may recommend nominees to our Board.

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Audit Committee Financial Expert

The Board does not currently have an Audit Committee. The Company intends to form an audit committee in the near future. The duties of members of an Audit Committee are currently carried out by the Board as a whole.

Code of Business Conduct and Ethics

Our Board of Directors has adopted (i) a Code of Business Conduct and Ethics and (ii) a Conflicts of Interest Policy that apply to our directors, officers, and employees. Copies of these documents are available in print to any person, without charge, upon written request to our Investor Relations Department at 15200 Tennyson Pkwy, Suite 400, Plano, Texas 75075.

Anti-Hedging Policy and Practices

The Company has not entered into hedging transactions in the past. The Company’s Board of Directors reserves the right to authorize the use of hedging practices in the future and disclosures about any such policy and practices in the future will be made when applicable.

Whistleblower Policy

Sharing Services Global Corporation is committed to the conduct of its business with honesty and integrity. Accordingly, the Company’s Board of Directors has adopted a formal policy (the “Whistleblower Policy”) that requires its Directors, officers, employees, and volunteers (each, a “Company Individual”) to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. As such, the policy: (a) encourages and enables Company Individuals to raise concerns regarding suspected illegal or unethical conduct or practices or violations of the Company’s policies on a confidential and, if desired, anonymous basis, (b) protects Company Individuals from retaliation for raising any such concerns, and (c) establishes policies and procedures for the Company to receive and investigate reported concerns and address and correct inappropriate conduct and actions. Under the Company’s Whistleblower Policy, a Corporate Individual has a responsibility to report in good faith any concerns about actual or suspected violations of the Company’s policies or any federal, state, or local law or regulation governing the Company’s operations (each, a “Concern”). The concerns reportable include but are not limited to financial improprieties, accounting or audit matters, ethical violations, or other similar illegal or improper practices, such as: fraud, theft, embezzlement, bribery or kickbacks, undisclosed conflict of interest, and similar matters.

Under the policy, no Company Individual who in good faith reports a Concern or participates in a review or investigation of a Concern shall be subject to harassment, retaliation, or, in the case of an employee, adverse employment consequences because of such report or participation. This protection extends to each Company Individual who report in good faith, even if the allegations are, after an investigation, not substantiated.

The Company’s Whistleblower Policy provides for Concerns to be reported in writing to the Company’s Chief Executive Officer (the “Compliance Officer”). The Compliance Officer, in turn, is required (a) to promptly investigate or oversee the investigation of each reported Concern, (b) to advice the Board of Director of each reported Concern, and (c) to report relevant compliance activity to the Board of Directors at each regularly scheduled Board meeting. Further, the Compliance Officer is required to promptly notify the Board of Directors of any Concerns regarding accounting practices, internal controls, or auditing matters, and shall work with the Board of Directors until the matter is resolved.

Meetings of the Board and Actions by Written Consent of the Board

During the fiscal year ended March 31, 2023, there were two (2) meetings of the Board and eight (8) actions of the Board by the written consent of the Directors in the absence of a Board meeting. Each such meeting and action by written consent, included the participation of all incumbent Directors at the time of such meeting or action by written consent.

No director has attended fewer than 75% of the meetings of our Board. It is the policy of our Board that all directors should attend the annual meeting of shareholders unless unavoidably prevented from doing so by unforeseen circumstances.

Compensation Committee Interlocks and Insider Participation

At no time have any of the members of our Compensation Committee been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any other entity that has one or more executive officers on our Board of Directors or Compensation Committee.

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EXECUTIVE AND DIRECTOR COMPENSATION

Director Compensation

Director Compensation

During the fiscal year ended March 31, 2024, the Company’s independent directors received compensation pursuant to the compensation program for independent directors established in 2022. Under the program, each independent director receives $2,083.33 per Board meeting attended, for up to twelve (12) meetings during a year (up to $25,000 in compensation annually). In addition, independent directors receive $5,000 per each additional meeting after twelve (12) meetings. During the fiscal year ended March 31, 2024, and 2023, Mr. Trapp received aggregate compensation of approximately $8,333 each year for his services as a director. During the fiscal year ended March 31, 2024, and 2023, directors received no other compensation for their services as directors.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to the named executive officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 31, 2024, and 2023:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Cash Bonus ($)	Stock Warrant Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John (“JT”) Thatch	2024	360,006	-	-	-	46,500	406,507
President, Chief Executive Officer and Director (principal executive officer)	2023	360,006	-	143,559	-	52,118	555,683
Anthony S. Chan (1)	2024	270,000	-	-	-	32,466	302,466
Chief Financial Officer and Corporate Secretary	2023	270,000	-	-	-	30,626	300,626
Catherine J. McCain (2)	2024	70,673	-	-	-	5,611	76,284
Former General Counsel and Corporate Secretary	2023	345,000	-	106,099		55,702	506,801

(1)	Anthony S. Chan has served as Chief Financial Officer of the Company since his appointment by the Board in November 2021, and as Chief Financial Officer and Corporate Secretary since April 3, 2023.
(2)	Catherine J. McCain served as General Counsel and Corporate Secretary of the Company until her resignation effective April 3, 2023.

Narrative Disclosure to Summary Compensation Table

Mr. Thatch served as President, Chief Executive Officer and Director from March 2018 to October 2020, served as President, Chief Executive Officer and Interim Chairman of the Board from October 2020 to July 2021, and has served as President, Chief Executive Officer and Vice Chairman of the Board since July 2021. Under the terms of Mr. Thatch’s employment agreement, Mr. Thatch may earn an incentive bonus subject to the achievement of certain consolidated operating performance goals by the Company during each fiscal quarterly measurement period. Amounts reported under “All Other Compensation” above represents, cell phone allowance, employer contribution to 401(k) Plan, car allowance, and reimbursement of health care insurance premiums for Mr. Thatch’s spouse, and reimbursement of club membership dues, pursuant to Mr. Thatch’s employment agreement. References to Mr. Thatch’s employment agreement are to the Amended and Restated Executive Employment Agreement between the Company and Mr. Thatch effective May 16, 2019, which agreement has an initial term of five (5) years. The Summary Compensation Table above does not reflect $0 and $12,000 reimbursed to Mr. Thatch in the fiscal year 2024 and 2023, respectively, for costs associated with his office in Florida.

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Mr. Anthony S. Chan has served as Chief Financial Officer of the Company since his appointment by the Board in November 2021, and as Chief Financial Officer and Corporate Secretary since April 3, 2023. Amounts reported under “All Other Compensation” above represents cell phone allowance, employer contribution to 401(k) Plan, and reimbursement of health care insurance premiums for Mr. Chan’s family, pursuant to Mr. Chan’s employment agreement, which agreement has an initial term of three (3) years.

Ms. McCain served as the Company’s General Counsel and Corporate Secretary pursuant to a General Counsel Employment Agreement between Ms. McCain and Sharing Services Global Corporation effective June 1, 2019, and an Amended and Restated Executive Employment Agreement between Ms. McCain and certain consolidated subsidiaries of the Company, from May 15, 2019 (the “May 2019 Employment Agreement”) until her resignation effective April 3, 2023. Under the terms of the May 2019 Employment Agreement, Ms. McCain could earn a cash bonus and an incentive bonus, with such incentive bonus being subject to the achievement of certain consolidated operating performance goals by the Company during each fiscal quarterly measurement period. In addition, pursuant to the terms of the May 2019 Employment Agreement, in May 2020, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of such common stock, in May 2021, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of such common stock and, in May 2022, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of such common stock. Amounts reported under “All Other Compensation” above represents car allowance, cell phone allowance, employer contribution to 401(k) Plan, car allowance, and reimbursement of health care insurance premiums for Ms. McCain’s family, reimbursement of professional membership dues, continuing professional education expenses, reimbursement of tennis membership dues, and fees paid to third party professionals for income tax return preparation, and financial, tax and estate planning services, pursuant to the May 2019 Employment Agreement.

Outstanding Equity Awards

The Board has not adopted a formal stock-based compensation plan. Prior to the date of this Proxy Statement, the Board has granted awards of equity instruments to Ms. McCain and to Mr. Thatch in connection with their respective employment agreements. Except as indicated below, all such equity instruments have been exercised as of the date of this Proxy Statement.

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The table below summarizes all unexercised options or warrants, vested and not vested, and any other equity-type awards for each named executive officer outstanding as of March 31, 2024:

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION or WARRANT AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options or Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options or Warrants (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option or Warrant Exercise Price ($)	Option or Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John (“JT”) Thatch (1)	8,444,663		8,444,663	$0.0001	2-20-2028	-	-	-	-
Catherine J. McCain (2)	5,625,000	-	5,625,000	$0.0096	5-15-2024	-	-	-	-

(1) Effective February 20, 2023, the Company’s Board of Directors awarded Mr. Thatch a fully vested warrant to purchase up to 8,444,663 shares of the Company’s common stock, at the exercise price of $0.0001 per share.

(2) Under the terms of the May 2019 Agreement, in May 2020, the Company awarded Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of the Company’s common stock, in May 2021, the Company awarded to Ms. McCain a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of the Company’s common stock and, in May 2022, Ms. McCain was awarded a fully vested warrant to purchase up to 1,875,000 shares of the Company’s common stock at an exercise price per share indexed to the price of such common stock. All such warrants expire on May 15, 2024.

Compensation Discussion and Analysis

The Company is a Smaller Reporting Company, as defined in Rule 12b-2 of the Exchange Act and, accordingly, has omitted certain information required in this prospectus pursuant to the applicable scaled disclosure rules.

Additional Narrative Disclosure

Under the terms of Mr. Thatch’s employment agreement, upon termination of employment within one year of a change in control event, as defined in the employment agreement, or otherwise upon termination of employment by the Company for any reason other than cause, as defined in the employment agreement, or upon the executive’s resignation for good reason, as defined in the employment agreement, the Company is obligated to pay the executive an amount equal to three years’ base salary and a pro-rata portion of the incentive pay that the executive would have earned in the year of termination, except for the fact that such termination occurred.

Under the terms of Mr. Chan’s employment agreement, upon termination of employment by the Company for any reason, or by the executive for any reason, the Company is obligated to pay the executive an amount equal to six months’ base salary.

Under the terms of Ms. McCain’s employment agreement, upon termination of employment within one year of a change in control event, as defined in the employment agreement, or otherwise upon termination of employment by the Company for any reason other than cause, as defined in the employment agreement, or upon the executive’s resignation for good reason, as defined in the employment agreement, the Company is obligated to pay the executive: (a) an amount equal to 36 months’ base salary base salary, (b) a pro-rata portion of the incentive pay that the executive would have earned in the year of termination, except for the fact that such termination occurred, (c) an amount equal to the Company’s cost for 24 months’ of customary employee benefits for which the executive qualified for at the time of termination, grossed up so that the after tax value of the payment equals the value of such benefits to the executive at the time of termination, and (d) an amount equal to the present value of the contributions to a retirement plan that the Company would have made for the executive’s benefit during the 24 months following termination, except for the fact that such termination occurred, grossed up so that the after tax value of the payment equals the present value of the retirement benefit to the executive at the time of termination. Ms. McCain resigned from all positions with the Company and the Company’s subsidiaries effective April 3, 2023.

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RELATED PARTY TRANSACTIONS

Transactions with Related Persons

SEC regulations require that we disclose any transaction, arrangement, or relationship in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which a “related person” had or will have a direct or indirect material interest. For this purpose, a related person is: (i) a director, an executive officer, or a director nominee in this Proxy Statement, (ii) a beneficial owner of more than 5% of any class of the Company’s voting securities, (iii) an immediate family member of a director, an executive officer, a director nominee in this Proxy Statement, or a beneficial owner of more than 5% of any class of the Company’s voting securities, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest.

DSS, Inc. (formerly Document Security Systems, Inc.) and Subsidiaries

In July 2020, the Company and Heng Fai Ambrose Chan, a Director of the Company, entered into a Stock Purchase and Share Subscription Agreement (the “SPA Agreement”) pursuant to which Mr. Chan invested $3.0 million in the Company and the Company agreed to issue 30.0 million shares of the Company’s common stock and a fully vested Stock Warrant to purchase up to 10.0 million shares of the Company’s common stock at an exercise price of $0.20 per share (the “Assigned Warrants”). Concurrently with the SPA Agreement, Mr. Chan and DSS, then a major shareholder of the Company, entered into an Assignment and Assumption Agreement pursuant to which Mr. Chan assigned to DSS all interests in the SPA Agreement. In July 2020, the Company issued 30.0 million of its common stock pursuant to the SPA Agreement. The Stock Warrant issued pursuant to the SPA Agreement expires on the third anniversary from the issuance date, unless exercised earlier.

In April 2021, the Company and Decentralized Sharing Systems, Inc. (“DSSI”), a subsidiary of DSS, entered into a Securities Purchase Agreement, pursuant to which DSSI granted a $30.0 million loan to the Company in exchange for: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Stock Warrant to purchase up to 150,000,000 shares of the Company’s common stock, at $0.22 per share. At any time during the term of the Note, all or part of the Note, including the principal amount less unamortized prepaid interest, if any, plus any accrued interest can be converted into shares of the Company’s common stock at the rate of $0.20 per share, at the option of the holder. Under the terms of the loan agreement, the Company agreed to pay to DSSI a loan origination fee of $3.0 million, payable in shares of the Company’s common stock, with the number of shares to be calculated at the rate of $0.20 per share. In April 2021, Sharing Services issued 27.0 million shares of its common stock to DSSI, including 15.0 million shares in payment of the loan origination fee and 12.0 million shares in prepayment of interest on a loan for the first year, as more fully discussed in Note 13, “CONVERTIBLE NOTES PAYABLE”.

In December 2021, the Company and DSSI entered into a Stock Purchase and Share Subscription Agreement pursuant to which DSSI invested $3,000,000 in the Company in exchange for 50.0 million shares of common stock (the “Shares”) and stock warrants (the “Service Warrants”) to purchase up to 50.0 million shares of the Company’s common stock. The Stock Warrants are fully vested, have a term of five (5) years and are exercisable at any time prior to expiration, at the option of DSSI, at a per share price equal to $0.063.

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In January 2022, the Company and DSS who, together with its subsidiaries, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS will provide to the Company certain consulting services, as defined in the Consulting Agreement. The Consulting Agreement may be terminated by either party on a 60-day’s written notice. In connection with the Consulting Agreement, the Company agreed to pay DSS and flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s common stock, at the exercise price of $0.0001 per share. In February 2022, the Company issued 50.0 million shares of its common stock to DSS in connection with exercise of the Stock Warrant.

In June 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s common stock (the “DSSI Warrants”), at $0.033 per share, in exchange for the $27.0 million. The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on June 14, 2024. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s common stock, at the option of the holder. In connection with the loan, the Company agreed to pay to DSSI a loan Origination Fee of $270,000. In addition, under the terms of the SPA, DSSI surrendered to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s common stock, at $0.22 per share, issued concurrently with such $30.0 million note.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s common stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSS.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”) pursuant to which the parties agreed to: (1) exchange and surrender of the Assigned 60 million Warrants in exchange for 693,194 shares of the Company’s common stock; (2) exchange and surrender the Service Warrants of 818,181,819 warrants for 9,452,647 shares of the Company’s common stock; (3) exchange and surrender the DSSI Warrants; and (4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note in exchange for 14,854,159 shares of the Company’s common stock. The Company issued 25,000,000 shares of the Company’s common stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Agreement. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend on the Company’s consolidated financial statements.

On April 17, 2023, the Company and DSSI mutually agreed in a subsequent Letter Agreement (the “Second DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company agreed to issue 28,877,005 shares of the Company’s common stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, in the amount of $540,000 owed to DSSI.

On May 4, 2023, DSS and DSSI distributed, in the aggregate, 280,528,500 shares of SHRG they then held to DSS, Inc. shareholders in connection with the Form S-1 (file no. 333-271184) initially filed with the Securities and Exchange Commission on April 7, 2023, and declared effective on April 25, 2023. Accordingly, after the distribution, DSS ceased to be a majority shareholder of the Company.

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On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“HWHH Shares”) representing all of the issued and outstanding shares of common stock of HWHH Holdings, Inc., a Texas corporation (“HWHH”). The Company purchased the HWHH Shares for a consideration of (i) $10.00 paid immediately in cash, and (ii) up to $1,210,224.31 payable from the gross proceeds generated from the sale of HWHH’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Effective June 30, 2023, the Company and DSSI, entered into three additional transactions for offsetting certain SHRG liabilities by the sale of assets, as follows:

I.	Subject to the terms of an Assignment of Limited Liability Company Interests agreement, DSSI purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.56 million in SHRG liabilities secured by certain Commercial Real Estate, (b) DSSI credited SHRG $239,790 toward amounts owing under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, with an estimated value of $7.8 million; subject only to the assumed indebtedness.

II.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and Liens and Other Loan Documents, and Note Allonge document, DSSI purchased from SHRG a Stemtech promissory note in the amount of $1.4 million, along with all SHRG’s rights in any Stemtech warrants, for a purchase price of $1.1 million, with the financial terms generally summarized as follows: (a) DSSI pays the $1.1 million purchase price by crediting the $27.0 million loan, first to interest and then to principal, and (b) DSSI acquired ownership of certain $1.4 million promissory note payable by Stemtech, free and clear of any liens, and any equity or warrant interest in the Stemtech that SHRG may have held.

III.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and liens and Other Loan Documents, DSSI purchased from SHRG a promissory note(s) in the amount of $640,000 and related equity interests of 1044Pro LLC, for a purchase price of $400,000, with the financial terms generally summarized as follows: (a) DSSI pays the purchases price by crediting the $27 million loan, to the outstanding principal and interest owing under the terms of that note, and (b) DSSI acquired ownership that $640,000 promissory note payable by 1044Pro, free and clear of any liens, and any equity interest in 1044Pro LLC that SHRG held.

Effective August 31, 2023, the Company, entered into an Exchange Agreement (the “Exchange Agreement”) with DSSI, pursuant to which, DSSI agreed to cancel the obligations of the Company under that certain promissory note, dated June 15, 2022, between the Company and DSSI (the “Note”), including the aggregate principal amount of the Note, together with unpaid interest of $26,169,367.33 in exchange for 26,000 shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”, and such transaction, the “Exchange”). The Exchange was consummated on August 31, 2023. For additional information on the Series D Preferred Stock, see “Description of Securities—Series D Preferred Stock”.

As of July 28, 2023, DSS and its affiliates owned, in the aggregate, 24,821,089 shares of the Company’s common stock. Heng Fai Ambrose Chan, Frank D. Heuszel, and John (“JT”) Thatch, each a Director of the Company, also serve on the Board of Directors of DSS. Mr. Chan serves as Executive Chairman of the Board of Directors of the Company. Mr. Thatch serves as President, CEO and Vice Chairman of the Board of Directors of the Company.

On January 31, 2024, DSSI and Ascend Management executed an agreement whereby the obligations under the HWHH SPA were deemed fully complied with and that Ascend Management has been fully released and discharged from all liabilities, obligations, claims and demands whatsoever arising out of or in connection with the HWHH SPA and in respect of anything done or omitted to be done under or in connection with the HWHH SPA.

On August 31, 2023, the Company and DSSI executed a debt exchange agreement whereby DSSI cancelled the $27 million loan and accepted 26,000 shares of the Company’s Series D Preferred Stock, $0.0001 par value per share (“Preferred D Stock”) in exchange for the cancellation of the $27.0 million loan. Pursuant to the debt exchange agreement, the principal amount together with all unpaid interest, totaling $26,169,367 was deemed to be repaid. The holder of Preferred D Stock is entitled to receive dividends in cash valued at a rate of 25% per annum of the operating income of the Company. Any accrued and unpaid dividends shall be payable in cash commencing on August 31, 2024 and continuing each annual anniversary of such date on a perpetual basis.

American Pacific Bancorp, Inc.

On June 15, 2022, Sharing Services, through one of its subsidiaries, entered into a secured real estate promissory note with American Pacific Bancorp, Inc. (“APB”), and the Company entered into a Loan Agreement pursuant to which APB loaned the Company approximately $5.7 million (the “APB Loan”). The APB Loan bears interest at the annual rate of 8% matures on June 1, 2024, is payable in equal monthly instalments of $43,897 commencing on July 1, 2022 (with the remainder due on June 1, 2024). The loan is secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on June 17, 2022. APB is a subsidiary of DSS. Heng Fai Ambrose Chan, Frank D. Heuszel and John “JT” Thatch, each a Director of the Company, also serve on the Board of Directors of DSS, and Messrs. Chan and Heuszel also serve on the Board of Directors of APB.

On August 11, 2022, the Company executed a revolving credit promissory note with APB pursuant to which the Company has access to advances with a maximum principal balance not to exceed the principal sum of $10.0 million. The APB Revolving Note is collateralized by the assets of the Company, and it bears interest at the annual rate of 8% and such interest shall be due and payable quarterly as it accrues on the outstanding balance. On December 9, 2022, APB and the Company mutually agreed to limit and/or end any further commitment by APB to fund or to readvance under the terms of the APB Revolving Note to $6.0 million. As of March 31, 2023, the Company had $1,430,459 outstanding under the APB Revolving Note.

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As discussed above, effective June 30, 2023 subject to the terms of an Assignment of Limited Liability Company Interests agreement, DSSI purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.56 million in SHRG liabilities (namely, all amounts due under the APB Loan and the APB Revolving Note), (b) DSSI credited SHRG $239,790 toward amounts owing under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, with an estimated value of $7.8 million; subject only to the assumed indebtedness.

Alset Title Company, Inc.

In December 2021, Sharing Services, through one of its subsidiaries, purchased an office building in Lindon, Utah for $8,942,640. In connection therewith, Alset Title Company, Inc. (“Alset Title”), a subsidiary of DSS, acted as escrow and closing agent for the transaction, at no cost. DSS, together with its subsidiaries, is a shareholder of the Company.

Hapi Café, Inc.

In November 2021, Sharing Services and Hapi Café, Inc, a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement pursuant to which Sharing Services acquired the exclusive franchise rights in North America (U.S. and its territories, Canada, and Mexico) to the brand “Hapi Café.” Under the terms, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five (5) corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the Master Franchise Agreement.

HWH International, Inc.

In October 2017, Sharing Services issued a Convertible Promissory Note in the principal amount of $50,000 (the “Note”) to HWH International, Inc. (“HWH” or the “Holder”). HWH is affiliated with Heng Fai Ambrose Chan, who became a Director of the Company in April 2020. The Note is convertible into 333,333 shares of the Company’s common stock. Concurrent with issuance of the Note, the Company issued to HWH a detachable stock warrant to purchase up to an additional 333,333 shares of the Company’s common stock, at an exercise price of $0.15 per share. Under the terms of the Note and the detachable stock warrant, the Holder is entitled to certain financing rights. On August 9, 2022, HWH and the Company executed an agreement to settle the Note and cancel the related stock warrant for $78,636, which amount represents the principal plus accrued interest. The Company made the payment to HWH on August 9, 2022.

HWH World, Inc.

A subsidiary of the Company operating in the Republic of Korea subleases office space from HWH World, Inc. (“HWH World”), a subsidiary of DSS. Pursuant to the terms of the sublease agreement, the Company recognized a right-of-use asset and an operating lease liability of $261,835 in connection therewith in its fiscal year ended March 31, 2022. In the fiscal year ended March 31, 2022, the Company recognized expense of $222,092 in connection with this lease. As of March 31, 2022, accounts payable include payments due to HWH World under the lease of $213,742. In May 2022, the Company and HWH World amended the related sublease agreement to significantly reduce the space subleased by the Company and the related rent obligation. As of March 31, 2023, the agreement constitutes a month-to-month arrangement.

In September 2021, the Company and HWH World entered into an Advisory Agreement pursuant to which the Company provides strategic advisory services to HWH World in connection with its North America expansion plans in exchange for a monthly fee of $10,000. During the fiscal year ended March 31, 2022, the Company recognized consulting income of $76,700 in connection therewith. The Advisory Agreement was terminated during the three months ended June 30, 2022.

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As discussed above, on July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Impact BioMedical, Inc.

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased health and wellness products from Impact BioMedical, Inc., a subsidiary of DSS, in the aggregate amount of $111,414.

K Beauty Research Lab. Co., Ltd

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased skin care products manufactured by K Beauty Research Lab. Co., Ltd (“K Beauty”), a South Korean-based supplier of skin care products that is affiliated with Heng Fai Ambrose Chan, a Director of the Company, in the aggregate amount of $2.3 million.

MojiLife, LLC

On October 1, 2023, MojiLife, LLC, a Utah limited liability company and its principals Darin Davis and Kimberlee Davis (collectively the “Seller”) and Moji Life International, Inc., a Nevada corporation (the “Purchaser”), a wholly-owned subsidiary of the Company (collectively the “Parties”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the Purchaser purchased and assumed the Seller’s real and personal property including, the real property and improvements pursuant to the Bill of Sale (defined below), machinery and equipment, intellectual property, trade names, patents, marketing strategies and materials, all product formulas, all saleable inventory, the Seller’s organization database of distributors and customers, and certain liabilities of the Seller including certain liabilities (the “Assumed Liabilities”) related to the inventory incurred (collectively the “Acquired Assets”).

The Asset Purchase Agreement contains customary confidentiality and indemnification provisions and customary representations, warranties and covenants by the parties for transactions of this type.

In connection with the Asset Purchase Agreement, on October 1, 2023, MojiLife, LLC and the Purchaser entered into a Bill of Sale (the “Bill of Sale”), pursuant to which all rights, title and interests set forth in the Asset Purchase Agreement were transferred and assigned to the Company, including the real property and improvements located at 844 S. 800 West, Suite 214, Pleasant Grove, Utah 84062.

In connection with the Asset Purchase Agreement, on October 1, 2023, the Purchaser and SHRG Development Ventures, LLC (“SHRGDV”), an affiliate of Purchaser and subsidiary affiliate of the Company also entered an Exchange Agreement (the “October 1 Exchange Agreement”) Pursuant to the October 1 Exchange Agreement, SHRDV relinquish and surrendered its 30.75% LLC unit ownership interest in Seller.

New Electric CV Corp. (formerly, American Premium Water Corporation)

In July 2021, the Company, and New Electric CV Corp. (formerly American Premium Water Corporation) (“American Premium”) entered into a business consulting agreement pursuant to which the Company provides consulting services to American Premium in exchange for a monthly fee of $4,166. Mr. John “JT” Thatch, a director of the Company, also serves on the Board of Directors of American Premium. During the fiscal year ended March 31, 2023, and 2022, the Company recognized consulting fee income of approximately $50,000 and $33,000, respectively.

Premier Packaging Corporation

In the fiscal year ended March 31, 2023, and 2022, a wholly owned subsidiary of the Company issued purchase orders to Premier Packaging Corporation, a subsidiary of DSS, to acquire printed packaging materials for approximately $108,000 and $156,000, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of [●], 2024, there were 376,328,885 shares of the Company’s common stock; 3,100,000 shares of its Series A Preferred Stock issued and outstanding; 3,220,000 shares of its Series C Preferred Stock issued and outstanding and 26,000 shares of its Series D Preferred Stock issued and outstanding, excluding shares that any named person has the right to acquire pursuant to convertible instruments. Each outstanding share of common stock; Series A Preferred Stock; and Series C Preferred Stock entitles the holder to one (1) vote. In addition, each outstanding share of Series A Preferred Stock and Series C Preferred Stock is convertible into one share of the Company’s common stock. The outstanding shares of Series D Preferred Stock are non-convertible to shares of common stock and do not entitle the holder to voting rights.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this disclosure, a person or group of persons is deemed to have “beneficial ownership” of any shares of our common stock that such person or group of persons owns or has the right to acquire within 60 days of the date of this prospectus, except as discussed below. For purposes of computing the percentage of the outstanding shares of our common stock held by a named person, any shares that such person has the right to acquire within 60 days of the date of this Proxy Statement are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. For purposes of computing the percentage of the outstanding shares of our common stock held by all executive officers and/or directors as a group (12 persons), any shares that such group of persons has the right to acquire within 60 days of the date of this Proxy Statement are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

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The following table sets forth certain information regarding the ownership of our capital stock, as of February [●], 2024, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of all voting classes of our stock, (ii) each executive officer and director of the Company, and (iii) all our executive officers and/or directors as a group. The table reflects the number of shares held, the percentage of ownership of each voting class held, and the percentage of ownership of all voting classes held by each listed person or group of persons. No person beneficially owns more than 5% of the shares of our Series C Preferred Stock outstanding. Unless otherwise noted, the address for the shareholders listed below is 5200 Tennyson Parkway, Suite 400, Plano, TX 75024.

Title of Class	Name of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]	Percent of All Voting Classes [3]
Class A Common Stock	ALSET, Inc. 4800 Montgomery Lane, Suite 210 Bethesda, MD 20814	125,624,528	33.4%	32.8%
	DSS, Inc. 275 Wiregrass Pkwy. West Henrietta, NY 14586	24,821,089	6.6%	6.5%
	Heng Fai Ambrose Chan [4]	188,393,373	50.1%	49.2%

	John (“JT”) Thatch [5]	16,472,660	4.4%	4.3%

	Robert H. Trapp	-	-	-

	Anthony S. Chan	-	-	-

	All Officers and/or Directors as a Group – 6 persons	223,429,793	54.5%	53.5%

Series A Preferred Stock	Research & Referral BZ [6] 11 Hibiscus Street Ladyville, Belize	2,900,000	93.5%	0.8%

	All Officers and/or Directors as a Group - 6 persons	-	-	-

Series C Preferred Stock	All Officers and/or Directors as a Group - 6 persons	-	-	-

[1] Each person named above may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct and indirect stock holdings.

[2] Calculated based on the total shares of each respective class of voting equity securities issued and outstanding as of October 30, 2023, as follows: Class A Common Stock: 376,328,885 shares; Series A Preferred Stock: 3,100,000 shares; and Series C Preferred Stock: 3,220,000 shares.

[3] Calculated based upon the aggregate Voting Power of all shares of all classes of stock held by the named person compared to the aggregate Voting Power of all shares of all classes of voting securities issued and outstanding. Assuming the conversion of all shares of all classes of convertible stock issued and outstanding, the total number of shares of our common stock outstanding and entitled to vote would be 382,648,885 shares (with each share entitled to one vote).

[4] Reflects shares held by Mr. Chan and shares held by: (a) ALSET, Inc. and its subsidiary, (b) DSS, Inc. and its subsidiaries, (c) Global BioMedical Pte., Ltd., and (d) Heng Fai Holdings, Ltd., in the aggregate, over which Mr. Chan maintains voting control. Mr. Chan is a director of ALSET, DSS, Global BioMedical, and Heng Fai Holdings.

[5] Reflects 16,472,620 shares held by the Thatch Family Trust, shares held by members of Mr. Thatch’s family, over which Mr. Thatch maintains voting control.

[6] Represents shares purportedly held by Research & Referral BZ. As disclosed in prior Company filings, in the fiscal year 2019, the Company filed suit against Research & Referral BZ and two other parties concerning breach of contract, fraud, and statutory fraud in a stock transaction, violations of state securities laws and alter ego relating to a stock exchange/transfer transaction, involving the Company’s stock. In April 2020, the court issued a Final Default Judgment in favor of the Company finding Research and Referral, BZ liable for the Company’s claims of fraud in the inducement and statutory fraud in a stock transaction. Further, the court ordered that the stock transaction be rescinded, and the Company’s stock be returned to the Company, and the matter has been dismissed with prejudice.

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DESCRIPTION OF SECURITIES

General

The following description summarizes the most important terms of our capital stock, as they will be in effect upon the closing of this offering. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Articles of Incorporation and Amended and Restated Bylaws, to be effective immediately prior to the closing of this offering, and the registration rights agreements, each of which will be included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Nevada law.

Immediately prior to the closing of this offering, our authorized capital stock will consist of 2,000,000,000 shares of common stock, $0.0001 par value per share, and 200,000,000 shares of preferred stock, $0.0001 par value per share.

As of the date of this prospectus, 376,328,885 shares of our common stock, 3,100,000 shares of our Series A Convertible Preferred Stock, 3,220,000 shares of our Series C Convertible Preferred Stock and 26,000 shares of Series D Preferred Stock outstanding, were issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote. Holders of common stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the common stock, to receive any dividend declared by the Board of Directors. If we are voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them. Holders of common stock have no redemption or conversion rights. The rights, preferences and privileges of holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have received approval by our Board and the holders of a majority of our outstanding voting securities, without further stockholder approval to complete a reverse stock split and file an amendment to our Articles of Incorporation with the Nevada Secretary of State at a ratio of 1,400-for-1. We expect the reverse stock split to take effect prior to the consummation of this offering. The reverse stock split remains subject to approval by the FINRA. There is no guarantee that the Company will be successful in achieving FINRA’s approval or uplisting to the Nasdaq Capital Market. See “Description of Securities” and “Risks Related to This Offering and The Reverse Stock Split” for additional information regarding the reverse stock split and other matters related to our common stock. We expect the reverse stock split to take effect prior to the consummation of this offering.

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Preferred Stock

We are authorized to issue 200,000,000 shares of Preferred Stock, par value $0.0001 per share, in one or more series. Each holder of shares of a series of Preferred Stock shall be entitled to such preferences and rights and be subject to such limitations as our Board of Directors shall determine.

Series A Convertible Preferred Stock

The Board has authorized the issuance of up to 100,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Shares of our Series A Preferred Stock are senior in rank to shares of our Series C Preferred Stock. The affirmative vote of the holders of 86% of the issued and outstanding shares of our Series A Preferred Stock is required for the Board: (i) to declare dividends upon shares of our common stock unless, with respect to cash dividends, the shares of our Series A Preferred Stock are to receive the same dividend as the common shares, on an as converted basis; (ii) to redeem the shares of our Series A Preferred Stock at a redemption price of $0.001 per share; (iii) to authorize or issue additional or other capital stock that is junior or equal in rank to shares of our Series A Preferred Stock with respect to the preferences as to distributions and payments upon the liquidation, dissolution, or winding up of the Company; and (iv) to amend, alter, change, or repeal any of the powers, designations, preferences, and rights of our Series A Preferred Stock. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company the sum of $0.001 per share before any payment or distribution shall be made on our shares of common stock, or any other class of capital stock ranking junior to the Series A Preferred Stock. For a period of 10 years from the date of issuance, the holders of the Series A Preferred Stock may elect to convert each share of the Series A Preferred Stock into one share of the Company’s common stock. Each share of our Series A Preferred Stock is entitled to one vote when voting as a class or together with the shares of our common stock.

Series B Convertible Preferred Stock

The Board has authorized the issuance of up to 10,000,000 shares of Series B Convertible Preferred Stock (the Series B Preferred Stock”). Issued and outstanding shares of our Series B Preferred Stock, if any, are senior in rank to shares of our Series A and Series C Preferred Stock.

Series C Convertible Preferred Stock

The Board has authorized the issuance of up to 10,000,000 shares of Series C Convertible Preferred Stock (the Series C Preferred Stock”). Shares of our Series C Preferred Stock are junior in rank to the Series A and Series B Preferred Stock. The affirmative vote of the holders of 86% of the issued and outstanding shares of our Series C Preferred Stock is required for the Board: (i) to declare dividends upon shares of our common stock unless, with respect to cash dividends, the shares of our Series C Preferred Stock are to receive the same dividend as the common shares, on an as converted basis; (ii) to redeem the shares of Series C Preferred Stock at a redemption price of $0.001 per share; (iii) to authorize or issue additional or other capital stock that is junior or equal in rank to our Series C Preferred Stock with respect to the preferences as to distributions and payments upon the liquidation, dissolution, or winding up of the Company; and (iv) to amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series C Preferred Stock. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock are entitled to receive out of the assets of the Company the sum of $0.001 per share before any payment or distribution shall be made on our shares of common stock, or any other class of capital stock of the Company ranking junior to the Series C Preferred Stock. For a period of 10 years from the date of issuance, the holders of the Series C Preferred Stock may elect to convert each share of Series C Preferred Stock into one share of the Company’s common stock. Each share of our Series C Preferred Stock is entitled to one vote when voting as a class or together with shares of our common stock.

Series D Preferred Stock

The Board has authorized the issuance of up to 26,000 shares of the Series D Preferred Stock. From the first date of issuance of any Series D Preferred Stock, each Holder of the Series D Preferred Stock (each a “Holder”) shall be entitled to receive cumulative dividends be paid by the Company in cash at the rate of twenty-five percent (25%) per annum of the net operating income of the Company for its calendar year. Accrued and unpaid dividends are cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be operating income or surplus available for the payment of dividends in such fiscal year. Accrued and unpaid dividends shall be payable in cash commencing June 1, 2024 and continuing each annual anniversary of such date, until such Series D Preferred Stock is called by the Company.

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So long as the Series D Preferred Stock is outstanding, a majority of Holders (owning fifty percent (50%) or more) of Preferred D Stock will be entitled to designate individuals to the board of directors of the Company as necessary to maintain a ratio of at least 28.5% of the filled Board seats, subject to confirmation by the Board, to fill any vacancy in such Board seats and to remove and replace any individuals designated to fill such Board seats. Without the prior written consent of the holders of fifty percent (50%) or more of the outstanding shares of the Series D Preferred Stock, the Company shall not (i) authorize or issue additional or other capital stock that is of junior, equal or greater rank to the shares of the Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company, (ii) amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock, and (iii) directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock, if any shares of the Series D Preferred Stock are outstanding.

Representative’s Warrants

The Company has agreed to issue to the Representative (or its designees) warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering. See “Underwriting—Representative’s Warrants” in this prospectus for more information regarding the Representative’s Warrants.

Options and Warrants

As of the date of this prospectus, warrants to purchase up to [●] shares of our common stock were issued and outstanding, with a weighted-average time of exercise of [●] years, and a weighted-average exercise price of $[●], subject to adjustments. Of this total number, warrants to purchase up to [●] shares of our common stock may only be exercised on a cash basis, whereas the remaining warrants may also be exercised on a cashless basis if at any time following the issuance date of such warrants there is no registration statement registering for resale the shares of common stock issuable upon exercise of such warrants.

Registration and Piggyback Rights

Certain holders of our common stock may be contractually entitled to certain “piggyback” registration rights. The piggyback registration rights are not applicable to certain shares that may be sold pursuant to Rule 144 of the Securities Act and shares that are subject to an effective registration statement. The piggyback registration rights are subject to customary underwriter cutbacks applicable to all holders of registration rights, pursuant to which the underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in such registration statement.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Exchange Listing

Our common stock is currently quoted on the OTC Pink under the symbol “SHRG”. We have applied to list our common stock under the symbol “SHRG” on the Nasdaq Capital Market. No assurance can be given that our application will be approved, and we will not consummate this offering unless our common stock is approved for listing on the Nasdaq Capital Market.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Nevada law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or upon debt conversion, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.

Upon completion of this offering we estimate that we will have [●] outstanding shares of our common stock, calculated as of [●], 2024, assuming no further conversions of preferred stock, no exercise of outstanding options or warrants, and no sale of shares reserved for the underwriters for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our common stock sold pursuant to this offering will be registered under the Securities Act, and therefore freely transferable, except for our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after this offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our common stock unless such shares are separately registered under an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e., securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of common stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about us is “available,” which means that, on the date of sale, we have been subject to the reporting requirements of the Exchange Act for at least 90 days and are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares received by our affiliates in this offering or upon exercise of stock options or upon vesting of other equity-linked awards may be “control securities” rather than “restricted securities.” “Control securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock purchased in this offering, which we refer to as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;
●	tax-exempt organizations or governmental organizations;
●	regulated investment companies and real estate investment trusts;
●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
●	tax-qualified retirement plans;
●	certain former citizens or long-term residents of the United States;
●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
●	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
●	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
●	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

●	an individual citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

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●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock - Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “-Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange, or other Taxable Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
●	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
●	shares of our common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We expect to enter into an underwriting agreement with Revere Securities LLC to act as the representative (the “Representative”) of the underwriters named below, with respect to the shares of common stock in this offering. The Representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell to the underwriter the number of shares of common stock as indicated below.

Name of Underwriter(s)	Number of Shares
Revere Securities LLC

Total

The underwriters are committed to purchasing all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, the Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in certain marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have been advised by the Representative that the underwriters intend to make a market in our shares, but that they are not obligated to do so and may elect not to make markets or to discontinue making a market at any time without notice.

We intend for our Board to effect a reverse stock split in connection with this offering and our intended listing of our common stock on Nasdaq, to occur as of the effective date of the registration statement of which this prospectus forms a part, but prior to the closing of the offering. However, we cannot guarantee that Nasdaq will approve our initial listing application for our common stock upon such reverse stock split. We have applied to have our common stock listed on Nasdaq under the symbol “SHRG”, which listing is a condition to this offering, but no assurance can be given that our application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and will terminate this offering.

In addition, we anticipate applying for quotation of our common stock on the OTCQB system of the OTC Market Group under the symbol “SHRG” prior to the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be quoted on the OTCQB or, if traded, that a public market will materialize.

Over-Allotment Option

We have granted to the Representative an over-allotment option. This option, which is exercisable for up to 45 days from the closing date of this offering, permits the Representative to purchase up to an additional shares of common stock (fifteen percent (15%) of the shares of common stock sold in this offering) at the public offering price listed on the cover page of this prospectus, less the underwriting discounts. The Representative may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriters’ name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table unless agreed to otherwise with the Representative.

Underwriting Discounts and Expenses

Common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount equal to six percent (6.0%) per share from the public offering price. The underwriters may offer the shares of common stock through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares of common stock at the prices and upon the terms stated therein.

The following table shows the per share and total underwriting discounts we will pay to the underwriters.

		Per Share		No Exercise		Full Exercise(2)
Public offering price(1)	$		$		$
Underwriting discounts (6%)(2)	$		$		$
Proceeds, before expenses, to the Company	$		$		$

(1)	Public offering price per share assumed at $[●] per share, which is the last reported bid price of our common stock on the OTC Pink Marketplace (the “OTC Pink”) on [●], 2024.
(2)	We have also agreed to compensate the Representative a non-accountable expense allowance of 0.5% of the gross proceeds of the offering and have agreed to reimburse certain accountable expenses of up to $200,000 as provided below.

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We have agreed to reimburse the Representative up to a maximum of $200,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. The maximum amount of such costs and expenses incurred by the Representative that the Company shall be responsible for shall not exceed $75,000 in the event that there is not a closing of the offering.

Except as disclosed in this prospectus, the Representative has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts, will be approximately $[●], including a maximum aggregate reimbursement of $200,000 of the underwriters’ accountable expenses.

We have agreed to pay the Representative a non-accountable expense allowance equal to one half percent (0.5%) of the gross proceeds received from the sale of shares of common stock. The non-accountable expense allowance will be paid through a deduction from the net proceeds of the offering.

We have also agreed to pay the Representative a cash fee equal to one percent (1.0%) of the dollar amount received by the Company in the form of debt or equity via any registered or unregistered offering or similar transaction from the date the Representative was engaged until the closing of this offering (the “Engagement Period”). The right to receive a fee in connection with such financing shall be subject to FINRA Rule 5110(g), and the Company shall have a right of termination for cause, which includes that the Company may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. The Company’s exercise of the right of termination for cause will eliminate any obligations with respect to the payment of any termination fee or provision of any tail financing fee, including the financing set forth above.

Right of First Refusal

We have agreed to grant the Representative of the underwriters for the 12-month period following the date of the closing of this offering a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company. In accordance with FINRA Rule 5110(g)(6)(A)(i), such right of first refusal shall not have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between us and the underwriters. Such right of first refusal is also subject to FINRA Rule 5110(g), which grants us a right of termination for cause, which includes that we may terminate the Representative’s engagement upon the Representative’s material failure to provide the underwriting services required by the underwriting agreement. Our exercise of the right of termination for cause will eliminate any obligations with respect to the right of first refusal set forth above.

Pricing of the Offering

Our common stock is presently quoted on the OTC Pink under the symbol “SHRG”. On [ ], 2024, the closing bid price of our common stock on the OTC Pink was $[  ] per share. The public offering price of this offering will be determined by negotiations among us and the Representative. In addition to prevailing market conditions and our stock price prior to pricing, among the factors considered in determining the offering price of our common stock will be:

●	the information included in this prospectus and otherwise available to the Representative;

●	our historical performance;

●	estimates of our business potential and our earnings prospect;

●	an assessment of our management; and

●	the consideration of the above factors in relation to market valuation of companies in related businesses.

An active trading market for the shares of our common stock may not develop. It is also possible that the securities will not trade in the public market at or above the offering price following the closing of this offering.

We have applied to list our shares of common stock on Nasdaq under the symbol “SHRG”. We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq. However, there can be no assurance that our common stock will be approved for listing on Nasdaq.

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Representative’s Warrants

The Company has agreed to issue to the Representative (or its designees) the Representative’s Warrants to purchase up to a total of 5.0% of the shares of common stock sold in this offering. The Representative’s Warrants and underlying shares of common stock are included in this prospectus. The Representative’s Warrants will have an exercise price per share equal to 125.0% of the public offering price per share in this offering and are exercisable commencing on a date which is six (6) months from the closing date of the offering and expiring on a date which is five (5) years from the closing of the offering. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The Representative (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of six (6) months from effectiveness. The Representative’s Warrants may be exercised as to all, or a lesser number of shares of common stock and will provide for cashless exercise in the event there is not an effective registration statement for the underlying shares. Such warrants will provide for registration rights upon request, in certain cases. The demand registration rights provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110. The piggyback registration rights provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110. The warrants will have anti-dilution terms that are consistent with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we will not without the prior written consent of the Representative, during the period of six (6) months after the closing of the offering:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or
●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

Pursuant to certain “lock-up” agreements, our executive officers, directors and certain holders of our common stock, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representative, for a period of six (6) months from the closing date of the offering.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that they purchase in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Application for Nasdaq Listing

We intend to apply to have our common stock approved for listing/quotation on the Nasdaq Capital Market. We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of common stock in this offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

If our common stock are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may, in the future, provide investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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●

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

77

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ-$$-Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

78

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

79

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the issuance of the shares of common stock covered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, NY. The Crone Law Group, P.C. is acting as counsel for the underwriters in this offering.

EXPERTS

Our condensed consolidated financial statements for the year ended March 31, 2023, and March 31, 2022, appearing in this prospectus, have been audited by Ankit Consulting Services, Inc., an independent registered public accounting firm (“Ankit”), as set forth in such reports thereon, included herein. Such financial statements are included herein in reliance in reliance upon the authority of said firm as experts in auditing and accounting in giving said report.

CHANGE IN AUDITOR

On November 17, 2023, as directed and approved by the Company’s board of directors, the Company replaced Ankit as our independent registered public accounting firm, with Grassi & Co. CPAs, P.C. (the “New Accountant”) as our independent registered public accounting firm, effective November 17, 2023.

During the years ended March 31, 2023 and 2022, and the subsequent interim periods through November 16, 2023, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Ankit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Ankit, would have caused them to make reference thereto in their reports on the financial statements for such periods.

Ankit’s audit report on our financial statements for the years ended March 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We authorized the former accountants to respond fully and without limitation to all requests of the New Accountant concerning all matters related to the audited periods by the former accountants, including with respect to the subject matter of each reportable event.

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

80

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333-278672) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved. You may read registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at https://www.sec.gov.

We file periodic reports, proxy statements, and other information with the SEC in accordance with requirements of the Exchange Act. These periodic reports, proxy statements, and other information are available at the SEC’s website address referred to above. In addition, you may request a copy of any of our periodic reports filed with the SEC at no cost, by writing or telephoning us at the following address:

Sharing Services Global Corporation

5200 Tennyson Pkwy, Suite 400

Plano, TX 75024

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

81

SHARING SERVICES GLOBAL CORPORATION

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Sharing Services Global Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Sharing Services Global Corporation, formerly Sharing Services, Inc. (the “Company”) as of March 31, 2023 and 2022, and the related consolidated statements of operations, cash flows and stockholders’ equity, for the each of the two fiscal years ended March 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two fiscal ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a net loss and net cash used in operating activities of $37,685,163 and $9,025,388, respectively, for the fiscal year ended March 31, 2023. The Company has an accumulated deficit of $106,456,378 at March 31, 2023. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Related Party Convertible Note Payable

As described in Note 13 to the financial statements, the Company had a convertible note payable with detached warrants to a related party. The note payable was modified twice during the year which was treated as extinguishment of debt and replacement with a new note payable.

The principal considerations for our determination that performing procedures relating to the accounting treatment of the transaction is a critical audit matter were (i) there was a high degree of auditor judgment and subjectivity in applying procedures relating to the fair value measurement of the transaction due to the significant amount of judgment by management when developing the estimate; (ii) significant audit effort was required in evaluating the terms of note payable assumptions relating to the estimates.

Our audit of the valuation of the convertible notes payable and attached warrants included, but was not limited to, the following procedures:

●	understanding of controls relating to the loan raised;

●	examining original and amended convertible note and warrants agreements;

●	reviewing management’s assumptions used in the valuation of the note, warrants and related interest and fee;

●	reviewing management’s reasoning for treating the debt modification as extinguishment of a note payable;

●	obtaining technical guidance from third party experts on the accounting treatment;

●	reviewing management’s assumptions for accounting treatment of the whole transaction;

●	evaluating the adequacy of the Company’s disclosures relating to the loan raised from related party;

/s/ Ankit Consulting Services, Inc.

We have served as the Company’s auditor since September 2017.

Rancho Santa Margarita, California

June 23, 2023

F-3

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31, 2023	As of March 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$2,994,885	$17,023,266
Trade accounts receivable, net	273,674	1,682,958
Income taxes receivable	-	300,000
Inventory, net	1,636,120	4,374,236
Other current assets, net	527,827	3,511,282
Total Current Assets	5,432,506	26,891,742
Property and equipment, net	9,270,193	9,585,141
Right-of-use assets, net	448,240	593,389
Deferred income taxes, net	-	81,205
Investment in unconsolidated entities, net	206,231	5,063,940
Intangible assets	545,372	688,670
Other assets	1,177,173	260,637
TOTAL ASSETS	$17,079,715	$43,164,724

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	1,028,510	$985,139
Accrued and other current liabilities	2,632,770	3,079,782
Accrued sales commission payable	2,357,643	3,745,481
Employee stock warrants liability	148,267	452,050
State and local taxes payable	1,446,503	1,339,366
Note payable, related party, net of unamortized debt discount and unamortized deferred loan cost of $202,779 as of March 31, 2023 and $0 as of March 31, 2022	6,922,043	-
Convertible notes payable, related parties, net of unamortized debt discount and unamortized deferred loan cost of $2,172,914 as of March 31, 2023, and $20,151,230 as of March 31, 2022	24,827,086	9,898,770
Total Current Liabilities	39,362,822	19,500,588
Settlement liability, long term portion	-	373,677
Lease liability, long-term	440,478	461,515
TOTAL LIABILITIES	39,803,300	20,335,780
Commitments and contingencies	-	-
Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value, 200,000,000 shares authorized:
Series A convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,100,000 shares issued and outstanding as of March 31, 2023 and March 31, 2022	310	310
Series B convertible preferred stock, $0.0001 par value, 10,000,000 shares designated, no shares issued and outstanding	-	-
Series C convertible preferred stock, $0.0001 par value, 10,000,000 shares designated, 3,220,000 shares issued and outstanding at March 31, 2023 and March 31, 2022	322	322
Class A common stock, $0.0001 par value, 1,990,000,000 shares authorized, 347,451,880 shares and 288,923,969 shares issued and outstanding as of March 31, 2023 and March 31, 2022, respectively	34,745	28,892
Class B common stock, $0.0001 par value, 10,000,000 shares designated, no shares issued and outstanding	-	-
Treasury Stock, 26,091,136 shares, at cost	(626,187)	-
Additional paid in capital	84,619,762	80,738,719
Shares to be issued	12,146	12,146
Accumulated deficit	(106,456,378)	(57,886,336)
Accumulated other comprehensive loss	(308,305)	(65,109)
Total Stockholders’ (Deficit) Equity	(22,723,585)	22,828,944
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$17,079,715	$43,164,724

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Fiscal Year Ended March 31,
	2023	2022
Net sales	$16,102,136	$34,424,314
Cost of goods sold	6,845,466	10,801,871
Gross profit	9,256,670	23,622,443
Operating expenses
Selling and marketing expenses	6,989,660	17,239,655
General and administrative expenses	17,081,915	19,714,963
Total operating expenses	24,071,575	36,954,618
Operating loss	(14,814,905)	(13,332,175)
Other income (expense):
Interest expense, net	(13,212,583)	(12,204,444)
Gain on employee warrants liability	173,432	2,511,350
Gain on extinguishment of debt	-	1,040,400
Impairment loss on assets	-	(1,610,523)
Unrealized gain (loss) on investment	(5,018,735)	3,663,940
Realized loss on investment in marketable securities	(4,920,556)	-
Other non-operating income (expense), net	108,184	(211,035)
Total other expense, net	(22,870,258)	(6,810,312)
Loss before income taxes	(37,685,163)	(20,142,487)
Income tax benefit	-	(3,035,990)
Net loss	$(37,685,163)	$(17,106,497)

Other comprehensive loss (net of tax):
Currency translation adjustments	(243,196)	(65,109)
Total other comprehensive loss	(243,196)	(65,109)
Comprehensive loss	$(37,928,359)	$(17,171,606)

Loss per share:
Basic	$(0.14)	$(0.08)
Diluted	$(0.14)	$(0.08)

Weighted average shares:
Basic	274,108,025	206,211,711
Diluted	274,108,025	206,211,711

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(37,685,163)	(17,106,497)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	726,666	655,267
Stock-based compensation	(194,004)	(2,120,111)
Deferred income taxes	-	(1,038,359)
Loss on disposal of property	25,053	-
Amortization of debt discount	10,877,730	12,231,501
Amortization of prepaid consulting fees	2,867,123	-
Gain on extinguishment of debt	(324,229)	(1,040,400)
Impairment loss on assets	-	2,331,554
Bad debt expense	162,392	-
Loss (gain) on investments and other assets	9,939,290	(3,663,940)
Non-cash consulting expense	-	632,877
Provision for obsolete inventory	1,788,999	635,137
Changes in operating assets and liabilities:
Accounts receivable	1,560,481	(163,599)
Inventory	1,152,522	(2,579,581)
Other current assets	(97,073)	1,098,003
Other assets	-	(459)
Accounts payable	808,008	(304,637)
Income taxes payable	385,013	(2,110,592)
Lease liability	25,224	(19,073)
Accrued and other liabilities	(1,043,420)	(2,663,745)
Net Cash Used in Operating Activities	$(9,025,388)	$(15,226,654)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment	(1,196,406)	(9,331,967)
Payments upon issuance of notes receivable	(313,592)	(579,790)
Purchase of marketable securities, net	(4,920,096)	-
Collection of notes receivable	-	5,000
Cash paid for acquisition of non-consolidated interests	(400,000)	(2,937,000)
Net Cash Used in Investing Activities	(6,830,094)	(12,843,757)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from issuance of promissory notes	10,922,329	30,000,000
Repayments of borrowings under promissory notes	(4,611,342)	(100,000)
Refinance of notes payable	(3,270,000)	-
Payment in connection with litigation settlement	(1,043,645)	-
Repayment of convertible note payable	(78,636)
Proceeds from issuance of common stock	-	3,078,607
Net Cash Provided by Financing Activities	1,918,706	32,978,607

IMPACT OF CURRENCY RATE CHANGES ON CASH	(91,605)	(29,339)
Decrease in cash and cash equivalents	(14,028,381)	4,878,857
Cash and cash equivalents, beginning of fiscal year	17,023,266	12,144,409
Cash and cash equivalents, end of fiscal year	$2,994,885	$17,023,266

Supplemental cash flow information
Cash paid for interest	$1,708,409	$52,541
Cash paid for income taxes	$9,525	$47,489

Supplemental disclosure of non-cash investing and financing activities:
Debt modification	$10,363,126	$-
Common stock issued to settle accrued interest payable	$552,000	$-
Common stock issued to settle management fees payable	$700,000	$-
Related party loan fees, consulting fees, and interest obligations settled with shares of common stock	$-	$8,900,000
Right-of-use assets obtained in exchange for operating lease liability	$-	$523,998
Investment origination fee collected in shares of investee stock	$-	$500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Fiscal Years Ended March 31, 2023 and 2022

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional		Shares			Accumulated Other
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Paid In Capital	Subscription Receivable	to be Issued	Treasury Stock	Accumulated Deficit	Comprehensive Loss	Total
Balance – March 31, 2021	5,100,000	$510	-	$-	3,230,000	$323	160,100,769	$16,010	$43,757,768	$-	$12,146	$-	$(37,627,718)	$-	$6,159,039
Common stock issued for cash	-	-	-	-	-	-	50,000,000	5,000	5,245,000	-	-	-	(2,250,000)	-	3,000,000
Common stock issued for deferred financing costs and prepaid interest on debt	-	-	-	-	-	-	27,000,000	2,700	6,477,300	-	-	-	(1,080,000)	-	5,400,000
Conversions or retirements of preferred stock	(2,000,000)	(200)	-	-	(10,000)	(1)	10,000	1	200	-	-	-	-	-	-
Issuance of debt with beneficial conversion feature and in-the-money stock warrant, net of tax	-	-	-	-	-	-	-	-	21,330,000	-	-	-	-	-	21,330,000
Expiration of common stock puts	-	-	-	-	-	-	-	-	-	-	-	-	177,879	-	177,879
Stock-based compensation expense	-	-	-	-	-	-	-	-	3,780,000	-	-	-	-	-	3,780,000
Stock warrants exercised	-	-	-	-	-	-	51,813,200	5,181	148,451	-	-	-	-	-	153,632
Currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	-	(65,109)	(65,109)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(17,106,497)	-	(17,106,497)
Balance– March 31, 2022	3,100,000	$310	-	$-	3,220,000	$322	288,923,969	$28,892	$80,738,719	$-	$12,146	$-	$(57,886,336)	$(65,109)	$22,828,944

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Class A and Class B Common Stock		Additional	Shares			Accumulated Other
	Number of	Par	Number of	Par	Number of	Par	Number of	Par	Paid in	to be	Treasury	Accumulated	Comprehensive
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Issued	Stock	Deficit	Loss	Total
Balance – March 31, 2022	3,100,000	$310	-	$-	3,220,000	$322	288,923,969	$28,892	$80,738,719	$12,146	-	$(57,886,336)	$(65,109)	$22,828,944
Refinancing of debt and detachable warrants	-	-	-	-	-	-	-	-	2,029,454	-		-	-	2,029,454

Repurchase of shares of Common Stock		-		-	-	-	(26,091,136)	(2,609)	(23,482)		(626,187)		-	(652,278)
Common Stock issued for debt modification							14,854,159	1,485	307,206			(10,671,817)		(10,363,126)
Common stock issued to settle management fees payable							33,333,333	3,333	696,667			-		700,000
Common stock issued to settle accrued interest payable							26,285,714	2,629	549,371					552,000
Common stock issued upon cancellation of stock warrants							10,145,841	1,015	212,047			(213,062)		-
Stock based compensation award (stock warrants)									109,780					109,780
Currency translation adjustments	-	-	-	-	-	-	-	-	-	-	-	-	(243,196)	(243,196)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(37,685,163)	-	(37,685,163)
Balance – March 31, 2023	3,100,000	$310	-	$-	3,220,000	$322	347,451,880	$34,745	$84,619,762	$12,146	(626,187)	$(106,456,378)	$(308,305)	$(22,723,585)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS

Sharing Services Global Corporation (“Sharing Services”) and its subsidiaries (collectively, the “Company”) aim to build shareholder value by developing or investing in innovative emerging businesses and technologies that augment the Company’s products and services portfolio, business competencies, and geographic reach. The Company was incorporated in the State of Nevada in April 2015; its main business activities include:

Sale of Health and Wellness Products - The Company markets its health and wellness products primarily through an independent sales force, using a direct selling business model under the proprietary brand “The Happy Co.” Currently, The Happy Co. TM markets and distributes its health and wellness products primarily in the United States (the “U.S.”) and Canada. Sales of health and wellness products accounted for approximately 99% and 93% of the Company’s consolidated net sales during the fiscal year ended March 31, 2023, and 2022,

Sale of Member-Based Travel Services - Through its subsidiary, Global Travel Destinations, the Company established a subscription-based travel services business under the proprietary brand MyTravelVentures (“MTV”) in May 2022. MTV provides entrepreneurial opportunities to its subscribers by capitalizing on both the direct selling model and the retail travel business model. The MTV services are designed to offer discount for travel relating to airfare, cruises, hotels, resorts, time shares and rental cars for destinations throughout the world for people of all ages, demographics, and economic backgrounds.

In August 2021, Sharing Services and Hapi Café, Inc, a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement (the “MFA”) pursuant to which Sharing Services acquired the exclusive franchise rights in North America to the brand “Hapi Café.” Under the terms of the MFA, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five (5) corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the MFA. In light of the challenges and business opportunities presented by the COVID pandemic, the Company is refining its operating and related business plan to open up Hapi Café in Plano, Dallas and the New York City.

Directly or through its subsidiaries, the Company from time to time will invest in emerging businesses, using a combination of debt and equity financing, in efforts to leverage the Company’s resources and business competencies and to participate in the growth of these businesses. As part of the Company’s commitment to the success of these emerging businesses, the Company, directly or through its subsidiaries, also plans to offer non-traditional inventory financing, equity or debt financing, order fulfillment and logistic, CRM “Back Office” solutions, and other success-critical services to these businesses.

Corporate Name Change

Sharing Services was originally incorporated under the name Sharing Services, Inc. In January 2019, Sharing Services, Inc. changed its corporate name to Sharing Services Global Corporation to better reflect the Company’s strategic intent to grow its business globally. In connection with the name change, the Company adopted the trading symbol SHRG effective April 4, 2019. Prior to this the Company’s Common Stock traded under the symbol SHRV.

NOTE 2- GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and settle its liabilities in the ordinary course of business for the foreseeable future. The Company has experienced a significant decline in consolidated sales and earnings during the most recent three years. For the fiscal years ended March 31, 2023 and 2022, consolidated net sales were approximately $16.1 million and $34.4 million, respectively, and net loss was approximately $37.7 million and $17.1 million, respectively. In addition, as of March 31, 2023, and 2022, accumulated deficit was approximately $106.5 million and $57.9 million, respectively.

F-8

Historically, the Company has funded its working capital needs primarily with capital transactions and with secured and unsecured debt, including the issuance of convertible notes and borrowings under short-term financing arrangements. The Company intends to continue to raise capital and use secured and unsecured debt, including the issuance of convertible notes and borrowings under short-term financing arrangements, from time to time in the future as needed to fund its working capital needs and strategic acquisitions.

In the past eighteen months, the Company has initiated several business initiatives intended to stabilize its sales levels, to drive long-term sales growth, and to create positive cash flows from operations, including by implementing stricter fiscal controls over operating costs and expenditures. The Company believes it will be able to fund its working capital needs for the next 12 months with: (a) cash and cash equivalents, as of March 31, 2023, of $3.0 million, (b) secured and unsecured borrowings, including the issuance of convertible notes and borrowings under short-term financing arrangements, (c) capital transactions, and (d) cash from operations. However, there can be no assurance about the future success of the Company’s growth and cost control initiatives or about the Company’s ability to raise sufficient capital and to issue sufficient secured and unsecured debt, including the issuance of convertible notes and borrowings under short-term financing arrangements, in the future to fund its working capital needs.

These matters raise reasonable doubt as to the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its consolidated subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the prior year’s data to conform with the current year’s presentation.

Use of Estimates and Assumptions

The preparation of financial statements in accordance with GAAP requires the use of judgment and requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosures about contingent assets and liabilities, if any. Matters that require the use of estimates and assumptions include, among others: the recoverability of accounts and notes receivable, the valuation of inventory, the useful lives of fixed assets, the assessment of long-lived assets for impairment, the nature and timing of satisfaction of multiple performance obligations resulting from contracts with customers, the allocation of the transaction price to multiple performance obligations in a sales transaction, the measurement and recognition of right-of-use assets and related lease liabilities, the valuation of share-based compensation awards, the provision for income taxes, the measurement and recognition of uncertain tax positions, the valuation of long-term debt covenants, and the valuation of loss contingencies, if any. Actual results may differ from these estimates in amounts that may be material to our consolidated financial statements. We believe that the estimates and assumptions used in the preparation of our consolidated financial statements are reasonable.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include recent customer remittances deposited with our merchant processors at the balance sheet date, which generally settle within 24 to 72 hours. As of March 31, 2023, and 2022, cash and cash equivalents included cash held by our merchant processors of approximately $0.5 million and $3.3 million, respectively. In addition, as of March 31, 2023, and 2022, cash and cash equivalents held in bank accounts in foreign countries in the ordinary course of business were approximately $1.3 million and $1.4 million, respectively. Amounts held by our merchant processor or held in bank accounts located in foreign countries are generally not insured by any federal agency.

F-9

Accounts Receivable and Allowance for Doubtful Accounts

As of March 31, 2023, and 2022, accounts receivable was approximately $0.3 million and $1.7 million, respectively, including amounts due from one merchant processor of approximately $0.0 million and $1.5 million, respectively. On a quarterly basis, the Company evaluates the collectability of its accounts receivable and reviews current economic trends and its historical collection data to determine the adequacy of its allowance for doubtful accounts, if any, based on its historical collection data and current information. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of March 31, 2023, the allowance for doubtful accounts was $71,167. As of March 31, 2022, the Company determined that no allowance was necessary.

Inventory and Cost of Goods Sold

Inventory consists of products held for sale in the normal course of our business. Inventory is stated at the lower of cost, determined using the first-in, first-out (“FIFO”) method, or net realizable value. Inventory cost reflects direct product costs and certain shipping and handling costs, such as in-bound freight. When estimating the net realizable value of inventory, we consider several factors including estimates of future demand for the product, historical turn-over rates, the age and sales history of the inventory, and historic and anticipated changes in our product offerings. See Note 7 – “INVENTORIES” below for more information.

Physical inventory counts are performed at all facilities on a quarterly basis. Between physical counts, management estimates inventory shrinkage based on the Company’s historical experience. The Company periodically assesses the realizability of its inventory based on evaluation of its inventory levels against historical and anticipated sales. During the fiscal year ended March 31, 2023, and 2022, the Company recognized a provision for inventory losses of $1.8 million and $635,137, respectively, in connection with health and wellness products that were either damaged, expired, or slow-moving, based on the Company’s historical and anticipated sales. The Company reports its provisions for inventory losses in cost of goods sold in its consolidated statements of operations.

Cost of goods sold includes actual product costs, vendor rebates and allowances, if any, inventory shrinkage and certain shipping and handling costs, such as in-bound freight, associated with product sold. All other shipping and handling costs, including the cost to ship products to customers, are included in selling and marketing expenses in our consolidated statements of operations when incurred.

Property and Equipment

Property and equipment are recorded at cost and reported net of accumulated depreciation. Depreciation expense is recognized over an asset’s estimated useful life using the straight-line method. Leasehold improvements are amortized over the lesser of the estimated useful lives of the assets or the term of the related lease, including lease renewals considered reasonably assured. The estimated useful lives of our property and equipment are as follows:

●	Buildings and building improvements– shorter of 39 years or remaining useful life of the asset
●	Furniture and fixtures – 3 years
●	Office equipment – 5 years
●	Computer Equipment – 3 years
●	Computer software – 3 years
●	Leasehold improvements – shorter of the remaining lease term or estimated useful live of the asset

The estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. The recoverability of long-lived assets is assessed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, by comparing the net carrying amount of each asset to the total estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606 when (or as) it transfers control of the promised goods and services to the customer in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services.

Revenue is recognized net of amounts due to taxing authorities (such as local and state sales tax). The Company’s customers place sales orders online and through the Company’s “back-office” operations, which creates a contract and establishes the transaction price. With respect to products sold, the Company’s performance obligation is satisfied upon receipt of the products by the customer. With respect to subscription-based revenue, including independent distributor membership fees, the Company’s performance obligation is satisfied over time (generally, up to one year). With respect to customer loyalty points awarded, the Company’s performance obligation is satisfied at the earliest of (a) the redemption or expiration date, or (b) when it is no longer probable the points will be redeemed. The Company assesses the probability an awards of customer loyalty points will be redeemed, based on its historic breakage rates. The timing of revenue recognition may differ from the time when the Company invoices the customer and/or collects payment. The Company has elected to treat shipping and handling costs as an activity to fulfill its performance obligations, rather than a separate performance obligation.

F-10

During the fiscal year ended March 31, 2022, a subsidiary of the Company introduced a Customer Loyalty Program which enables customers to earn points in a purchase transaction or through other means. The points are not redeemable for cash or product. Upon reaching 1,500 points, a customer may redeem the points and receive a $10 loyalty rewards card or certificate, that may be used when purchasing a product. Points and loyalty rewards cards or certificates expire one year for the issuance date. However, points, loyalty rewards cards, and certificates are forfeited if the customer fails to remain active for a period of 90-days. The Company allocates a portion of the sales transaction price to each of its performance obligations therein, including points earned, and deferred revenue recognition until the earlier of (a) redemption or expiration of the rights conferred by the points or (b) the date when it is not probable the points will be redeemed (for example, because the holder is no longer an active customer).

As of March 31, 2023 and 2022, deferred revenue associated with product invoiced but not received by customers at the balance sheet date was $113,896 and $344,071, respectively; deferred sales revenue associated with unfulfilled performance obligations for services offered on a subscription basis was $80,528 and $70,968, respectively; deferred sales revenue associated with unfulfilled performance obligations for customers’ right of return was $26,894 and $63,890, respectively; and deferred sales revenue associated with customer loyalty points outstanding was $25,493 and $68,287, respectively. Deferred sales revenue is expected to be recognized over one year.

During the fiscal years ended March 31, 2023 and 2022, no individual customer, or related group of customers, represents 10% or more of our consolidated net sales.

During the fiscal year ended March 31, 2023, approximately 63% of consolidated net sales were to consumers and approximately 37% of net sales were to independent distributors. During the fiscal year ended March 31, 2022, approximately 66% of consolidated net sales were to consumers and approximately 34% of net sales were to independent distributors.

During the fiscal year ended March 31, 2023, and 2022, approximately 91% and 87%, respectively, of our consolidated net sales are to customers and independent distributors located in the U.S. (based on the customer’s shipping address). No other country represented more than 10% of total sales.

During the fiscal years ended March 31, 2023 and 2022, approximately 99% and 93%, respectively, of the Company’s net sales are from health and wellness products. During the fiscal years ended March 31, 2023 and 2022, our ten top selling products represent approximately 49% and 50%, respectively, of our consolidated net sales.

During the fiscal year ended March 31, 2023, and 2022, product purchases from one U.S.-based supplier accounted for approximately 92% and 64%, respectively, of total product purchases. In addition, during the fiscal years ended March 31, 2023 and 2022, 0% and 33%, respectively, of total product purchases, were from one third-party supplier located in South Korea.

Sales Commissions

The Company recognizes sales commission expense when incurred. In the fiscal year ended March 31, 2023, and 2022, sales commission expense was approximately $5.8 million and $16.3 million, respectively, and is included in selling and marketing expenses in our consolidated statements of operations. The Company measures and recognizes sales commission expense based on the Company’s Distributor Compensation Plan. The Company’s independent distributors can earn commissions when they sell Company products to retail customers or to their downline independent distributors. Additionally, they can earn commissions when their personally sponsored distributors (or downline) sell products to end users. There is no limit as to the number of personally enrolled distributors or retail customers that an independent distributor may have and earned compensation for.

F-11

Share-Based Payments

The Company accounts for stock-based compensation awards to its directors, officers, and employees in accordance with ASC Topic 718, Compensation – Stock Compensation (“ASC 718”). The Company, through a subsidiary, has multi-year employment agreements with certain employees. In general, each employment agreement contains (a) an Initial Warrant that vested immediately and is exercisable at a fixed exercise price and (b) Subsequent Warrants that vest over time and are exercisable at an exercise price calculated by multiplying a specified discount rate by the 10-day average stock price determined at the time of exercise. Generally, a Subsequent Warrants tranche vests in full at each anniversary of the employment agreement effective date, during the contractual term of employment. See Note 18 – “STOCK-BASED COMPENSATION” for more information.

As stated above, some stock warrants issued in connection with these multi-year employment agreements are exercisable at a variable exercise price, a price equal to the discounted 10-day average stock price determined at the time of exercise. In general, the Company begins recognizing the compensatory nature of the warrants at the service inception date and ceases recognition at the vesting date. Due to the variable nature of the exercise price for some grants, however, the Company remeasures compensation expense associated with these awards after the service period ends and until the warrant is exercised or expires. As such, the Company’s stock-based compensation expense contains components associated with (i) awards that have a fixed exercise price whose fair value is measured at the grant date and (ii) awards with a variable exercise price whose value is measured at the balance sheet date, including fully vested awards. The Company recognizes the income/expense component associated with the subsequent measure of fully vested awards as non-operating income/expense.

In the fiscal year ended March 31, 2023, expense recognized in connection with stock-based compensation awards was $160,225, including: (a) compensatory expense of $13,207 and (b) income associated with the subsequent measure of fully vested awards (see preceding paragraph) of $173,432. In the fiscal year ended March 31, 2022, income recognized in connection with stock-based compensation awards was approximately $2.3 million, including: (a) compensatory expense of $186,264 and (b) income associated with the subsequent measure of fully vested awards (see preceding paragraph) of approximately $2.5 million.

Lease Accounting

The Company determines if an arrangement is a lease at inception. Determining whether a contract contains a lease includes judgment regarding whether the contract conveys the right to control the use of identified property or equipment for a period of time in exchange for consideration. The Company accounts for its lease obligations in accordance with ASC Topic 842, Leases, which requires lessees to, among other things, report on their balance sheets a right-of-use asset and a lease liability measured based on the present value of future lease payments over the term of the lease agreements for agreements classified as operating leases.

For all arrangements as a lessee, the Company has elected an accounting policy to combine non-lease components with the related-lease components and treat the combined items as a lease for accounting purposes. The Company measures lease related assets and liabilities based on the present value of lease payments, including in-substance fixed payments, variable payments that depend on an index or rate measured at the commencement date, and the amount the Company believes is probable the Company will pay the lessor under residual value guarantees when applicable. The Company discounts lease payments based on the Company’s estimated incremental borrowing rate at lease commencement (or modification), which is primarily based on the Company’s estimated credit rating, the lease term at commencement, and the contract currency of the lease arrangement. The Company has elected to exclude short term leases (leases with an original lease term less than one year) from the measurement of lease-related assets and liabilities.

The Company tests right-of-use assets in an operating or finance lease at the asset group level (because these assets are long-lived nonfinancial assets and should be accounted for the same way as other long-lived nonfinancial assets) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company leases space for its corporate headquarters, warehouse space, automobiles, and office and other equipment, under lease agreements classified as operating leases. See Note 13 – “LEASES” below for more information about the Company’s lease obligations.

Foreign Currency

During the fiscal year ended March 31, 2023, and 2022, approximately 93% and 87%, respectively, of our consolidated net sales are denominated in U.S. Dollars. During the fiscal year ended March 31, 2023, and 2022, sales denominated in no other currency accounted for 10% or more of net sales.

F-12

As part of its growth initiatives, the Company recently expanded operations outside the United States. The functional currency of each of our foreign operations is generally the respective local currency. Balance sheet accounts are translated into U.S. dollars (our reporting currency) at the rates of exchange in effect at the balance sheet date, while the results of operations and cash flows are generally translated using average exchange rates for the periods presented. Individually material transactions, if any, are translated using the actual rate of exchange on the transaction date. The resulting translation adjustments are recorded as a component of accumulated other comprehensive loss in our consolidated balance sheets.

In 2021, through its wholly owned subsidiary, the Company commenced operations in the Republic of Korea (South Korea). The following exchange rates between the South Korean Won and the U.S. Dollar (“USD”) were used to translate the Company’s Korean operation’s financial statements:

	South Korean Won per 1 USD
	2023	2022
Exchange rate as of March 31st	1,302.31	1,212.99
Average exchange rate for the fiscal year then ended	1,309.20	1,167.39

Income Taxes

The Company uses the asset and liability method and follows ASC Topic 740 – Income Taxes (“ASC 740”) in accounting for its income taxes. The Company recognizes deferred tax assets and liabilities for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (“temporary differences”). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which temporary differences are anticipated to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in measuring results of operations in the period that includes the enactment date. Deferred tax assets are evaluated periodically, and a valuation allowance is recorded to reduce the carrying amounts of deferred tax assets to the amount expected to be realized unless it is more-likely-than-not that the assets will be realized in full. When assessing whether it is more-likely-than-not that the deferred tax assets will be realized, management considers multiple factors, including recent earnings history, expectations of future earnings, available carryforward periods, the availability of tax planning strategies, and other relevant quantitative and qualitative factors.

In determining the provision for income taxes, an annual effective income tax rate is used based on annual income, permanent differences between book and tax income, and statutory income tax rates. Accounting for income taxes involves judgment and the use of estimates.

The Company recognizes a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in its tax returns, unless the weight of available evidence indicates it is more-likely-than-not that the tax position will be sustained on audit, including resolution through available appeals processes. We measure the tax position as the largest amount which is more-likely-than-not of being realized. The Company considers many factors when evaluating and estimating the Company’s tax positions, which may require periodic adjustments when new facts and circumstances become known. See Note 15 – “INCOME TAXES” for more information about the Company’s accounting for income taxes.

Investments

Investments in which the Company has the ability to exercise significant influence, but does not have a controlling interest, are accounted for using the equity method of accounting. Significant influence is generally considered to exist when the Company has voting shares representing 20% to 50%, and other factors, such as representation on the board of directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. Under this method of accounting, the Company records its proportionate share of the net earnings or losses of equity method investments and a corresponding increase or decrease in the investment balances. Dividends received from equity method investments are recorded as reductions in the cost of such investments. The Company generally considers an ownership interest of 20% or higher to represent significant influence. The Company accounts for the investments in entities over which it has neither control nor significant influence, and no readily determinable fair value is available, using the investment’s cost minus any impairment, if necessary.

Investments are evaluated for impairment when facts or circumstances indicate that the fair value of a long-term investment is less than the carrying value. An impairment loss is recognized when a decline in fair value is determined to be other-than-temporary. The Company reviews several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, the: (i) nature of the investment; (ii) cause and duration of the impairment; (iii) extent to which fair value is less than cost; (iv) financial condition and near-term prospects of the investment; and (v) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

F-13

Related Parties

A party is considered to be related to the Company if it, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its separate interests.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the increase or decrease in stockholders’ equity during a period as a result of transactions and other events and circumstances, excluding transactions resulting from investments by owners and distributions to owners. For each of the fiscal years presented herein, the Company’s components of comprehensive loss included net loss and foreign currency translation adjustments, as reported in the consolidated statements of operations and comprehensive loss.

Segment Reporting

The Company follows ASC Topic 280, Segment Reporting. The Company’s management reviews the Company’s consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and has determined that the Company’s reportable segments are: (a) the sale of health and wellness products, and (b) the sale of member-based travel services. See Note 20 – “BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION” for more information about the Company’s reportable segments.

Recently Issued Accounting Standard - Pending Adoption

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain convertible instruments. Among other things, under ASU 2020-06, the embedded conversion features no longer must be separated from the host contract for convertible instruments with conversion features not required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. ASU 2020-06 also eliminates the use of the treasury stock method when calculating the impact of convertible instruments on diluted Earnings per Share. For the Company, the provisions of ASU 2020-06 are effective for its fiscal quarter beginning on April 1, 2024. Early adoption is permitted, subject to certain limitations. The Company is evaluating the potential impact of adoption on its consolidated financial statements.

NOTE 4 – FAIR VALUE MEASUREMENTS

The Company’s financial instruments consist of cash equivalents, if any, accounts receivable, notes receivable, investments in unconsolidated entities, accounts payable, and notes payable, including convertible notes. The carrying amounts of cash equivalents, if any, accounts receivable, notes receivable, and accounts payable approximate their respective fair values due to the short-term nature of these financial instruments.

The Company measures and discloses the fair value of its financial instruments under the provisions of ASC Topic 820 – Fair Value Measurement, as amended (“ASC 820”). The Company defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date. ASC 820 establishes a three-level hierarchy for measuring fair value and requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There were no transfers between the levels of the fair value hierarchy during the periods covered by the accompanying consolidated financial statements.

F-14

Consistent with the valuation hierarchy contained in ASC 820, we categorized certain of our financial assets and liabilities as follows:

	As of March 31, 2023
	Total	Level 1	Level 2	Level 3
Assets
Investment in unconsolidated entities	$206,231	$-	$-	$206,231
Total assets	$206,231	$-	$-	$206,231
Liabilities

Notes payable	$24,827,086	$-	$24,827,086	-
Total liabilities	$24,827,086	$-	$24,827,086	$-

	As of March 31, 2022
	Total	Level 1		Level 2		Level 3
Assets
Investment in unconsolidated entities	$5,063,940	$		$		$5,063,940
Total assets	$5,063,940	$		$		$5,063,940
Liabilities
Convertible notes payable	$5,840,000		$-		$5,790,000	$50,000
Total liabilities	$5,840,000		$-		$5,790,000	$50,000

Certain of the Company’s investments in unconsolidated entities are valued for purposes of this disclosure using unobservable inputs, since there are no observable market transactions for such investments. The fair value of notes receivable approximates the carrying value due to the short-term nature of the note. See Note 6 below for more information about our notes receivable.

As of March 31, 2023, notes payable (including current maturities) are reported in our consolidated financial statements at amortized cost of $27.0 million, less unamortized debt discount and deferred financing costs, in the aggregate, of approximately $2.2 million. As of March 31, 2022, convertible notes payable (including current maturities) are reported in our consolidated financial statements at amortized cost of approximately $30.1 million, less unamortized debt discount of approximately $20.2 million. Notes payable and certain convertible notes payable are valued for purposes of this disclosure using discounted cash flows and observable interest rates whenever available. See Notes 10 and 12 below for more information about our notes and convertible notes payable.

NOTE 5 – LOSS PER SHARE

The Company calculates basic loss per share by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated similarly but reflects the potential impact of shares issuable upon the conversion or exercise of our outstanding convertible Preferred Stock, convertible notes payable, stock warrants and other commitments to issue Common Stock, except where the impact would be anti-dilutive, as defined in GAAP.

The following table sets forth the computations of basic and diluted earnings (loss) per share for the periods indicated:

	Fiscal Year Ended March 31,
	2023	2022
Net loss	$(37,685,163)	$(17,106,497)

Weighted average basic and diluted shares	274,108,025	206,211,711
Loss per share:
Basic and diluted	$(0.14)	$(0.08)

F-15

The following potentially dilutive securities and instruments were outstanding on the dates indicated, but excluded from the table above because their impact would be anti-dilutive:

	As of March 31,
	2023	2022
Convertible notes payable	663,546,451	158,403,141
Stock warrants	669,010,148	68,475,290
Convertible Preferred Stock	6,320,000	7,307,589
Total potential incremental shares	1,338,876,599	234,186,020

NOTE 6 – NOTES RECEIVABLE, NET

In January 2021, the Company, through a wholly owned subsidiary, and 1044Pro, LLC (“1044Pro”) entered into a Funding Agreement pursuant to which the Company agreed to provide 1044Pro loans under a $250,000 revolving credit line. In December 2021, the parties to the Funding Agreement entered into a modification to the Funding Agreement pursuant to which the parties agreed to increase the amount of the revolving credit line to $310,000. Borrowings under the credit line, as amended, are payable in monthly installments in amounts determined in relation to the amount of each cash advance. In connection with the Funding Agreement, the Company acquired a 10% equity interest in 1044Pro and a security interest in 1044Pro’s cash receipts and in substantially all 104Pro’s assets.

On January 26, 2022, the parties to the Funding Agreement discussed in the preceding paragraph entered into a new Loan Agreement (“Revolving Promissory Note”) pursuant to which the Company agreed to loan to 1044Pro up to an additional $250,000, of which $125,000 was funded immediately. Borrowings under the Revolving Credit Note bear interest at 10%, are payable in full on or before July 26, 2023, and are secured by a security interest in substantially all 1044Pro’s assets and a security interest in 50% of 1044Pro’s members’ interest. Borrowings under the Loan Agreement are further secured by a personal guaranty executed by a member of 1044Pro.

On August 29, 2022, the Company and 1044Pro entered into an agreement to modify the Revolving Promissory Note dated January 26, 2022. In accordance with the amendment, the Company agreed to lend $125,000 to 1044 for a 20% membership interest in 1044Pro. The loan is secured by the assets of 1044Pro as well as by a personal guaranty executed by a member of 1044Pro.

On January 14, 2022, the Company and MojiLife, LLC (“MojiLife”), an unconsolidated subsidiary of the Company, entered into a loan agreement pursuant to which the Company agreed to provide to MojiLife a loan in the amount of $150,000. Borrowings are payable in equal monthly installment of $8,333 and are due in full on July 14, 2023.

On a quarterly basis, the Company evaluates the collectability of its notes receivable and reviews current economic trends and its historical collection data to determine the adequacy of its allowance for impairment losses based on its historical collection data and other relevant information. An estimate for impairment losses is recognized when collection of the full amount is no longer probable. Note receivable balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Notes receivable consist of the following:

	As of March 31,
	2023	2022
1044Pro	$666,875	$436,520
MojiLife	233,237	150,000
Other	15,000	15,000
Subtotal	915,112	601,520
Allowance for impairment losses	(915,112)	(601,520)
	$-	$-

The following table reflects the activity in the allowance for impairment losses for the periods presented:

	Fiscal Year Ended March 31,
	2023	2022
Balance at beginning of fiscal year	$601,520	$114,599
Provision for estimated impairment losses	313,592	491,921
Write-offs and recoveries	-	(5,000)
Balance at end of fiscal year	$915,112	$601,520

F-16

NOTE 7 – INVENTORY, NET

Inventory consists of the following:

	As of March 31,
	2023	2022
Finished Goods	$2,517,046	$4,482,291
Allowance for obsolescence	(880,926)	(108,055)
	$1,636,120	$4,374,236

The decrease in finished goods as of March 31, 2023, compared to as of March 31, 2022, reflects the decline in sales volume for the Company.

The following table reflects the activity in the allowance for inventory obsolescence for the periods presented:

	Fiscal Year Ended March 31,
	2023	2022
Balance at beginning of fiscal year	$108,055	$85,058
Provision for estimated obsolescence	1,788,999	635,137
Write-offs and recoveries	(1,016,128)	(612,140)
Balance at end of fiscal year	$880,926	$108,055

NOTE 8 – OTHER CURRENT ASSETS, NET

Other current assets consist of the following:

	As of March 31,
	2023	2022
Prepaid consulting fees, related party	$-	$2,867,123
Inventory-related deposits	288,649	384,477
Accounts receivable, related parties	167,578	-
Prepaid insurance and other operational expenses	105,652	201,275
Deposits for sales events	120,614	222,540
Right to recover asset	20,975	15,632
Subtotal	703,468	3,691,047
Allowance for losses	(175,641)	(179,765
	$527,827	$3,511,282

Prepaid consulting fees represent the fair value on the grant date of stock warrants issued to DSS in January 2022 for consulting services to be rendered over a year from the issue date (see Note 16, “RELATED PARTY TRANSACTIONS” for more information). On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

Prepaid insurance and other operational expenses consist of payments for goods and services (such as freight, trade show expenses and insurance premiums) which are expected to be realized in the next operating cycle.

Right to recover asset is associated with our customers’ right of return and is expected to be realized in one year or less.

In the fiscal year ended March 31, 2022, the Company recognized a provision for losses in connection with certain inventory-related deposits for which recoverability is less than certain.

NOTE 9 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	As of March 31,
	2023	2022
Building and building improvements	$8,952,555	$8,976,878
Computer software	1,024,274	875,925
Furniture and fixtures	237,042	237,045
Computer equipment	220,264	223,424
Leasehold improvements and other	394,306	263,208
Total property and equipment	10,828,441	10,576,480
Impairment of property and equipment	-	(100,165)
Accumulated depreciation and amortization	(1,558,248)	(891,174)
	$9,270,193	$9,585,141

Depreciation and amortization expense in connection with the Company’s property and equipment for the fiscal year ended March 31, 2023, and 2022 was $583,369 and $534,371, respectively. During the fiscal year ended March 31, 2022, the Company recognized an impairment loss of $100,165 in connection with its formal plans to reorganize its Korean operations.

F-17

In December 2021, the Company, through as subsidiary, purchased an office building in Lindon, Utah for $8,942,640, including $3,675,000 allocated to land. The capitalized costs include legal and other professional fees incurred directly in connection with the purchase of the property. On June 15, 2022, the Company and American Pacific Bancorp, Inc. (“APB”) entered a Loan Agreement pursuant to which APB loaned to the Company approximately $5.7 million. The loan is secured by a first mortgage interest on the Lindon, Utah building. See NOTE 16, “RELATED PARTY TRANSACTIONS” for more information.

NOTE 10 – INVESTMENT IN UNCONSOLIDATED ENTITIES, NET

In September 2021, the Company, Stemtech Corporation (“Stemtech”) and Globe Net Wireless Corp. (“GNTW”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company invested $1.4 million in Stemtech in exchange for: (a) a Convertible Promissory Note in the amount of $1.4 million in favor of the Company (the “Convertible Note”) and (b) a detachable Warrant to purchase shares of GNTW common stock (the “GNTW Warrant”). Stemtech is a subsidiary of GNTW. As an inducement to enter into the SPA, GNTW agreed to pay to the Company an origination fee of $500,000, payable in shares of GNTW’s common stock. The Convertible Note matures on September 9, 2024, bears interest at the annual rate of 10%, and is convertible, at the option of the holder, into shares of GNTW’s common stock at a conversion rate calculated based on the closing price per share of GNTW’s common stock during the 30-day period ended September 19, 2021. The GNTW Warrant expires on September 13, 2024 and conveys the right to purchase up to 1.4 million shares of GNTW’s common stock at a purchase price calculated based on the closing price per share of GTNW’s common stock during the 10-day period ended September 13, 2021. In September 2021, GNTW issued to the Company 154,173 shares of its common stock, or less than 1% of the shares of GNTW then issued and outstanding, in payment of the origination fee.

The Company carries its investment in the Convertible Note, the GNTW Warrant and the shares of GNTW common stock at fair value in accordance with U.S. GAAP. During the fiscal year ended March 31, 2022, the Company recognized unrealized gains, before income tax, of $3.7 million in connection with its investment in the Convertible Note, the GNTW Warrant and the shares of GNTW common stock. During the fiscal year end March 31, 2023, the Company recognized unrealized losses, before income tax, of $4.9 million in connection with its investment in the Convertible Note, the GNTW Warrant and the shares of GNTW common stock.

In September 2021, the Company entered into a Membership Unit Purchase Agreement pursuant to which the Company acquired a 30.75% equity interest in MojiLife, a limited liability company organized in the State of Utah, in exchange for $1,537,000. MojiLife is an emerging growth distributor of technology-based consumer products, such as cordless scent diffusers, for the home and the car, as well as proprietary home cleaning products and accessories.

Investment in unconsolidated entities consists of the following:

	As of March 31,
	2023	2022
Investment in detachable GNTW stock warrant	$143,641	$3,570,000
Investment in GNTW common stock	18,300	393,141
Investment in Stemtech convertible note	44,290	1,100,799
Investment in MojiLife	1,537,000	1,537,000
Subtotal	1,743,231	6,600,940-
Allowance for impairment losses	(1,537,000)	(1,537,000)
	$206,231	$5,063,940

On a quarterly basis, the Company evaluates the recoverability of its investments and reviews current economic trends to determine the adequacy of its allowance for impairment losses based on each investee financial performance data and other relevant information. An estimate for impairment losses is recognized when recovery in fill of the Company’s investment is no longer probable. Investment balances are written off against the allowance after the potential for recovery is considered remote.

F-18

The following table reflects the activity in the allowance for impairment losses for the periods presented:

	Fiscal Year Ended March 31,
	2023	2022
Balance at beginning of fiscal year	$1,537,000	$-
Provision for estimated impairment losses		1,537,000
Balance at end of fiscal year	$1,537,000	$1,537,000

NOTE 11 – NOTES PAYABLE

Notes payables consist of the following:

	As of March 31,
	2023	2022
American Pacific Bancorp, Inc. – Linden building	$5,594,253	$-
American Pacific Bancorp, Inc. – Revolving Note	1,530,569	-
Unamortized discount and deferred financing costs	(202,779)	-
	$6,922,043	$-

In May 2020, the Company was granted a loan (the “PPP Loan”) by a commercial bank in the amount of $1,040,400, pursuant to the Paycheck Protection Program features of the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”). The Company’s borrowings under the PPP Loan were eligible for loan forgiveness pursuant to the CARES Act. As of March 31, 2021, loan principal in the amount of $1,040,400, excluding accrued but unpaid interest of $8,922, was outstanding. In May 2021, the Company was notified by the lender that the Company’s obligations under the PPP Loan were forgiven effective May 25, 2021.

On June 15, 2022, Linden Real Estate Holdings, LLC, a wholly owned subsidiary of the Company, American Pacific Bancorp, Inc. (“APB”), and the Company entered into a Loan Agreement pursuant to which APB loaned the Company approximately $5.7 million. The loan bears interest at the annual rate of 8%, matures on June 1, 2024, and is secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on June 17, 2022. APB is a subsidiary of DSS. Heng Fai Ambrose Chan, Frank D. Heuszel and John “JT” Thatch, each a Director of the Company, also serve on the Board of Directors of DSS, and Messrs. Chan and Heuszel also serve on the Board of Directors of APB. Monthly payments of principal and interest in the amount of $43,897 have been made since July 1, 2022, and are payable on the same date of each month thereafter. The Company paid $418,323 in principal and interest related to the loan for the twelve months ended March 31, 2023.

On August 11, 2022, the Company executed a revolving credit promissory note with APB (“the APB Revolving Note”) pursuant to which the Company has access to advances with a maximum principal balance not to exceed the principal sum of $10 million. The APB Revolving Note included origination fees of $600,000. The Note is collateralized by the assets of the Company, and it bears interest at the annual rate of 8% and such interest shall be due and payable quarterly. Interest payments on the loan are due and payable on the last day of each consecutive third calendar month until the maturity date of August 12, 2024. As of March 31, 2023, the Company had $1.5 million outstanding under the APB Revolving Note and accrued interest of $54,384.

NOTE 12 – ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities consist of the following:

	As of March 31,
	2023	2022
Deferred sales revenues	$246,811	$547,217
Liability associated with uncertain tax positions	925,795	921,987
Accrued interest payable	536,123	26,926
Payroll and employee benefits	329,762	478,360
Settlement liability, current portion	-	341,919
Lease liability, current portion	41,385	134,578
Other accruals	552,894	628,795
	$2,632,770	$3,079,782

Lease liability, current portion, represents obligations due withing one year under operating leases for office space, automobiles, and office equipment. See Note 14 – “LEASES” below for more information. Other accruals as of March 31, 2023, and 2022, includes accruals due to related parties and other operational accruals.

NOTE 13 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	Maturity	Interest	Conversion Price	As of March 31,
Issuance Date	Date	Rate	(per share)	2023	2022
April 2021	April 2024	8%	$ N/A	$27,000,000	$30,000,000
October 2017	October 2022	12%	$0.15	-	50,000
Total convertible notes payable				27,000,000	30,050,000
Unamortized debt discount and deferred financing costs				(2,172,914)	(20,151,230)
Subtotal				24,827,086	9,898,770
Less: current portion of convertible notes payable				24,827,086	9,898,770
Long-term convertible notes payable				$-	$-

The Company’s convertible notes are convertible, at the option of the holder, into shares of the Company’s Common Stock at the conversion prices indicated above. The April 2018 convertible note was paid in full in March 2022.

In October 2017, Sharing Services issued a Convertible Promissory Note in the principal amount of $50,000 (the “Note”) to HWH International, Inc. (“HWH” or the “Holder”). HWH is affiliated with Heng Fai Ambrose Chan, who became a Director of the Company in April 2020. The Note is convertible into 333,333 shares of the Company’s Common Stock. Concurrent with issuance of the Note, the Company issued to HWH a detachable stock warrant to purchase up to an additional 333,333 shares of the Company’s Common Stock, at an exercise price of $0.15 per share. Under the terms of the Note and the detachable stock warrant, the Holder is entitled to certain financing rights. On August 9, 2022, HWH and the Company executed an agreement to settle the Note and cancel the related stock warrant for $78,635, which amount represents the principal plus accrued interest. The Company made the payment to HWH on August 9, 2022.

F-19

In April 2021, the Company and Decentralized Sharing Systems, Inc. (“DSSI”) entered into a Securities Purchase Agreement, pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “2021 Note”) in favor of DSSI, and (b) a detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, and DSSI loaned to the Company $30.0 million. DSSI, is a subsidiary of DSS, Inc. (formerly Document Security Systems, Inc.) (“DSS”), and, together with DSS, then a majority shareholder of the Company. Under the terms of the loan, the Company agreed to pay to DSSI a loan origination fee of $3.0 million, payable in shares of the Company’s Class A Common Stock, at the rate of $0.20 per share. In connection with the issuance of the 2021 Note and the detachable Warrant, the Company allocated $15.0 million of the net proceeds from the loan to the detachable Warrant, allocated $12.0 million of the net proceeds to the beneficial conversion feature embedded in the 2021 Note and recognized deferred financing costs of $3.0 million. During the fiscal year ended March 31, 2022, the Company issued 27,000,000 shares of its Class A Common Stock to DSSI, including 15,000,000 shares in payment of the loan origination fee discussed above and 12,000,000 shares in prepayment of interest for the first year. In connection therewith, the Company recognized a deemed dividend of $1,080,000 for the excess of the fair value of the shares issued over the amounts settled.

In June 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “Warrant”), at $0.033 per share. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. In connection with the SPA, DSSI surrendered to the Company all DSSI’s rights pursuant to: (a) the Convertible Promissory Note in the principal amount of $30.0 million discussed in the preceding paragraph, and (b) the detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock discussed in the preceding paragraph. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a capital contribution of $2.0 million within additional paid-in capital in the Company’s consolidated financial statements.

In March 2023, the Company and DSSI entered into a Securities Exchange and Amendment Agreement pursuant to which the parties agreed to amend the 2022 Note by removing the conversion rights granted by the 2022 Note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend of approximately $10.7 million on the Company’s consolidated financial statements.

In the fiscal year ended March 31, 2023, and 2022, interest expense associated with the Company’s convertible notes was approximately $2.2 million and $2.4 million, excluding amortization of debt discounts and deferred financing fees of approximately $10.0 million and $9.9 million, respectively. These amounts are included in interest expense, net, in our consolidated statements of operations.

NOTE 14 – LEASES

The Company leases space for its corporate headquarters, warehouse space, automobiles, and office and other equipment, under lease agreements classified as operating leases. The Company has remaining lease terms of approximately 1 to 10 years on the remaining Leases. Leases with an initial term in excess of 12 months are recognized on the consolidated balance sheet based on the present value of future lease payments over the defined lease term at the lease commencement date. Future lease payments were discounted using an implicit rate of 10% to 12% in connection with most leases.

F-20

The following information pertains to the Company’s leases as of the balance sheet dates indicated:

		As of March 31,
Assets	Classification	2023	2022
Operating leases	Right-of-use assets, net	$448,240	$593,389
Total lease assets		$448,240	$593,389

Liabilities
Operating leases	Accrued and other current liabilities	$41,385	$134,578
Operating leases	Lease liability, long-term	440,478	461,515
Total lease liabilities		$481,863	$596,093

Expense pertaining to the Company’s leases for the periods indicated is as follows:

		Fiscal Year Ended March 31,
Lease cost	Classification	2023	2022
Operating lease cost	General and administrative expenses	$303,157	$585,015
Operating lease cost	Depreciation and amortization		-
Operating lease cost	Interest expense, net		-
Total lease cost		$303,157	$585,015

The Company’s lease liabilities are payable as follows:

Twelve months ending March 31,	Amount
2024	$97,977
2025	100,757
2026	103,536
2027	106,316
2028	109,095
Thereafter	196,441
Total remaining payments	714,122
Less imputed interest	232,259
Total lease liability	$481,863

F-21

NOTE 15 – INCOME TAXES

Our consolidated provision for (benefit from) income taxes is as follows:

	Fiscal Year Ended March 31,
	2023	2022
Current:
Federal	$-	$(2,098,199)
State and local	-	100,568
Foreign	-	-
Total current	-	(1,997,631)
Deferred:
Federal	-	(1,038,359)
State and local	-	-
Foreign	-	-
Total deferred	-	(1,038,359)
Total consolidated income tax benefit	$-	$(3,035,990)

Our consolidated effective income tax rate reconciliation is as follows:

	Fiscal Year Ended March 31,
	2023	2022
Federal statutory rate	21.0%	21.0%
State and local income taxes	-	(0.5)
Change in valuation allowance for NOL carry-forwards	(21.0)	(6.7)
Stock warrant transactions and other items	-	1.3
Effective income tax rate	-%	15.1%

Our deferred tax asset (liability) is as follows:

	As of March 31,
Deferred tax assets:	2023	2022
Share-based compensation	$928,525	$972,043
Accruals and reserves not currently deductible	2	649,113
Impairment of investments and inventory	661,050	660,904
Other	215,542	141,349
Total deferred tax assets	1,805,119	2,423,409
Less: valuation allowance	(1,805,119)	(2,342,204)
Total deferred tax assets, net	$-	$81,205

During the fiscal year ended March 31, 2023, and 2022, the Company recognized a valuation allowance of approximately $1.8 million and $2.3 million, respectively, connection with certain deferred tax assets because of significant uncertainty about the Company’s ability to generate sufficient earnings in the foreseeable future to realize such assets. During the fiscal year ended March 31, 2023, and 2022, the Company recognized, in the aggregate, $163,192 and $491,496, respectively, in deferred income tax benefits in connection with certain foreign start-up operations. In addition, during the fiscal year ended March 31, 2023, and 2022, the Company recognized a valuation allowance of $163,192 and $491,496, respectively, in connection with the associated deferred tax assets because these start-up operations do not yet have a history of profits.

F-22

The Company has adopted the comprehensive model for how an entity should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return, consistent with ASC 740. Accordingly, the Company recognizes the impact of tax positions that meet a “more likely than not” threshold, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position is measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. For the fiscal year ended March 31, 2023, and 2022, the Company had recognized a liability of $3,809 and $17,334, respectively, related to uncertain income tax positions, which is reported in other current liabilities. As of March 31, 2023, and 2022, the Company had unrecognized tax benefits of $925,786 and $921,977, respectively, that, if recognized, would impact the Company’s effective tax rate.

A reconciliation of the Company’s unrecognized tax benefits for the years indicated is as follows:

	Fiscal Year Ended March 31,
	2023	2022
Balance at beginning of fiscal year	$921,977	$904,643
Additions for tax positions related to the current year	3,809	17,334
Balance at end of fiscal year	$925,786	$921,977

The company recognizes interest and/or penalties related to uncertain tax positions in current income tax provision. For the year ended March 31, 2023, and 2022, the Company recognized interest and penalties, in the aggregate, of $0 and $121,790, respectively. Although it is not reasonably possible to estimate the amount by which unrecognized tax benefits may increase or decrease in the next twelve months due to uncertainties regarding timing and outcome of any examinations, the Company is evaluating alternatives that may impact the recognition of uncertain tax positions in the next twelve months.

The Company files consolidated federal income tax returns in the United States and files income tax returns in various state and foreign jurisdictions. As of March 31, 2023, the Company’s income tax returns for the following tax years remained subject to examination:

Tax Jurisdiction	Open Years
United States	2017 – 2022
Republic of Korea	2022
Other Countries	N/A

NOTE 16 – RELATED PARTY TRANSACTIONS

DSS, Inc., and Decentralized Sharing Systems, Inc.

In July 2020, the Company and Heng Fai Ambrose Chan, a Director of the Company, entered into a Stock Purchase and Share Subscription Agreement (the “SPA Agreement”) pursuant to which Mr. Chan invested $3.0 million in the Company and the Company agreed to issue 30.0 million shares of the Company’s Class A Common Stock and a fully vested Stock Warrant to purchase up to 10.0 million shares of the Company’s Class A Common Stock at an exercise price of $0.20 per share (the “Assigned Warrants”). Concurrently with the SPA Agreement, Mr. Chan and DSS, then a major shareholder of the Company, entered into an Assignment and Assumption Agreement pursuant to which Mr. Chan assigned to DSS all interests in the SPA Agreement. In July 2020, the Company issued 30.0 million of its Class A Common Stock pursuant to the SPA Agreement. The Stock Warrant issued pursuant to the SPA Agreement expires on the third anniversary from the issuance date, unless exercised earlier.

In April 2021, the Company and DSSI entered into a Securities Purchase Agreement, pursuant to which DSSI granted a $30.0 million loan to the Company in exchange for: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Stock Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share. At any time during the term of the Note, all or part of the Note, including the principal amount less unamortized prepaid interest, if any, plus any accrued interest can be converted into shares of the Company’s Class A Common Stock at the rate of $0.20 per share, at the option of the holder. Under the terms of the loan agreement, the Company agreed to pay to DSSI a loan origination fee of $3.0 million, payable in shares of the Company’s Class A Common Stock, with the number of shares to be calculated at the rate of $0.20 per share. In April 2021, Sharing Services issued 27.0 million shares of its Class A Common Stock to DSSI, including 15.0 million shares in payment of the loan origination fee and 12.0 million shares in prepayment of interest on a loan for the first year, as more fully discussed in Note 13, “CONVERTIBLE NOTES PAYABLE” above.

F-23

In December 2021, the Company and DSSI entered into a Stock Purchase and Share Subscription Agreement pursuant to which DSSI invested $3,000,000 in the Company in exchange for 50.0 million shares of Class A Common Stock (the “Shares”) and stock warrants (the “Service Warrants”) to purchase up to 50.0 million shares of the Company’s Class A Common Stock. The Stock Warrants are fully vested, have a term of five (5) years and are exercisable at any time prior to expiration, at the option of DSSI, at a per share price equal to $0.063. On the effective date of the Stock Purchase and Share Subscription Agreement, the closing price for the Company’s common stock was $0.075 per share and the Company recognized a deemed dividend of $2.3 million in connection with the transaction.

In January 2022, the Company and DSS who, together with its subsidiaries, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS will provide to the Company certain consulting services, as defined in the Consulting Agreement. The Consulting Agreement may be terminated by either party on a 60-day’s written notice. In connection with the Consulting Agreement, the Company agreed to pay DSS and flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock, at the exercise price of $0.0001 per share. On the effective date of the Consulting Agreement, the closing price of the Company’s common stock was $0.07 per share and the fair value of the Stock Warrant was $3.5 million. The fair value of the Stock Warrant is being recognized as consulting expense over the term of one year. During the fiscal years ended March 31, 2023 and 2022, the Company recognized consulting expense of approximately $3.5 million and $0.8 million, respectively, in connection with the Consulting Agreement. In February 2022, the Company issued 50.0 million shares of its Common Stock Class A to DSS in connection with exercise of the Stock Warrant. As of March 31, 2023, the prepaid consulting expense of $2.9 million was fully amortized on the Company’s consolidated financial statements.

In June 2022, the Company and Decentralized Sharing Systems, Inc. (“DSSI”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “DSSI Warrants”), at $0.033 per share, in exchange for the $27.0 million. The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on June 14, 2024. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. In connection with the loan, the Company agreed to pay to DSSI a loan Origination Fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a capital contribution within additional paid-in capital in the Company’s consolidated financial statements.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSS.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”) pursuant to which the parties agreed to: (1) exchange and surrender of the Assigned 60 million Warrants in exchange for 693,194 shares of the Company’s Class A common stock; (2) exchange and surrender the Service Warrants of 818,181,819 warrants for 9,452,647 shares of the Company’s Class A common stock; (3) exchange and surrender the DSSI Warrants; and (4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note in exchange for 14,854,159 shares of the Company’s Class A common stock. The Company issued 25,000,000 shares of the Company’s Class A Common Stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Agreement. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend on the Company’s consolidated financial statements.

On April 17, 2023, the Company and DSSI mutually agreed in a subsequent Letter Agreement (the “Second DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company agreed to issue 28,877,005 shares of the Company’s Common Stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, in the amount of approximately $540,000 owed to DSSI.

As of March 31, 2023, DSS and its affiliates owned, in the aggregate, 305,349,589 shares of the Company’s Class A Common Stock. Heng Fai Ambrose Chan, Frank D. Heuszel, and John (“JT”) Thatch, each a Director of the Company, also serve on the Board of Directors of DSS. Mr. Chan serves as Executive Chairman of the Board of Directors of the Company. Mr. Thatch serves as President, CEO and Vice Chairman of the Board of Directors of the Company.

On May 4, 2023, DSS and DSSI distributed, in the aggregate, 280,528,500 shares of SHRG they then held to DSS, Inc. shareholders in connection with the Form S-1 (file no. 333-271184) initially filed with the Securities and Exchange Commission on April 7, 2023, and declared effective on April 25, 2023. Accordingly, after the distribution, DSS ceased to be a majority shareholder of the Company.

F-24

Alset Title Company, Inc.

In December 2021, Sharing Services, through one of its subsidiaries, purchased an office building in Lindon, Utah for $8,942,640. In connection therewith, Alset Title Company, Inc. (“Alset Title”), a subsidiary of DSS, acted as escrow and closing agent for the transaction, at no cost. DSS, together with its subsidiaries, is a shareholder of the Company.

Hapi Café, Inc.

In November 2021, Sharing Services and Hapi Café, Inc, a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement pursuant to which Sharing Services acquired the exclusive franchise rights in North America to the brand “Hapi Café.” Under the terms, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five (5) corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the Master Franchise Agreement.

HWH International, Inc.

In October 2017, Sharing Services issued a Convertible Promissory Note in the principal amount of $50,000 (the “Note”) to HWH International, Inc. (“HWH” or the “Holder”). HWH is affiliated with Heng Fai Ambrose Chan, who became a Director of the Company in April 2020. The Note is convertible into 333,333 shares of the Company’s Common Stock. Concurrent with issuance of the Note, the Company issued to HWH a detachable stock warrant to purchase up to an additional 333,333 shares of the Company’s Common Stock, at an exercise price of $0.15 per share. Under the terms of the Note and the detachable stock warrant, the Holder is entitled to certain financing rights. On August 9, 2022, HWH and the Company executed an agreement to settle the Note and cancel the related stock warrant for $78,636, which amount represents the principal plus accrued interest. The Company made the payment to HWH on August 9, 2022.

HWH World, Inc.

A subsidiary of the Company operating in the Republic of Korea subleases office space from HWH World, Inc. (“HWH World”), a subsidiary of DSS and a company affiliated with Heng Fai Ambrose Chan, a Director of the Company. Pursuant to the terms of the sublease agreement, the Company recognized a right-of-use asset and an operating lease liability of $261,835 in connection therewith in its fiscal year ended March 31, 2022. In the fiscal year ended March 31, 2022, the Company recognized expense of $222,092 in connection with this lease. As of March 31, 2022, accounts payable includes payments due to HWH World under the lease of $213,742. In May 2022, the Company and HWH World amended the related sublease agreement to significantly reduce the space subleased by the Company and the related rent obligation. As of March 31, 2023, the agreement constitutes a month-to-month arrangement.

In September 2021, the Company and HWH World entered into an Advisory Agreement pursuant to which the Company provides strategic advisory services to HWH World in connection with its North America expansion plans in exchange for a monthly fee of $10,000. During the fiscal year ended March 31, 2022, the Company recognized consulting income of $76,700 in connection therewith. The Advisory Agreement was terminated during the three months ended June 30, 2022.

Impact Biomedical, Inc.

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased health and wellness products from Impact Biomedical, Inc., a subsidiary of DSS, in the aggregate amount of $111,414.

K Beauty Research Lab. Co., Ltd

In the fiscal year ended March 31, 2022, a wholly owned subsidiary of the Company purchased skin care products manufactured by K Beauty Research Lab. Co., Ltd (“K Beauty”), a South Korean-based supplier of skin care products that is affiliated with Heng Fai Ambrose Chan, a Director of the Company, in the aggregate amount of $2.3 million.

Premier Packaging Corporation

In the fiscal year ended March 31, 2023, and 2022, a wholly owned subsidiary of the Company issued purchase orders to Premier Packaging Corporation, a subsidiary of DSS, to acquire printed packaging materials for approximately $108,000 and $156,000, respectively.

F-25

Alchemist Holdings, LLC

In February 2020, the Company, Alchemist Holdings, LLC (“Alchemist”), and a former Company officer entered into a Settlement Accommodation Agreement (the “Accommodation Agreement”) pursuant to which Alchemist and the former Company officer agreed to transfer to the Company 22.7 million shares of the Company’s Common Stock held by Alchemist, in settlement of certain obligations to the Company. Under the terms of the Accommodation Agreement, Alchemist and the former Company officer also agreed to transfer to the Company 15.6 million shares of the Company’s Common Stock held by Alchemist, to offset certain legal and other expenses incurred by the Company in connection with various related-party legal claims. Accordingly, in the fiscal year ended March 31, 2021, the Company and Alchemist caused the transfer to the Company, in the aggregate, of 38.3 million shares of the Company’s Common Stock then held by Alchemist, and the Company retired such redeemed shares.

In June 2020, the Company and the former Company officer discussed in the preceding paragraph entered into a Settlement Accommodation Agreement and an Amended and Restated Founder Consulting Agreement pursuant to which the Company and the former officer agreed to settle all existing disputes between them, the former officer agreed to continue to provide certain consulting services to the Company, and the Company agreed to pay certain amounts to the former officer. The Company has recognized a settlement liability of $2.0 million in connection therewith. As of March 31, 2022, the settlement liability was $715,596.

In May 2022, the Company and certain of its subsidiaries, on the one hand, and Alchemist, the former officer discussed in the preceding paragraph and certain entities affiliated with the former officer, on the other hand, entered into a Confidential Settlement Agreement with Mutual Releases (the “May 2022 Settlement Agreement”) pursuant to which the parties amicably settled all claims and disputes among them; (b) the former officer sold to the Company 26,091,136 shares of the Company’s common stock then under the voting and dispositive control of the former officer; (c) the Company made a one-time payment of $1,043,645; and (d) the Company and its relevant subsidiaries, on the one hand, and the former officer and relevant entities affiliated with the former officer, on the other hand, exchanged customary mutual releases of any prior obligations among them. On May 19, 2022, the closing price for the Company’s common stock was $0.25 per share. In the fiscal year ended March 31, 2023, the Company measured and recognized the repurchase of its common stock at its fair value of $652,278, derecognized its remaining liability under the Co-Founder’s Agreement, and recognized a recovery of $324,230 in connection with the previously recognized loss related to the Co-Founder’s Agreement. As of March 31, 2023, and 2022, the settlement liability balance is $0 and $715,596, respectively.

The Company subleases warehouse and office space from Alchemist, a 10% shareholder of the Company on a month-to-month basis until May 2022. During the fiscal year ended March 31, 2023, and 2022, rent expense associated with such sublease agreement was approximately $104,000 and $105,000, respectively.

New Electric CV Corp. (formerly, American Premium Water Corporation)

In July 2021, the Company, and American Premium Water Corporation (“American Premium”) entered into a business consulting agreement pursuant to which the Company provides consulting services to American Premium in exchange for a monthly fee of $4,166. Mr. John “JT” Thatch, a director of the Company, also serves on the Board of Directors of American Premium. During the fiscal year ended March 31, 2023, and 2022, the Company recognized consulting fee income of approximately $50,000 and $33,000, respectively.

American Pacific Bancorp, Inc.

On June 15, 2022, Sharing Services, through one of its subsidiaries, entered into a secured real estate promissory note with American Pacific Bancorp, Inc. (“APB”), and the Company entered into a Loan Agreement pursuant to which APB loaned the Company approximately $5.7 million. The loan bears interest at the annual rate of 8% matures on June 1, 2024, is payable in equal monthly instalments of $43,897 commencing on July 1, 2022 (with the remainder due on June 1, 2024). The loan is secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on June 17, 2022. APB is a subsidiary of DSS. Heng Fai Ambrose Chan, Frank D. Heuszel and John “JT” Thatch, each a Director of the Company, also serve on the Board of Directors of DSS, and Messrs. Chan and Heuszel also serve on the Board of Directors of APB..

On August 11, 2022, the Company executed a revolving credit promissory note with APB pursuant to which the Company has access to advances with a maximum principal balance not to exceed the principal sum of $10.0 million. The APB Revolving Note is collateralized by the assets of the Company, and it bears interest at the annual rate of 8% and such interest shall be due and payable quarterly as it accrues on the outstanding balance. On December 9, 2022, APB and the Company mutually agreed to limit and/or end any further commitment by APB to fund or to readvance under the terms of the APB Revolving Note to $6.0 million. As of March 31, 2023, the Company had $1,430,459 outstanding under the APB Revolving Note.

NOTE 17 - STOCKHOLDERS’ EQUITY – CAPITAL STOCK

Preferred Stock

At the Annual Shareholder’s Meeting, the Company’s Shareholders ratified the Third Amended and Restated Articles of Incorporation of the Company and approved the maximum number of shares which the Corporation now has the authority to issue of Two Billion Two Hundred Million (2,200,000,000) shares, $0.0001 par value per share, of which: (a) Two Billion (2,000,000,000) Shares of Common Stock having a par value of $0.0001 per share (“Common Stock”) and (b) Two Hundred Million (200,000,000) Shares of Preferred Stock comprised of Series A and Series C having a par value of $0.0001 per share or as authorized (“Preferred Stock”). The Board may divide the authorization into one or more series, each with distinct powers, designations, preferences, and rights.

F-26

Series A Convertible Preferred Stock

The Board has authorized the issuance of up to 100,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Shares of our Series A Preferred Stock are senior in rank to shares of our Series C Preferred Stock. The affirmative vote of the holders of 86% of the issued and outstanding shares of our Series A Preferred Stock is required for the Board: (i) to declare dividends upon shares of our Common Stock unless, with respect to cash dividends, the shares of our Series A Preferred Stock are to receive the same dividend as the common shares, on an as converted basis; (ii) to redeem the shares of our Series A Preferred Stock at a redemption price of $0.001 per share; (iii) to authorize or issue additional or other capital stock that is junior or equal in rank to shares of our Series A Preferred Stock with respect to the preferences as to distributions and payments upon the liquidation, dissolution, or winding up of the Company; and (iv) to amend, alter, change, or repeal any of the powers, designations, preferences, and rights of our Series A Preferred Stock. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Company the sum of $0.001 per share before any payment or distribution shall be made on our shares of Common Stock, or any other class of capital stock ranking junior to the Series A Preferred Stock. For a period of 10 years from the date of issuance, the holders of the Series A Preferred Stock may elect to convert each share of the Series A Preferred Stock into one share of the Company’s Common Stock. Each share of our Series A Preferred Stock is entitled to one vote when voting as a class or together with the shares of our Common Stock.

During the fiscal year ended March 31, 2021, stockholders converted an aggregate of 21,750,000 shares of the Company’s Series A Preferred Stock into an equal number of shares of the Company’s Common Stock. There were no similar conversions in the fiscal year ended March 31, 2023, and 2022, respectively.

As of March 31, 2023, and 2022, 3,100,000 shares, respectively, of the Company’s Series A Preferred Stock remain outstanding. The shares of the Company’s Series A Preferred Stock reported in the Company’s financial statements as of March 31, 2023, and 2022, include 2,900,000 shares purportedly held by Research & Referral BZ, pending cancellation of the stock certificate when presented by Research & Referral BZ in the future.

Series B Convertible Preferred Stock

The Board has authorized the issuance of up to 10,000,000 shares of Series B Convertible Preferred Stock (the Series B Preferred Stock”). Issued and outstanding shares of our Series B Preferred Stock, if any, are senior in rank to shares of our Series A and Series C Preferred Stock. During the fiscal year ended March 31, 2021, all shares of the Company’s Series B Preferred Stock previously issued were converted into shares of the Company’s Class A Common Stock. As of March 31, 2023, and 2022, no shares of the Company’s Series B Preferred Stock remain outstanding.

Series C Convertible Preferred Stock

The Board has authorized the issuance of up to 10,000,000 shares of Series C Convertible Preferred Stock (the Series C Preferred Stock”). Shares of our Series C Preferred Stock are junior in rank to the Series A and Series B Preferred Stock. The affirmative vote of the holders of 86% of the issued and outstanding shares of our Series C Preferred Stock is required for the Board: (i) to declare dividends upon shares of our Common Stock unless, with respect to cash dividends, the shares of our Series C Preferred Stock are to receive the same dividend as the common shares, on an as converted basis; (ii) to redeem the shares of Series C Preferred Stock at a redemption price of $0.001 per share; (iii) to authorize or issue additional or other capital stock that is junior or equal in rank to our Series C Preferred Stock with respect to the preferences as to distributions and payments upon the liquidation, dissolution, or winding up of the Company; and (iv) to amend, alter, change, or repeal any of the powers, designations, preferences, and rights of the Series C Preferred Stock. Upon the dissolution, liquidation, or winding up of the Company, whether voluntary or involuntary, the holders of the Series C Preferred Stock are entitled to receive out of the assets of the Company the sum of $0.001 per share before any payment or distribution shall be made on our shares of Common Stock, or any other class of capital stock of the Company ranking junior to the Series C Preferred Stock. For a period of 10 years from the date of issuance, the holders of the Series C Preferred Stock may elect to convert each share of Series C Preferred Stock into one share of the Company’s Common Stock. Each share of our Series C Preferred Stock is entitled to one vote when voting as a class or together with shares of our Common Stock.

During the fiscal year ended March 31, 2022, holders of 10,000 shares of the Company’s Series C Preferred Stock converted their holdings into an equal number of shares of the Company’s Common Stock. As of March 31, 2023, and 2022, respectively 3,220,000 shares of the Company’s Series C Preferred Stock remain outstanding.

F-27

Common Stock

The Board has authorized the issuance of up to 1,990,000,000 shares of Class A Common Stock and up to 10,000,000 shares of Class B Common Stock, each with a par value of $0.0001 per share. Holders of our Common Stock are entitled to dividends, subject to the rights of the holders of other classes of capital stock outstanding having priority rights with respect to dividends. At the time of this prospectus, no shares of the Company’s Class B Common Stock remain outstanding. References to our “Common Stock” throughout this report include our Class A Common Stock and Class B Common Stock, unless otherwise indicated or the context otherwise requires.

In April 2021, the Company issued 27.0 million shares of its Class A Common Stock to DSSI, including 15.0 million shares in payment of a loan origination fee and 12.0 million shares in prepayment of interest on a loan, as more fully discussed in Notes 13 and 16 above. On the effective date of the loan agreement, the closing price for the Company’s common stock was $0.24 per share and the Company recognized a deemed dividend of $1.1 million in connection with this related-party transaction.

In December 2021, the Company and DSSI entered into a Stock Purchase and Share Subscription Agreement pursuant to which DSSI invested $3.0 million in the Company in exchange for 50.0 million shares of Class A Common Stock and a Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock. On the effective date of the Stock Purchase and Share Subscription Agreement, the closing price for the Company’s common stock was $0.075 per share and the Company recognized a deemed dividend of $2.3 million in connection with this related-party transaction.

In January 2022, the Company and DSS entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS will provide to the Company certain consulting services, as defined in the Consulting Agreement. In connection with the Consulting Agreement, the Company agreed to pay DSS and a flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock, at the exercise price of $0.0001 per share. On the effective date of the Consulting Agreement, the fair value of the detachable Stock Warrant was $3.5 million which was recognized as consulting expense over the term of the Consulting Agreement (one year). In February 2022, Sharing Services issued 50.0 million shares of its Common Stock Class A to DSS in connection with the exercise of such Stock Warrant.

On June 15, 2022, the Company and DSSI which, together with DSS, is a majority shareholder of the Company, entered into an agreement pursuant to which the Company issued, to DSSI: (a) a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock at the exercise price of $0.033 per share. The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note may be converted into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. Under the terms of the agreement, the Company agreed to pay to DSSI a loan origination fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a capital contribution of $2.0 million in additional paid in capital on the Company’s consolidated balance sheet.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSS.

In March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”). Pursuant to the Agreement, the parties decided to: 1) exchange and surrender the Assigned Warrants, 2) exchange and surrender the Service Warrants, 3) exchange and surrender the DSSI Warrants, and 4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note. Under the terms of the Agreement, the Company issued 10,145,841 shares of its Class A Common Stock in connection with the exchange and surrender of the Assigned Warrants and the Service Warrants. In accordance with GAAP, the Company recognized a deemed dividend of $213,062 on the Company’s consolidated financial statements. In addition, the Company issued 14,854,159 shares of its Class A Common Stock in connection with removal of all conversion rights granted by the 2022 Note. The Company recognized the debt modification transaction as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new debt instrument and the carrying value of the retired debt instrument was recognized as a deemed dividend of $10.7 million on the Company’s consolidated financial statements.

In February 2020, the Company, Alchemist Holdings, LLC (“Alchemist”), and a former Company officer entered into a Settlement Accommodation Agreement (the “Accommodation Agreement”) pursuant to which Alchemist and the former Company officer agreed to transfer to the Company 22.7 million shares of the Company’s Common Stock held by Alchemist, in settlement of certain obligations to the Company. Under the terms of the Accommodation Agreement, Alchemist and the former Company officer also agreed to transfer to the Company 15.6 million shares of the Company’s Common Stock held by Alchemist, to offset certain legal and other expenses incurred by the Company in connection with various related-party legal claims. Accordingly, in the fiscal year ended March 31, 2021, the Company and Alchemist caused the transfer to the Company, in the aggregate, of 38.3 million shares of the Company’s Common Stock then held by Alchemist, and the Company retired such redeemed shares.

In May 2022, the Company and certain of its subsidiaries, on the one hand, and Alchemist, the former officer and certain entities affiliated with the former officer, on the other hand, entered into a Confidential Settlement Agreement with Mutual Releases (the “May 2022 Settlement Agreement”) pursuant to which the parties amicably settled all claims and disputes among them; (b) the former officer sold to the Company 26,091,136 shares of the Company’s common stock then under the voting and dispositive control of the former officer; (c) the Company made a one-time payment of $1,043,645; and (d) the Company and its relevant subsidiaries, on the one hand, and the former officer and relevant entities affiliated with the former officer, on the other hand, exchanged customary mutual releases of any prior obligations among them. On May 19, 2022, the closing price for the Company’s common stock was $0.25 per share. In the fiscal quarter ending June 30, 2022, the Company measured and recognized the repurchase of its common stock at its fair value of $652,278, derecognized its remaining liability under the Co-Founder’s Agreement, and recognized a recovery of $324,230 in connection with the previously recognized loss related to the Co-Founder’s Agreement.

F-28

During the fiscal year ended March 31, 2022, holders of 10,000 shares of the Company’s Series C Preferred Stock converted such holdings into an equal number of shares of the Company’s Class A Common Stock. In addition, during the fiscal year ended March 31, 2022, the Company issued: (a) 1.5 million shares in connection with the exercise of warrants by Company employees, and (b) 313,200 shares in connection with the exercise of warrants by independent distributors of the Company. There were no issuances during the year ended March 31, 2023, of Series C Preferred Stock.

As of March 31, 2023, and 2022, 347,451,880 shares and 288,923,969 shares, respectively, of our Class A Common Stock remained issued and outstanding. As of March 31, 2023, and 2022, there were no shares of the Company’s Class B Common Stock outstanding.

NOTE 18 – STOCK-BASED COMPENSATION

A subsidiary of the Company has awarded compensatory warrants to purchase shares of the Company’s common stock to its officers and employees (see Note 3 – “SIGNIFICANT ACCOUNTING POLICIES - Share-Based Payments” for more details) and warrants to purchase shares of the Company’s common stock to its independent sales force. Further, the Company from time to time, awards stock warrants to its consultants in exchange for services.

Stock Warrants

Stock Warrants Issued to Related Parties, Directors, Officers, and Employees

In the fiscal year ended March 31, 2021, the Company issued to Company directors, officers, and employees stock warrants to purchase, in the aggregate, up to 29,200,000 shares of its Common Stock, with an aggregate grant date fair value of $3.6 million. Some of the stock warrants outstanding as of March 31, 2022, are exercisable at a variable exercise price (see Note 3 – “SIGNIFICANT ACCOUNTING POLICIES - Share-Based Payments” for more details) pursuant to the related employment agreements. In the fiscal year ended March 31, 2023, expense recognized in connection with stock-based compensation awards was $160,225, including: (a) compensatory expense of $13,207 and (b) income associated with the subsequent measure of fully vested awards (see preceding paragraph) of $173,432. In the fiscal year ended March 31, 2022, income recognized in connection with stock-based compensation awards was $2.3 million, including: (a) compensatory expense of $186,264 and (b) income associated with the subsequent measure of fully vested awards (see preceding paragraph) of $2.5 million.

In the fiscal year ended March 31, 2023, the Company issued a fully vested warrant to purchase up to 8,444,663 shares of the Company’s Common Stock, at the exercise price of $0.0001 per share, to the Company’s CEO John “JT” Thatch. The fair value of the warrant on the grant date was $109,780.

In October 2017, the Company issued a convertible note in the principal amount of $50,000 to HWH International, Inc (“HWH”) and a detachable stock warrant to purchase up to 333,333 shares of the Company’s Common Stock, at an exercise price of $0.15 per share. The Note is convertible into 333,333 shares of the Company’s Common Stock and expires in October 2022. HWH is affiliated with Heng Fai Ambrose Chan, who in April 2020 became a Director of the Company. On August 9, 2022, HWH and the Company executed an agreement to settle the Note and cancel the related stock warrant for $78,636, which amount represents the principal plus accrued interest. The Company made the payment to HWH on August 9, 2022.

In January 2022, the Company and DSS who, together with its subsidiaries, was then a majority shareholder of the Company, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS would provide to the Company certain consulting services, as defined in the Consulting Agreement. In connection with the Consulting Agreement, the Company agreed to pay DSS and flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock, at the exercise price of $0.0001 per share. On the effective date of the Consulting Agreement, the closing price of the Company’s common stock was $0.07 per share and the fair value of the Stock Warrant was $3.5 million. The fair value of the Stock Warrant is being recognized as consulting expense over the term of one year. During the fiscal year ended March 31, 2023, and 2022, the Company recognized consulting expense of approximately $3.5 million and $0.8 million, respectively, in connection with the Consulting Agreement. In February 2023, the Company issued 50.0 million shares of its Common Stock Class A to DSS in connection with exercise of the Stock Warrant.

In June 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “Warrant”), at $0.033 per share. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. In connection with the SPA, DSSI surrendered to the Company all DSSI’s rights pursuant to: (a) the Convertible Promissory Note in the principal amount of $30.0 million discussed in the preceding paragraph, and (b) the detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock discussed in the preceding paragraph. In March 2023, the parties entered into a Securities Exchange and Amendment Agreement pursuant to which the parties agreed to amend the 2022 Note by removing the conversion rights granted by the 2022 Note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend in the Company’s consolidated financial statements.

F-29

The following table summarizes the activity relating to the Company’s stock warrants held by Related Parties (all of which are fully vested) (See Note 16, “RELATED PARTY TRANSACTIONS” above for more details):

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term
Outstanding at March 31, 2021	10,333,333	$0.20	2.3
Granted	250,000,000	0.14	-
Exercised	(50,000,000)	0.0001
Expired or forfeited	-	-	-
Outstanding at March 31, 2022	210,333,333	$0.18	4.1
Granted	818,181,819	0.033
Exercised	-	-	-
Expired, terminated, or forfeited	(1,028,515,152)	0.06	-
Outstanding at March 31, 2023	-	$-	-

In February 2023, the Company issued a fully vested warrant to purchase up to 8,444,663 shares of the Company’s Common Stock, at an exercise price of $0.001 per share (the “Warrant”), to its Chief Executive Officer in connection with the executive existing employment agreement. The Warrant expires in February 2028. The fair value of the warrant on the grant date was $109,780.

The following table summarizes the activity relating to the Company’s vested and unvested stock warrants held by Directors, Officers, and Employees:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term
Outstanding at March 31, 2021	24,075,000	$0.11	3.5
Granted	-	-	-
Exercised	(1,500,000)	0.13	-
Expired or forfeited	(2,875,000)	0.19	-
Outstanding at March 31, 2022	19,700,000	$0.03	2.6
Granted	8,444,663	0.0001	5.0
Exercised	-	-	-
Expired or forfeited	(4,700,000)
Outstanding at March 31, 2023	23,444,663	$0.02	2.9
Less: unvested at March 31, 2023	1,875,000	$0.01	1.1
Vested at March 31, 2023	21,569,663	$0.02	3.1

Stock Warrants Issued to Our Independent Sales Force

In the fiscal year ended March 31, 2021, the Company issued fully vested warrants to purchase up to 4,013,000 shares of its Common Stock to members of its independent sales force, with a fair value of $1.5 million. The warrants are exercisable for a period ranging from one to two years from the issuance date, at the exercise price ranging from $0.01 per share to $0.25 per share. In the fiscal year ended March 31,2022 warrants held by independent distributors to purchase up to 1,507,200 shares and 2,066,600 shares, respectively, of the Company’s Common Stock expired or were otherwise terminated or forfeited. As of March 31, 2023, the warrants held by independent distributors had all expired and no additional shares were granted. See Note 2 – “SIGNIFICANT ACCOUNTING POLICIES - Sales Commissions” for more details.

The following table summarizes the activity relating to the Company’s stock warrants held by members of the Company’s independent sales force (all of which are fully vested):

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term
Outstanding at March 31, 2021	3,998,000	$0.09	1.4
Granted	2,400	0.01
Exercised	(313,200)	0.01
Expired or forfeited	(1,507,200)	0.03
Outstanding at March 31, 2022	2,180,000	$0.02	1.2
Granted	-
Exercised	-
Expired or forfeited	-
Outstanding at March 31,2023	2,180,000	$0.01	0.2

F-30

From time to time, the Company has granted fully vested warrants to purchase shares of Common Stock to its consultants in exchange for services. The following table summarizes the activity relating to the Company’s stock warrants held by Company consultants (all of which are fully vested):

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term
Outstanding at March 31, 2021	100,000	$3.00	1.00
Granted	-	-	-
Exercised, expired or forfeited	-	-	-
Outstanding at March 31, 2022	100,000	$3.00	0.02
Granted	-
Exercised, expired or forfeited	(100,000)	3.00
Outstanding, at March 31, 2023	-	-	-

The following table summarizes additional information relating to all stock warrants outstanding and warrants exercisable as of March 31, 2023: -

All Warrants Outstanding			All Warrants Exercisable
	Weighted Average Remaining Contractual	Weighted Average		Weighted Average
Number of Shares	life (in years)	Exercise Price	Number of Shares	Exercise Price
11,444,663	4.5	$0.0001	11,444,663	$0.0001
12,000,000	1.4	$0.03	10,125,000	$0.03
2,180,000	0.2	$0.01	2,180,000	$0.01
25,624,663			23,749,663

NOTE 19 - COMMITMENTS AND CONTINGENCIES

Contingencies

Legal Proceedings – Related-Party Matters and Settlement Liability

In February 2020, the Company, Alchemist, and a former officer of the Company entered into a Settlement Accommodation Agreement and an Amended and Restated Founder Consulting Agreement pursuant to which the Company and the former officer agreed to settle all existing disputes between them, the former officer agreed to continue to provide certain consulting services to the Company, and the Company agreed to pay certain amounts to the former officer. The Company has recognized a settlement liability of $2.0 million in connection therewith. As of March 31, 2022, the settlement liability balance is $715,596. See Note 16 – “RELATED PARTY TRANSACTIONS – Alchemist Holdings, LLC” above for more information.

Legal Proceedings – Other Matters

The Company from time to time is involved in various claims and lawsuits incidental to the conduct of its business in the ordinary course. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our consolidated financial position, results of operations or cash flows.

(a)	Case No. 4:20-cv-00946; Dennis Burback, Ken Eddy and Mark Andersen v. Robert Oblon, Jordan Brock, Jeff Bollinger, Four Oceans Global, LLC, Four Oceans Holdings, Inc., Alchemist Holdings, LLC, Elepreneurs U.S., LLC, Elevacity U.S., LLC, Sharing Services Global Corporation, Custom Travel Holdings, Inc., and Does 1-5, pending in the United States District Court for the Eastern District of Texas. On December 11, 2020, three investors in Four Oceans Global, LLC filed a lawsuit against the Company, its affiliated entities, and other persons and entities related to an investment made by the three Plaintiffs in 2015. The Company and its affiliated entities filed an answer denying the three investors’ claims. Plaintiffs filed a First Amended Complaint on October 14, 2021. The Company and its affiliated entities responded in November 2021 by filing a Motion to Dismiss the claims contained in the Amended Complaint. The Motion was granted on July 20, 2022, by Court Order dismissing with prejudice the Company and all affiliated entities from the lawsuit. In early August 2022, Plaintiffs on their own motion moved to dismiss all claims against the remaining parties in the case to enable the Order of Dismissal to become an appealable, final Order. On September 7, 2022, Plaintiffs filed a Notice of Appeal to the United States Court of Appeals for the Fifth Circuit. The Plaintiffs filed their Proposed Sufficient Brief of Appellants with the Fifth Circuit on January 2, 2023. The Company filed e a Response Brief on February 22, 2023. The appeal is still pending as of March 31, 2023.

F-31

(b)	Case No. 4:21-cv-00026; Elepreneurs Holdings, LLC d/b/a Elepreneur, LLC, Elepreneurs U.S., LLC d/b/a Elepreneurs, LLC, and SHRG IP Holdings, LLC v. Lori Ann Benson, Andrea Althaus and Lindsey Buboltz, pending in the United States District Court for the Eastern District of Texas. On December 31, 2020, the Company filed suit against three former distributors and obtained injunctive relief from the 429th Judicial District of Collin County, Texas. The lawsuit was removed by the three former distributors to federal court. The Company subsequently obtained injunctive relief from the federal court. The parties settled their disputes, and a Joint Motion for Final Dismissal was entered on October 7, 2022.

(c)	Case No. 429-01137-2022; Elevacity U.S., LLC d/b/a The Happy Co. and Elepreneurs U.S., LLC d/b/a Elepreneurs, LLC v. Mark Willodson, Judy Willodson and Valentus, Inc., pending in the 429th Judicial District Court of Collin County, Texas. On March 9, 2022, the Company filed suit against a competitor and former distributors. On March 9, 2022, the Company filed suit against a competitor and former distributors. An Agreed Temporary Injunction was entered by the Court against the Willodsons in April 2022. On April 4, 2023, this legal proceeding was settled between the parties.

(d)	Case No. 4:22-cv-00042; Elevacity U.S., LLC d/b/a The Happy Co. and Elepreneurs U.S., LLC d/b/a Elepreneurs, LLC v. Brian Christopher Schweda, Jr., pending in the United States District Court for the Eastern District of Texas. On January 20, 2022, the Company filed suit against a former distributor. The Defendant filed two motions to dismiss. The Court entered an Order recently denying Defendant’s motion to dismiss for lack of jurisdiction over the Defendant in Texas. As of December 31, 2022, Defendant’s motion to dismiss Plaintiff’s claim of tortious interference remains pending. Regardless of the outcome of that pending motion, the case will move forward with breach of contract claims against the Defendant. On April 10, 2023, this legal proceeding was settled between the parties.

(e)	Case No. 9:22-cv-00146; Travel Gig, LLC and Happitravel, LLC v. Sharing Services Global Corporation, SHRG IP Holdings, LLC; Global Travel Destinations, LLC., and Does 1-25, pending in the United States District Court for the District of Montana. On September 7, 2022, Plaintiffs filed a lawsuit against the Company and two affiliated entities alleging trademark infringement concerning the Company’s affiliated travel entity. Plaintiffs filed a motion seeking a Preliminary Injunction and the Court set a hearing on the motion for November 1, 2022. On December 30, 2022 the Plaintiffs filed a status report to the Court that a settlement had been reached. On February 2, 2023 the Parties filed a Joint Motion for Dismissal. The Court entered a Dismissal with Prejudice on February 6, 2023.

(f)	Case No. 4:22-cv-00047; Elevacity U.S., LLC d/b/a The Happy Co. and Elepreneurs U.S., LLC d/b/a Elepreneurs, LLC v. Kimberley McLean, pending in the United States District Court for the Eastern District of Texas. On January 20, 2022, the Company filed suit against a former distributor. On April 10, 2023, this legal proceeding was settled between the parties.

NOTE 20 - BUSINESS SEGMENT AND GEOGRAPHIC AREA INFORMATION

Business Segments -

As of March 31, 2023, and 2022, the Company, through its subsidiaries, markets and sells its products and services to consumers, through its independent sales force and proprietary websites, and to its independent distributors. The Company has determined its reportable segments are: (a) the sale of health and wellness products, and (b) the sale of member-based travel services. The Company’s determination of its reportable segments is based on how its chief operating decision maker manages the business.

F-32

The Company’s segment information is as follows:

	Fiscal Year Ended March 31,
	2023	2022
Net sales
Health and wellness products	$15,990,756	$32,147,330
Other	111,380	2,276,984
Total net sales	$16,102,136	$34,424,314
Operating earnings (loss):
Segment gross profit:
Health and wellness products	$9,192,641	$22,059,788
Other	64,029	1,562,655
Total segment gross profit	9,256,670	23,622,443
Selling and marketing expenses	6,989,660	17,239,655
General and administrative expenses	17,081,915	19,714,963
Consolidated operating loss	$(14,814,905)	$(13,332,175)
Total Assets:
Health and wellness	$4,961,068	$13,729,219
Corporate	12,118,647	29,435,505
Consolidated total assets	$17,079,715	$43,164,724
Payments for property and equipment:
Health and wellness	$-	$208,952
Corporate	1,196,406	9,123,016
Consolidated payments for property and equipment	$1,196,406	$9,331,967
Depreciation and amortization expense:
Health and wellness	$101,733	$94,459
Corporate	624,933	560,808
Consolidated depreciation and amortization	$726,666	$655,267

Geographic Area Information

Our consolidated net sales, by geographic area, were as follows:

	Fiscal Year Ended March 31,
Country	2023	2022
United States	$14,699,480	$29,803,258
Canada	769,229	2,446,330
Republic of Korea	441,666	1,706,367
Other	191,761	468,359
	$16,102,136	$34,424,314

Our consolidated total assets, by geographic area, were as follows:

	Fiscal Year Ended March 31,
Country	2023	2022
United States	$15,774,367	$39,865,782
Republic of Korea	1,053,773	2,663,149
Other	198,212	635,793
	$17,079,715	$43,164,724

NOTE 21 - SUBSEQUENT EVENTS

On April 10, 2023, the Company, on the first part, and Ms. Kimberley McLean, Mr. Brian Christopher Schweda, Jr., Mr. Mark Willodson, Ms. Judy Willodson, and Valentus, Inc. (each, a competitor and/or a former distributor of the Company), on the second part, settled all disputes between the Company and each of such competitor and/or former distributor, and exchanged mutually acceptable releases.

On April 17, 2023, the Company and DSSI entered into a Letter Agreement (the “Second DSSI Letter Agreement”) pursuant to which the parties agreed to settle the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company agreed to issue 28,877,005 shares of the Company’s Common Stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, in the amount of $540,000 owed to DSSI.

On May 4, 2023, DSS and/or DSSI distributed 280,528,500 shares they held of SHRG to DSS, Inc.’s shareholders in connection with the Form S-1 (file no. 333-271184) initially filed with the Securities and Exchange Commission on April 7, 2023, and declared effective on April 25, 2023. As a result of this distribution, DSS and affiliates ceased being a majority shareholder of the Company.

NOTE 22 – SUPPLEMENTARY FINANCIAL INFORMATION

We are a Smaller Reporting Company, as defined in Rule 12b-2 of the Exchange Act, and, accordingly, are not required to provide the supplementary financial information otherwise required by Item 302, as amended.

F-33

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$737,850	$2,994,885
Trade accounts receivable, net	494,451	273,674
Other receivable	1,800,000	-
Short-term advance	31,194	-
Inventory, net	2,190,680	1,636,120
Other current assets, net	226,371	527,827
Total Current Assets	5,480,546	5,432,506
Property and equipment, net	325,523	9,270,193
Right-of-use assets, net	414,865	448,240
Deferred income taxes, net	16	-
Investment in unconsolidated entities, net	-	206,231
Intangible assets	438,002	545,372
Other assets	1,162,389	1,177,173
TOTAL ASSETS	$7,821,341	$17,079,715

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$1,084,968	$1,028,510
Accrued and other current liabilities	2,745,147	2,781,037
Accrued sales commission payable	1,676,362	2,357,643
Tax payable	1,518,379	1,446,503
Note payable, related party, net of unamortized debt discount and unamortized deferred loan cost	-	6,922,043
Note payable	1,200,000	-
Convertible note payable, related party, net of unamortized debt discount and unamortized deferred loan cost	-	24,827,086
Total Current Liabilities	8,224,856	39,362,822
Lease liability, long-term	416,277	440,478
TOTAL LIABILITIES	8,641,133	39,803,300

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Series A convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,100,000 shares issued and outstanding	310	310
Series B convertible preferred stock, $0.0001 par value, no shares issued and outstanding	-	-
Series C convertible preferred stock, $0.0001 par value, 100,000,000 shares designated, 3,220,000 shares issued and outstanding	322	322
Series D preferred stock, $0.0001 par value, 26,000 shares issued and outstanding	3	-
Class A common stock, $0.0001 par value, 1,990,000,000 shares designated, 376,328,885 shares and 347,451,880 shares issued and outstanding as of December 31, 2023 and March 31, 2023, respectively	37,633	34,745
Class B common stock, $0.0001 par value, 10,000,000 shares designated, no shares issued and outstanding	-	-
Treasury stock	-	(626,187)
Additional paid in capital	110,699,858	84,619,762
Shares to be issued	12,146	12,146
Accumulated deficit	(111,230,122)	(106,456,378)
Accumulated other comprehensive loss	(339,942)	(308,305)
TOTAL STOCKHOLDERS’ DEFICIT	(819,792)	(22,723,585)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,821,341	$17,079,715

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-34

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$2,885,645	$3,245,903	$8,172,469	$12,737,673
Cost of goods sold	701,683	1,643,111	2,217,315	5,059,916
Gross profit	2,183,962	1,602,792	5,955,154	7,677,757
Operating expenses
Selling and marketing	948,228	928,246	3,112,773	5,723,642
General and administrative	1,972,405	4,678,620	6,375,717	13,787,444
Total operating expenses	2,920,633	5,606,866	9,488,490	19,511,086
Operating loss	(736,671)	(4,004,074)	(3,533,336)	(11,833,329)
Other income (expense):
Interest expense, net	(137,362)	(3,320,159)	(3,006,440)	(9,761,622)
Other income	-	-	1,800,000	-
Gain on employee warrants liability	-	39,375	-	207,210
Loss on investment and extinguishment of debt	-	-	(116,841)	-
Unrealized loss on investment	-	(3,614,242)	-	(10,284,002)
Other non-operating income (expense), net	(17,009)	(21,722)	86,427	118,077
Total other expense, net	(154,371)	(6,916,748)	(1,236,854)	(19,720,337)
Loss before income taxes	(891,042)	(10,920,822)	(4,770,190)	(31,553,666)
Income tax expense (benefit)	3,554	104,129	3,554	(789,803)
Net loss	$(894,596)	$(11,024,951)	$(4,773,744)	$(30,763,863)

Other comprehensive income (loss), net of tax:
Currency translation adjustments	(4,032)	251,166	(31,637)	(156,850)
Total other comprehensive (loss) income	(4,032)	251,166	(31,637)	(156,850)
Comprehensive loss	$(898,628)	$(10,773,785)	$(4,805,381)	$(30,920,713)

Loss per share:
Basic and diluted	$(0.002)	$(0.04)	$(0.01)	$(0.12)

Weighted average shares:
Basic and diluted	376,328,885	262,832,833	374,543,761	267,956,183

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-35

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,773,744)	$(30,763,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	442,643	539,411
Stock-based compensation	(148,267)	(303,784)
Amortization of debt discount and other	2,015,542	10,447,435
Loss (gain) on extinguishment of debt	38,215	(350,320)
Intangible asset impairment	-	154,182
Bad debt expense (recovery of bad debt provision)	177,115	(85,155)
Realized/unrealized gain on investments	-	10,284,002
Provision for obsolete inventory (recovery of inventory provision)	(54,394)	1,012,433
Changes in operating assets and liabilities:
Accounts receivable	(397,891)	(22,413)
Short-term advance	(31,194)	-
Other receivable	(1,800,000)	-
Inventory	(500,165)	892,136
Other current assets	672,915	321,291
Property and equipment	(54,237)	-
Other assets	97,590	(137,112)
Accounts payable	56,458	669,048
Income taxes payable	71,860	(496,026)
Lease liability	1,578	35,008
Accrued and other liabilities	760,577	(1,042,211)
Net Cash Used in Operating Activities	(3,425,399)	(8,845,938)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for property and equipment and other assets	-	(1,404,013)
Issuance of notes receivable	-	(216,885)
Purchase of marketable securities	-	(9,510,000)
Cash paid for asset purchase	-	(400,000)
Net Cash Used in Investing Activities	-	(11,530,898)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net proceeds from issuance of promissory notes	-	10,922,329
Proceeds from note payable	1,200,000	-
Common stock received on litigation settlement	-	(1,046,254)
Retirement of loans	-	(3,374,416)
Net Cash Provided by Financing Activities	1,200,000	6,501,659

IMPACT OF CURRENCY RATE CHANGES ON CASH	(31,635)	(35,864)
Decrease in cash and cash equivalents	$(2,257,034)	$(13,911,041)
Cash and cash equivalents, beginning of period	2,994,885	17,023,266
Cash and cash equivalents, end of period	$737,851	$3,112,225

Supplemental cash flow information
Cash paid for interest	$96,279	$127,790
Cash paid for income taxes	$550	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-36

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Unaudited)

	Series A		Series B		Series C		Series D		Class A and Class B						Accumulated
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Additional				Other
	Number	Par	Number	Par	Number	Par	Number	Par	Number	Par	Paid in	Shares to	Treasury	Accumulated	Comprehensive
	of Shares	Value	of Shares	Value	of Shares	Value	of Shares	Value	of Shares	Value	Capital	be Issued	Stock	Deficit	Loss	Total
Balance - March 31, 2023	3,100,000	$310	-	$-	3,220,000	$322			347,451,880	$34,745	$84,619,762	$12,146	$(626,187)	$(106,456,378)	$(308,305)	$(22,723,585)
Cancellation of treasury-stock											(626,187)		626,187			-
Common stock issued for debt modification							26,000	$3			26,169,365					26,169,368
Common stock issued to settle accrued interest payable									28,877,005	2,888	536,918					539,806
Currency translation adjustments														-	(31,637)	(31,637)
Net loss														(4,773,744)		(4,773,744)
Balance - December 31, 2023	3,100,000	$310	-	$-	3,220,000	$322	26,000	$3	376,328,885	$37,633	$110,699,858	$12,146	$-	$(111,230,122)	$(339,942)	$(819,792)

	Series A		Series B		Series C		Series D		Class A and Class B						Accumulated
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Additional				Other
	Number	Par	Number of	Par	Number	Par	Number	Par	Number	Par	Paid in	Shares to	Treasury	Accumulated	Comprehensive
	of Shares	Value	Shares	Value	of Shares	Value	of Shares	Value	of Shares	Value	Capital	be Issued	Stock	Deficit	Loss	Total
Balance - March 31, 2022	3,100,000	$310	-	$-	3,220,000	$322	-	$-	288,923,969	$28,892	$80,738,719	$12,146		$(57,886,336)	$(65,109)	$22,828,944
Refinancing of debt and detachable warrants											1,235,516					1,235,516
Repurchase of 26,091,136 shares of Common Stock									(26,091,136)	(2,609)	(23,482)		$(626,187)			(652,278)
Currency translation adjustments															(156,850)	(156,850)
Net loss														(30,763,863)		(30,763,863)
Balance - December 31, 2022	3,100,000	$310	-	$-	3,220,000	$322	-	$-	262,832,833	$26,283	$81,950,753	$12,146	$(626,187)	$(88,650,199)	$(221,959)	$(7,508,531)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

F-37

SHARING SERVICES GLOBAL CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS

Description of Operations

Sharing Services Global Corporation (“Sharing Services,” “SHRG”) and its subsidiaries (collectively, the “Company”) aim to build shareholder value by developing or investing in innovative emerging businesses and technologies that augment the Company’s products and services portfolio, business competencies, and geographic reach. The Company was incorporated in the State of Nevada in April 2015. The Company’s main business activities include:

Sale of Health and Wellness Products - The Company markets its health and wellness products primarily through an independent sales force, using a direct selling business model under the proprietary brand “The Happy Co.” Currently, The Happy Co. TM markets and distributes its health and wellness products primarily in the United States (the “U.S.”) and Canada.

Sale of Member-Based Travel Services - Through its subsidiary, Global Travel Destinations, the Company established a subscription-based travel services business under the proprietary brand MyTravelVentures (“MTV”) in May 2022. MTV provides entrepreneurial opportunities to its subscribers by capitalizing on both the direct selling model and the retail travel business model. The MTV services are designed to offer discount for travel relating to airfare, cruises, hotels, resorts, time shares and rental cars for destinations throughout the world for people of all ages, demographics, and economic backgrounds.

In August 2021, Sharing Services and Hapi Café, Inc, a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement (the “MFA”) pursuant to which Sharing Services acquired the exclusive franchise rights in North America to the brand “Hapi Café.” Under the terms of the MFA, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the MFA. The Company plans to open up Hapi Café in Dallas and other major cities in North America, and is in the process of identifying and evaluating suitable locations.

Directly or through its subsidiaries, the Company from time to time will invest in emerging business in the direct selling industry, using a combination of debt and equity financing, in efforts to leverage the Company’s business competencies and to participate in the growth of these businesses. As part of the Company’s commitment to the success of these emerging businesses, the Company, directly or through its subsidiaries, also plans to offer shared services, such as merchant processing, insurance, order fulfillment and logistics, and other “back office” solutions that are success-critical to these businesses in the direct sales industry.

NOTE 2- GOING CONCERN

The accompanying unaudited condensed consolidated financial statements as of December 31, 2023 have been prepared using generally accepted accounting principles in the United States of America (“GAAP”) applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the ordinary course of business. During the nine months ended December 31, 2023 and 2022, the Company had a net loss was approximately $4.8 million and $30.8 million, respectively. These factors among other raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The unaudited condensed consolidated interim financial statements included herein have been prepared in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted as permitted pursuant to the rules and regulations of the SEC, although we believe that the disclosures made are adequate to make the information not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023. Unless so stated, the disclosures in the accompanying condensed consolidated financial statements do not repeal the disclosures in our consolidated financial statements for year ended March 31, 2023.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period financial information has been reclassified to conform with the current year’s presentation.

Use of Estimates and Assumptions

The preparation of financial statements in accordance with GAAP requires the use of judgment and requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosures about contingent assets and liabilities, if any. Matters that require the use of estimates and assumptions include, among others: the recoverability of accounts and notes receivable, the valuation of inventory, the useful lives of fixed assets, the assessment of long-lived assets for impairment, the nature and timing of satisfaction of multiple performance obligations resulting from contracts with customers, the allocation of the transaction price to multiple performance obligations in a sales transaction, the measurement and recognition of right-of-use assets and related lease liabilities, the valuation of share-based compensation awards, the provision for income taxes, the measurement and recognition of uncertain tax positions, the valuation of long-term debt covenants, and the valuation of loss contingencies, if any. Actual results may differ from these estimates in amounts that may be material to our consolidated financial statements. We believe that the estimates and assumptions used in the preparation of our consolidated financial statements are reasonable.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include recent customer remittances deposited with our merchant processors at the balance sheet date, which generally settle within 24 to 72 hours. As of December 31, 2023, and March 31, 2023, cash and cash equivalents included cash held by our merchant processors of approximately $0.08 million and $0.5 million, respectively. In addition, as of December 31, 2023, and March 31, 2023, cash and cash equivalents held in bank accounts in foreign countries in the ordinary course of business were approximately $0.4 million and $1.3 million, respectively. Amounts held by our merchant processor or held in bank accounts located in foreign countries are generally not insured by any federal agency.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable consists mainly of amounts due from a merchant processor in the normal course of business. To measure impairment on accounts receivables, the Company adopted current expected credit losses (CECL) model, which is established on management’s historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the current credit profile and financial condition of the merchant processor. On a quarterly basis, management reviews its receivables to determine if the allowance for doubtful accounts is adequate and adjusts the allowance, including the base loss rate and adjustment factors, when necessary. Delinquent account balances are written-off against the allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

Inventory

Inventory consists of finished goods and promotional materials and are stated at the lower of cost, determined using the first-in, first-out (“FIFO”) method, or net realizable value. The Company periodically assesses its inventory levels when compared to current and anticipated sales levels. As of December 31, 2023, and March 31, 2023, the allowance for obsolete inventory was $843,034 and $880,926, respectively, in connection with health and wellness product that is damaged, expired or otherwise in excess of forecasted outputs, based on our current and anticipated sales levels. The Company reports its provisions for inventory losses in cost of goods sold in its condensed consolidated statements of operations.

F-39

Other Receivable and Loan Payable

In July 2023, the Company, through its out-sourced payroll services provider (“Paychex”), submitted a claim to the Internal Revenue Services (“IRS”) for the Employee Retention Tax Credit (“ERTC credit”) based on its payroll records and other pertinent information. Refunds will be distributed based on IRS processing times and the total ERTC credit will be approximately $1.8 million. Since the likelihood of receiving the ERTC credit is probable and the amount is estimable, the Company has recorded its ERTC credit in the Other Receivable.

Through the introduction of Paychex, the Company successfully applied for an ERTC loan (“bridge loan”) in August 2023. The bridge loan that was approved came to $1.2 million, and it was recorded as a Loan Payable. The loan is for a 12-month period and carries a 2% monthly interest rate. The loan proceeds must be used solely and exclusively for working capital and other business purposes and it had an origination fee of $24,000. The Company received net proceeds of approximately $1.18 million in September 2023.

Other Assets

Other assets include a multi-user license and code of a back-office platform that was acquired for $1 million in 2022. This back-office platform is designed to facilitate the computation and processing of commission payments to distributors, and it requires customization in order for it to be operational. Costs associated with the customization and build out of the platform has been capitalized in accordance with ASC 350 - Capitalization on Internal-Use Software Costs.

Foreign Currency Translation

The functional currency of each of our foreign operations is generally the respective local currency. Balance sheet accounts are translated into U.S. dollars (our reporting currency) at the rates of exchange in effect at the balance sheet date, while the results of operations and cash flows are generally translated using average exchange rates for the periods presented. Individual material transactions, if any, are translated using the actual rate of exchange on the transaction date. The resulting translation adjustments are reported in accumulated other comprehensive loss in our condensed consolidated balance sheets. In September 2021, the Company, through its wholly owned subsidiary, commenced operations in the Republic of Korea (South Korea).

South Korean
Won per USD
Exchange rate as of December 31, 2023	1,294.46

	South Korean Won per USD
	Three Months ended	Nine Months ended
	December 31, 2023	December 31, 2023
Average exchange rate as of December 31, 2023	1,320.54	1,316.52

F-40

Comprehensive Loss

For the three and nine months ended December 31, 2023 and 2022, the Company’s comprehensive loss comprised of currency translation adjustments and net loss.

Revenue Recognition

As of December 31, 2023, and March 31, 2023, deferred sales revenue associated with products invoiced but not received by customers at the balance sheet date was $212,715 and $113,896, respectively. In addition, as of December 30, 2023, and March 31, 2023, deferred sales revenue associated with our unfulfilled performance obligations for services offered on a subscription basis was $44,248 and $80,528, and deferred sales revenue associated with our performance obligations for customers’ right of return was $26,970 and $26,894, and deferred revenues associated with customer loyalty points was $25,493 and $25,493, respectively. Deferred sales revenue is expected to be recognized over one year.

During the three and nine months ended December 31, 2023 and 2022, substantially all our consolidated net sales were from our health and wellness products.

Sales Commissions

The Company recognizes sales commission expenses, when incurred, in accordance with GAAP. During the three months ended December 31, 2023 and 2022, sales commission expense, which is included in selling and marketing expenses in our condensed consolidated statements of operations and comprehensive loss, was approximately $0.9 million and $1.2 million, respectively. During the nine months ended December 31, 2023 and 2022, sales commission expense was approximately $2.7 million and $5.1 million, respectively

Recently Issued Accounting Standards - Pending Adoption

In August 2020, the FASB issued ASU No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain convertible instruments. Among other things, under ASU 2020-06, the embedded conversion features no longer must be separated from the host contract for convertible instruments with conversion features not required to be accounted for as derivatives, or that do not result in substantial premiums accounted for as paid-in capital. ASU 2020-06 also eliminates the use of the treasury stock method when calculating the impact of convertible instruments on diluted Earnings per Share. For the Company, the provisions of ASU 2020-06 are effective for its fiscal year beginning on April 1, 2024. Early adoption is permitted, subject to certain limitations. The Company is evaluating the potential impact of adoption on its consolidated financial statements.

F-41

NOTE 4 – LOSS PER SHARE

We calculate basic loss per share by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated similarly but reflects the potential impact of shares issuable upon the conversion or exercise of outstanding convertible preferred stock, convertible notes payable, if any, stock warrants and other commitments to issue common stock, except where the impact would be anti-dilutive.

The following table sets forth the computations of basic and diluted loss per share:

	Three Months Ended December 31,
	2023	2022
Net loss	$(894,596)	$(11,024,951)
Weighted average basic and diluted shares	376,328,885	262,832,833
Loss per share:
Basic and diluted	$(0.002)	$(0.04)

	Nine Months Ended December 31,
	2023	2022
Net loss	$(4,773,744)	$(30,763,863)
Weighted average basic and diluted shares	374,543,761	267,956,183
Loss per share:
Basic and diluted	$(0.01)	$(0.12)

The following potentially dilutive securities and instruments were outstanding as of December 31, 2023, and 2022, but excluded from the table above:

	As of December 31,
	2023	2022
Convertible preferred stock	6,320,000	6,320,000
Convertible notes payable	-	163,612,120

Total potential incremental shares	6,320,000	169,932,120

F-42

NOTE 5 – INVENTORY, NET

Inventory consists primarily of finished goods. The Company provides an allowance for any slow-moving or obsolete inventory. As of December 31, 2023, and March 31, 2023, inventory consists of the following:

	December 31, 2023	March 31, 2023

Finished Goods	$3,033,714	$2,517,046
Allowance for inventory obsolescence	(843,034)	(880,926)
	$2,190,680	$1,636,120

NOTE 6 – OTHER CURRENT ASSETS, NET

Other current assets consist of the following:

	December 31, 2023	March 31, 2023
Inventory-related deposits	$334,373	$288,649
Accounts receivable, related parties	-	167,578
Prepaid insurance and other operational expenses	46,560	105,652
Deposits for sales events	-	120,614
Right to recover asset	21,079	20,975
Subtotal	402,012	703,468
Less: allowance for losses	(175,641)	(175,641)
	$226,371	$527,827

Prepaid insurance and other operational expenses primarily consist of payments for goods and services (such as freight, trade show expenses and insurance premiums) which are expected to be realized in the next operating cycle. Prepaid interest represents interest on the 2022 Note due to Decentralized Sharing Systems, Inc. (“DSSI”) (see NOTE 14 below) for the period from July 1, 2023 inclusive to December 31, 2023. Right to recover assets is associated with our customers’ right of return and is expected to be realized in one year or less. As of December 31, 2023, and March 31, 2023, the provision for losses in connection with certain inventory-related deposits for which recoverability is less than certain was approximately $176,000.

F-43

NOTE 7 – INVESTMENT IN UNCONSOLIDATED ENTITIES, NET

In September 2021, the Company, Stemtech Corporation (“Stemtech”) and Globe Net Wireless Corp. (“GNTW”) entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company invested $1.4 million in Stemtech in exchange for: (a) a Convertible Promissory Note in the amount of $1.4 million in favor of the Company (the “Convertible Note”) and (b) a detachable Warrant to purchase shares GNTW common stock (the “GNTW Warrant”). Stemtech is a subsidiary of GNTW. As an inducement to enter into the SPA, GNTW agreed to pay to the Company an origination fee of $500,000, payable in shares of GNTW’s common stock. The Convertible Note matures on September 9, 2024, bears interest at the annual rate of 10%, and is convertible, at the option of the holder, into shares of GNTW’s common stock at a conversion rate calculated based on the closing price per share of GNTW’s common stock during the 30-day period ended September 19, 2021. The GNTW Warrant expires on September 13, 2024 and conveys the right to purchase up to 1.4 million shares of GNTW’s common stock at a purchase price calculated based on the closing price per share of GTNW’s common stock during the 10-day period ended September 13, 2021. In September 2021, GNTW issued to the Company 154,173 shares of its common stock, or less than 1% of the shares of GNTW then issued and outstanding, in payment of the origination fee. In November 2021, Globe Net Wireless Corp. changed its corporate name to Stemtech Corporation. In connection therewith, the investee’s common stock is now traded under the symbol “STEK”.

The Company carries its investment in the Convertible Note, the GNTW Warrant and the shares of GNTW common stock at fair value in accordance with GAAP. During the three months ended September 30, 2022, the Company recognized unrealized gains, before income tax, of $4,865,354 in connection with its investment in the Convertible Note, the GNTW Warrant and the shares of GNTW common stock.

Effective June 30, 2023, subject to the terms of a certain Loan Purchase Contract, Assignment of Note and Liens and Other Loan Documents, and Note Allonge document, DSSI purchased from SHRG the Stemtech promissory note in the amount of $1.4 million, along with all SHRG’s rights in any Stemtech warrants, for a purchase price of $1.1 million, with the financial terms generally summarized as follows: (a) DSSI paid the $1.1 million purchase price by crediting the $27.0 million loan, first to interest and then to principal, and (b) DSSI acquired ownership of the $1.4 million promissory note payable by Stemtech, free and clear of any liens, and any equity or warrant interest in the Stemtech that SHRG may have held. As of September 30, 2023, as a result of the transaction, the Company no longer has an investment in Stemtech.

In September 2021, the Company entered into a Membership Unit Purchase Agreement pursuant to which the Company acquired a 30.75% equity interest in MojiLife, LLC, a limited liability company organized in the State of Utah (“MojiLife”), in exchange for $1,537,000. MojiLife is an emerging growth distributor of technology-based consumer products for the home and car. MojiLife’s products include esthetically attractive, cordless scent diffusers for the home or for the car, as well as proprietary home cleaning products and accessories.

On October 1, 2023, MojiLife and its principals Darin Davis and Kimberlee Davis (collectively the “Seller”) and Moji Life International, Inc., a Nevada corporation (the “Purchaser”), a wholly-owned subsidiary of the Company (collectively the “Parties”) entered into an Asset Purchase Agreement (the “MojiLife Asset Purchase Agreement”). Pursuant to the MojiLife Asset Purchase Agreement, the Purchaser purchased the Seller’s real and personal property including, machinery and equipment, intellectual property, trade names, patents, marketing strategies and materials, all product formulas, all saleable inventory, the Seller’s organization database of distributors and customers, and assumed certain liabilities of the Seller.

In connection with the Moji Asset Purchase Agreement, on October 1, 2023, the Purchaser and SHRG Development Ventures, LLC (“SHRGDV”), an affiliate of the Purchaser and subsidiary of the Company also entered an Exchange Agreement whereby SHRDV relinquished and surrendered its 30.75% LLC unit ownership interest in Seller.

On a quarterly basis, the Company evaluates the recoverability of its investments and reviews current economic trends to determine the adequacy of its allowance for impairment losses based on each investee financial performance data and other relevant information. An estimate for impairment losses is recognized when recovery in full of the Company’s investment is no longer probable. Investment balances are written off against the allowance after the potential for recovery is considered remote.

Investment in unconsolidated entities consists of the following:

	December 31, 2023	March 31, 2023
Investment in detachable GNTW stock warrant	$-	$143,641
Investment in GNTW common stock	-	18,300
Investment in Stemtech convertible note	-	44,290
Investment in MojiLife, LLC	-	1,537,000
Subtotal	-	1,743,231
Less, allowance for impairment losses	-	(1,537,000)
	$-	$206,231

F-44

NOTE 8 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2023	March 31, 2023
Building and building improvements	$-	$8,952,555
Computer software	1,024,274	1,024,274
Furniture and fixtures	287,421	237,042
Computer equipment	220,264	220,264
Leasehold improvements and other	399,306	394,306
Total property and equipment	1,931,265	10,828,441
Accumulated depreciation and amortization	(1,605,742)	(1,558,248)
	$325,523	$9,270,193

Effective June 30, 2023, the Company and DSSI entered into an Assignment of Limited Liability Company Interests agreement pursuant to which: (a) DSSI assumed approximately $7.24 million in SHRG liabilities secured by certain Commercial Real Estate, (b) DSSI credited SHRG approximately $240,000 towards amounts owed under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, subject to the assumed indebtedness.

NOTE 9 – ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities consist of the following:

	December 31, 2023	March 31, 2023
Deferred sales revenues	$369,726	$246,811
Liability associated with uncertain tax positions	925,785	925,795
Accrued interest payable	-	536,123
Payroll and employee benefits	302,276	329,762
Lease liability, current portion	33,790	41,385
Other accruals	1,113,570	701,161
	$2,745,147	$2,781,037

Lease liability, current portion, represents obligations due within one year under operating leases for office space, automobiles, and office equipment. See Note 16 - LEASES below for more information. As of December 31, 2023, and March 31, 2023, other accruals include amounts due to related parties of $0 and $167,578, respectively, and several operational accruals of $1,113,570 and $533,583, respectively.

F-45

NOTE 10 – NOTES PAYABLE, RELATED PARTY

Notes payable, related party, consisted of the following:

	December 31, 2023	March 31, 2023
APB Loan	$-	$5,594,253
APB Revolving Note	-	1,530,569
Unamortized discount and deferred financing costs	-	(202,779)
	$-	$6,922,043

On June 15, 2022, the Company, through one of its subsidiaries, Linden Real Estate Holdings LLC (“SHRG Subsidiary”), entered into a secured real estate promissory note with American Pacific Bancorp, Inc. (“APB”), pursuant to which APB loaned the Company approximately $5.7 million the “APB Loan”). The APB Loan would mature on June 1, 2024, bore interest at the annual rate of 8%, with interest payable in equal monthly installments of $43,897 commencing on July 1, 2022 (with the remainder due on June 1, 2024). The loan was secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on June 17, 2022.

On August 11, 2022, the Company executed a revolving credit promissory note with APB (“the APB Revolving Note”) pursuant to which the Company had access to advances with a maximum principal balance not to exceed the principal sum of $10 million. The APB Revolving Note included origination fees of $600,000. The APB Revolving Note was collateralized by the assets of the Company, and it bore interest at the annual rate of 8%. On December 9, 2022, APB and the Company mutually agreed to limit and/or end any further commitment by APB to fund or to readvance under the terms of the APB Revolving Note to $6.0 million. As of March 31, 2023, the Company had $1.5 million outstanding under the APB Revolving Note and accrued interest of $54,384.

Effective June 30, 2023 subject to the terms of an Assignment of Limited Liability Company Interests agreement, Decentralized Sharing Systems, Inc. (“DSSI”) purchased the SHRG Subsidiary with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.24 million in SHRG liabilities (namely, all amounts due under the APB Loan and the APB Revolving Note), (b) DSSI credited SHRG approximately $240,000 towards amounts owned under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, subject to the assumed indebtedness.

NOTE 11 – CONVERTIBLE NOTE PAYABLE, RELATED PARTY

Note payable, related party, consists of the following:

Issuance Date	Maturity Date	Interest Rate	Conversion Price (per share)		December 31, 2023	March 31, 2023
September 2022	September 2024	8%	$	N/A	$-	$27,000,000
Unamortized debt discount and deferred financing costs					-	(2,172,914)
					-	24,827,086
Less: current portion of note payable					-	24,827,086
Long-term note payable					$-	$-

F-46

On April 5, 2021, the Company and DSSI entered into a Securities Purchase Agreement, pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, and DSSI loaned to the Company $30.0 million. DSSI, is a subsidiary of DSS, Inc. (“DSS”), and, together with DSS, is a shareholder of the Company. Under the terms of the Note, the Company agreed to pay to DSSI a loan Origination Fee of $3.0 million, payable in shares of the Company’s Class A Common Stock, at the rate of $0.20 per share. The Note bore interest at the annual rate of 8%, with a maturity date of April 5, 2024, subject to certain accelerated provisions upon the occurrence of an Event of Default, as was defined in the Note. At any time during the term of the Note, all or part of the Note, including the principal amount less unamortized prepaid interest, if any, plus any accrued interest could have been converted into shares of the Company’s Class A Common Stock at the rate of $0.20 per share, at the option of the holder. Interest on the Note was pre-payable annually in cash or in shares of the Company’s Class A Common Stock, at the option of the Company, except that interest for the first year was pre-payable in shares of the Company’s Class A Common Stock, at the rate of $0.20 per share. As further discussed below, the Note and the detachable Warrant were redeemed in September 2022.

On September 15, 2022, the Company and DSSI which, together with DSS, a major shareholder of the Company, entered into an agreement pursuant to which the Company issued, to DSSI: (a) a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock at the exercise price of $0.033 per share. The 2022 Note bore interest at the annual rate of 8%, was due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note may be converted into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. Under the terms of the agreement, the Company agreed to pay to DSSI a loan origination fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized in additional paid in capital on the Company’s consolidated balance sheet.

In March 2023, the Company and DSSI entered into a Securities Exchange and Amendment Agreement pursuant to which the parties agreed to amend the 2022 Note by removing the conversion rights granted by the 2022 Note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend of approximately $10.7 million on the Company’s consolidated financial statements.

Effective June 30, 2023, the Company and DSSI entered into two transactions, involving the sale of certain assets to DSSI, pursuant to which DSSI credited, in the aggregate, $641,790 to principal outstanding on the 2022 Note. In addition, effective June 30, 2023, DSSI also credited, in the aggregate, $546,000 in accrued interest due on the 2022 Note in connection with transactions involving the sale of certain assets to DSSI.

On August 31, 2023, the Company and DSSI executed a debt exchange agreement whereby DSSI cancelled the $27 million loan and accepted 26,000 shares of the Company’s Series D Preferred Stock, $0.0001 par value per share (“Preferred D Stock”) in exchange for the cancellation of the $27.0 million loan. Pursuant to the debt exchange agreement, the principal amount together with all unpaid interest, totaling $26,169,367 was deemed to be repaid. The holder of Preferred D Stock is entitled to receive dividends in cash valued at a rate of 25% per annum of the operating income of the Company. Any accrued and unpaid dividends shall be payable in cash commencing on August 31, 2024 and continuing each annual anniversary of such date on a perpetual basis.

F-47

NOTE 12 – INCOME TAXES

The statutory rates for our domestic and our material foreign operations are as follows for the periods shown:

Country	2023	2022
United States	21%	21%
Republic of Korea	21%	21%

Our consolidated effective income tax rate reconciliation is as follows:

	Nine Months Ended December 31,
	2023	2022
Federal statutory rate	21.0%	21.0%
Permanent differences	0.8	-
Change in valuation allowance for NOL carry-forwards	(21.0)	(21.0)
Stock warrant transactions and other items	-	(2.5)
Effective income tax rate	0.8%	(2.5)%

Income taxes applicable to our foreign operations are not material in the periods presented.

NOTE 13 - STOCKHOLDERS’ EQUITY

Common Stock

On September 15, 2022, the Company and DSSI which, together with DSS, a shareholder of the Company, entered into an agreement pursuant to which the Company issued, to DSSI: (a) a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock at the exercise price of $0.033 per share. The 2022 Note bore interest at the annual rate of 8% and was due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note may be converted into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. Under the terms of the agreement, the Company agreed to pay to DSSI a loan origination fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a capital contribution of $2.0 million in additional paid in capital on the Company’s consolidated balance sheet.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSSI.

F-48

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”). Pursuant to the Agreement, the parties decided to: 1) exchange and surrender the Assigned Warrants, 2) exchange and surrender the Service Warrants, 3) exchange and surrender the DSSI Warrants, and 4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note. Under the terms of the Agreement, the Company issued 10,145,841 shares of its Class A Common Stock in connection with the exchange and surrender of the Assigned Warrants and the Service Warrants. In accordance with GAAP, the Company recognized a deemed dividend of $213,062 on the Company’s consolidated financial statements. In addition, the Company issued 14,854,159 shares of its Class A Common Stock in connection with removal of all conversion rights granted by the 2022 Note. The Company recognized the debt modification transaction as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new debt instrument and the carrying value of the retired debt instrument was recognized as a deemed dividend of $10.7 million on the Company’s consolidated financial statements.

In May 2022, the Company and certain of its subsidiaries, on the one hand, and Alchemist, the former officer and certain entities affiliated with the former officer, on the other hand, entered into a Confidential Settlement Agreement with Mutual Releases (the “May 2022 Settlement Agreement”) pursuant to which the parties amicably settled all claims and disputes among them; (b) the former officer sold to the Company 26,091,136 shares of the Company’s common stock then under the voting and dispositive control of the former officer; (c) the Company made a one-time payment of $1,043,645; and (d) the Company and its relevant subsidiaries, on the one hand, and the former officer and relevant entities affiliated with the former officer, on the other hand, exchanged customary mutual releases of any prior obligations among them. On May 19, 2022, the closing price for the Company’s common stock was $0.25 per share. In the fiscal quarter ending September 30, 2022, the Company measured and recognized the repurchase of its common stock at its fair value of $626,187, derecognized its remaining liability under the Co-Founder’s Agreement, and recognized a recovery of $324,230 in connection with the previously recognized loss related to the Co-Founder’s Agreement. The Company reported the 26,091,136 shares of the Company’s common stock in Treasury Stock until the interim period ended June 30, 2023, when it cancelled the stock certificate.

On April 17, 2023, the Company and DSSI, mutually agreed in a subsequent Letter Agreement (the “Second DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company issued 28,877,005 shares of the Company’s Common Stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, equal to $539,806 owed to DSSI under the Second DSSI Letter Agreement. The Company’s shares were trading at $0.0180 on April 17, 2023.

On October 30, 2023, the Company filed a Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission and disclosed that a majority of the Company’s stockholders had approved by majority written consent an amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to effect a Reverse Split (the “Reverse Split”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) by a ratio of not less than 700-for-1 and not more than 1,800-for-1, with the Board of the Company having the discretion as to the exact date and ratio of any Reverse Split to be set at a whole number within the above range.

On December 15, 2023, the Board approved the exact ratio of the Reverse Split at 1,400-for-1. The Company intends on effecting the Reverse Split for the purpose of enabling a future uplisting of the Company’s Common Stock to a national securities exchange. The Reverse Split remains subject to approval by the Financial Industry Regulatory Authority (“FINRA”). There is no guarantee that the Company will be successful in achieving FINRA’s approval or uplisting to a national exchange.

As of December 31, 2023, and March 31, 2023, 376,328,885 shares and 347,451,880 shares of our Class A Common Stock remained issued and outstanding, respectively. As of December 31, 2023, and March 31, 2023, there were no shares of the Company’s Class B Common Stock outstanding.

Preferred Stock

On August 31, 2023, the Company and DSSI executed a debt exchange agreement whereby DSSI cancelled the $27 million loan and accepted 26,000 shares of the Company’s Series D Preferred Stock, $0.0001 par value per share (“Preferred D Stock”) in exchange for the cancellation of the $27.0 million loan. Pursuant to the debt exchange agreement, the principal amount together with all unpaid interest, totaling $26,169,367 was deemed to be repaid. The holder of Preferred D Stock is entitled to receive dividends in cash valued at a rate of 25% per annum of the operating income of the Company. Any accrued and unpaid dividends shall be payable in cash commencing on August 31, 2024 and continuing each annual anniversary of such date on a perpetual basis.

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NOTE 14 - RELATED PARTY TRANSACTIONS

Decentralized Sharing Systems, Inc.

In April 2021, the Company and DSSI entered into a Securities Purchase Agreement, pursuant to which DSSI granted a $30.0 million loan to the Company in exchange for: (a) a Convertible Promissory Note in the principal amount of $30.0 million (the “Note”) in favor of DSSI, and (b) a detachable Stock Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share. At any time during the term of the Note, all or part of the Note, including the principal amount less unamortized prepaid interest, if any, plus any accrued interest can be converted into shares of the Company’s Class A Common Stock at the rate of $0.20 per share, at the option of the holder. Under the terms of the loan agreement, the Company agreed to pay to DSSI a loan origination fee of $3.0 million, payable in shares of the Company’s Class A Common Stock, with the number of shares to be calculated at the rate of $0.20 per share. In April 2021, Sharing Services issued 27.0 million shares of its Class A Common Stock to DSSI, including 15.0 million shares in payment of the loan origination fee and 12.0 million shares in prepayment of interest on a loan for the first year.

On September 15, 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “Warrant”), at $0.033 per share, in exchange for the $27.0 million. The 2022 Note bears interest at the annual rate of 8% and is due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note may be converted into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder.

In connection with the loan, the Company agreed to pay to DSSI a loan Origination Fee of $270,000. In addition, DSSI agreed to surrender to the Company all DSSI’s rights pursuant to: (a) a certain Convertible Promissory Note in the principal amount of $30.0 million issued by the Company in April 2021 in favor of DSSI, and (b) a certain detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock, at $0.22 per share, issued concurrently with such $30.0 million note.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of the Consulting Agreement effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s Common Stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 28, 2023, the Company and DSSI mutually agreed in a Letter Agreement (the “First DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note issued by the Company to DSSI. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s Common Stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest through and including December 31, 2022, in the amount of $552,000 owed to DSSI.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Agreement”) pursuant to which the parties agreed to: (1) exchange and surrender of the Assigned 60 million Warrants in exchange for 693,194 shares of the Company’s Class A common stock; (2) exchange and surrender the Service Warrants of 818,181,819 warrants for 9,452,647 shares of the Company’s Class A common stock; (3) exchange and surrender the DSSI Warrants; and (4) amend the 2022 Note by removing all conversion rights granted by the 2022 Note in exchange for 14,854,159 shares of the Company’s Class A common stock. The Company issued 25,000,000 shares of the Company’s Class A Common Stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Agreement. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend on the Company’s consolidated financial statements.

F-50

On April 17, 2023, the Company and DSSI mutually agreed in a subsequent Letter Agreement (the “Second DSSI Letter Agreement”) to a mutual settlement of the interest accrued on the 2022 Note between January 1, 2023, through and including March 31, 2023. In accordance with the Second DSSI Letter Agreement, the Company agreed to issue 28,877,005 shares of the Company’s Common Stock, at a price per share of $0.0187 in lieu of cash payment to satisfy the accrued and unpaid interest between January 1, 2023, through and including March 31, 2023, in the amount of $539,806 owed to DSSI.

On May 4, 2023, DSS and DSSI distributed, in the aggregate, 280,528,500 shares of SHRG they then held to DSS, Inc. shareholders in connection with the Form S-1 (file no. 333-271184) initially filed with the Securities and Exchange Commission on April 7, 2023, and declared effective on April 25, 2023. Accordingly, after the distribution, DSS ceased to be a majority shareholder of the Company.

Effective June 30, 2023, subject to the terms of a certain Loan Purchase Contract, Assignment of Note and Liens and Other Loan Documents, and Note Allonge document, DSSI purchased from SHRG a Stemtech promissory note in the amount of $1.4 million, along with all SHRG’s rights in any Stemtech warrants, for a purchase price of $1.1 million, with the financial terms generally summarized as follows: (a) DSSI pays the $1.1 million purchase price by crediting the $27.0 million loan, first to interest and then to principal, and (b) DSSI acquired ownership of certain $1.4 million promissory note payable by Stemtech, free and clear of any liens, and any equity or warrant interest in the Stemtech that SHRG may have held. As of June 30, 2023, as a result of the transaction, the Company no longer has an investment in Stemtech.

On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement, pursuant to which the Company purchased 1,000 shares of common stock, par value $0.001 per share, (the “Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10 paid immediately in cash, and (ii) up to $711,300 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Effective July 1, 2023, the Company and DSSI cancelled the previously executed Securities Purchase Agreement related to HWHW and replaced it with an Asset Purchase Agreement whereby the Company agreed to purchase the inventory of HWHW as of June 30, 2023 and assumed certain account payable of HWHW as of June 30, 2023. Pursuant to the Asset Purchase Agreement, the Company agreed to pay DSSI a maximum of $757,641.98 from gross proceeds generated from the sale of HWHW inventory.

Effective July 31, 2023, the Company and HWHW also entered into an Exclusive Intellectual Property License Agreement (the “IP Agreement”). Pursuant to the IP Agreement, HWHW granted the Company an exclusive, non-transferable worldwide license to use HWHW’s intellectual property (the “IP”) as set forth in the IP Agreement. The purchase price from the Company to HWHW for the IP was (i) $10.00 paid in cash and (ii) 1% of the gross sales price of all new products made and sold, outside of the existing inventory conveyed under the terms of the Asset Purchase Agreement, which commenced on November 1, 2023. The IP Agreement terminates on November 1, 2033.

On July 1, 2023, the Company and DSSI, entered into a Securities Purchase Agreement (“HWHH SPA”), pursuant to which the Company purchased 1,000 shares of common stock, par value $0.001 per share, (the “HWHH Shares”) representing all of the issued and outstanding shares of common stock of HWH Holdings, Inc., a Texas corporation (“HWHH”). The Company purchased the HWHH Shares for a consideration of (i) $10.00 paid immediately in cash, and (ii) up to $1,210,224 payable from the gross proceeds generated from the sale of HWHH’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Effective July 1, 2023, the Company, DSSI and Ascend Management Pte, a Singaporean private limited company (“Ascend Management”) executed an Assignment and Assumption Agreement whereby Ascend Management purchased 1,000 shares of common stock, par value $0.01 per share, of HWHH, representing all of the issued and outstanding shares of capital stock of HWHH, pursuant to that certain Securities Purchase Agreement made as of July 1, 2023 by and between DSSI and the Company. In connection with the Assignment and Assumption Agreement, the Company and HWHH entered into a business consulting agreement to assist in the management of the business of HWHH.

On January 31, 2024, DSSI and Ascend Management executed an agreement whereby the obligations under the HWHH SPA were deemed fully complied with and that Ascend Management has been fully released and discharged from all liabilities, obligations, claims and demands whatsoever arising out of or in connection with the HWHH SPA and in respect of anything done or omitted to be done under or in connection with the HWHH SPA.

F-51

On August 31, 2023, the Company and DSSI executed a debt exchange agreement whereby DSSI cancelled the $27 million loan and accepted 26,000 shares of the Company’s Series D Preferred Stock, $0.0001 par value per share (“Preferred D Stock”) in exchange for the cancellation of the $27.0 million loan. Pursuant to the debt exchange agreement, the principal amount together with all unpaid interest, totaling $26,169,367 was deemed to be repaid. The holder of Preferred D Stock is entitled to receive dividends in cash valued at a rate of 25% per annum of the operating income of the Company. Any accrued and unpaid dividends shall be payable in cash commencing on August 31, 2024 and continuing each annual anniversary of such date on a perpetual basis.

Hapi Café, Inc.

In November 2021, Sharing Services and Hapi Café, Inc., a company affiliated with Heng Fai Ambrose Chan, a Director of the Company, entered into a Master Franchise Agreement pursuant to which Sharing Services acquired the exclusive franchise rights in North America to the brand “Hapi Café.” Under the terms, Sharing Services, directly or through its subsidiaries, has the right to operate no less than five (5) corporate-owned stores and can offer to the public sub-franchise rights to own and operate other stores, subject to the terms and conditions contained in the Master Franchise Agreement.

American Pacific Bancorp

On September 15, 2022, Sharing Services, through one of its subsidiaries, entered into a secured real estate promissory note with American Pacific Bancorp, Inc. (“APB”), and the Company entered into a Loan Agreement pursuant to which APB loaned the Company approximately $5.7 million. The loan bore interest at the annual rate of 8%, would mature on September 1, 2024, was payable in equal monthly instalments of $43,897 commencing on July 1, 2022 (with the remainder due on September 1, 2024). The loan was secured by a first mortgage interest on the Company’s Lindon, Utah office building. In connection with this loan, the Company received net proceeds of $5,522,829 from APB on September 17, 2022. APB is a subsidiary of DSS.

On August 11, 2022, the Company executed a revolving credit promissory note with APB pursuant to which the Company has access to advances with a maximum principal balance not to exceed the principal sum of $10.0 million. The APB Revolving Note is collateralized by the assets of the Company, and it bears interest at the annual rate of 8% and such interest shall be due and payable quarterly as it accrues on the outstanding balance. On December 9, 2022, APB and the Company mutually agreed to limit and/or end any further commitment by APB to fund or to readvance under the terms of the APB Revolving Note to $6.0 million.

As discussed above, effective June 30, 2023 subject to the terms of an Assignment of Limited Liability Company Interests agreement, DSSI purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows: (a) DSSI assumed approximately $7.24 million in SHRG liabilities (namely, all amounts due under the APB Loan and the APB Revolving Note), (b) DSSI credited SHRG $239,790 towards accrued interest payable under the 2022 Note (the “$27.0 million loan”), and (c) DSSI acquired ownership of Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial building located in Lindon, Utah, subject to the assumed indebtedness.

HWH World, Inc.

A subsidiary of the Company operating in the Republic of Korea subleases office space, on a month-to-month basis, from HWH World, Inc. (“HWH World”), until September 30, 2023, a subsidiary of DSS and a company affiliated with Heng Fai Ambrose Chan, a Director of the Company. Pursuant to the terms of the sublease agreement, the Company recognized a right-of-use asset and an operating lease liability in connection therewith. In May 2022, the Company and HWH World amended the related sublease agreement to significantly reduce the space subleased by the Company and the related rent obligation. On June 30, 2022, the right-of-use asset and liability were written off and a new month-to-month rental agreement was entered into for the reduced space subleased by the Company. The company recognized approximately $630 in monthly rent expense in connection with the new lease.

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NOTE 15 – STOCK-BASED COMPENSATION

Stock Warrants

Stock Warrants Issued to Related Parties, Directors, Officers and Employees

In January 2022, the Company and DSS who, together with its subsidiaries, was then a majority shareholder of the Company, entered into a one-year Business Consulting Agreement (the “Consulting Agreement”) pursuant to which the DSS would provide to the Company certain consulting services, as defined in the Consulting Agreement. In connection with the Consulting Agreement, the Company agreed to pay DSS and flat monthly fee of sixty thousand dollars ($60,000) and DSS received a fully vested detachable Stock Warrant to purchase up to 50.0 million shares of the Company’s Class A Common Stock, at the exercise price of $0.0001 per share. On the effective date of the Consulting Agreement, the closing price of the Company’s common stock was $0.07 per share and the fair value of the Stock Warrant was $3.5 million. The fair value of the Stock Warrant was amortized into consulting expense over the term of one year. During the three months ended December 31, 2023 and 2022, the Company recognized consulting expense of $0 and $594,521, respectively, in connection with the Consulting Agreement. In February 2023, the Company issued 50.0 million shares of its Common Stock Class A to DSS in connection with exercise of the Stock Warrant.

In September 2022, the Company and DSSI entered into a Securities Purchase Agreement (the “SPA”) pursuant to which the Company issued: (a) a Convertible Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI and (b) a detachable Warrant to purchase up to 818,181,819 shares of the Company’s Class A Common Stock (the “Warrant”), at $0.033 per share. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s Class A Common Stock, at the option of the holder. In connection with the SPA, DSSI surrendered to the Company all DSSI’s rights pursuant to: (a) the Convertible Promissory Note in the principal amount of $30.0 million discussed in the preceding paragraph, and (b) the detachable Warrant to purchase up to 150,000,000 shares of the Company’s Class A Common Stock discussed in the preceding paragraph. In March 2023, the parties entered into a Securities Exchange and Amendment Agreement pursuant to which the parties agreed to amend the 2022 Note by removing the conversion rights granted by the 2022 Note. The Company recognized the transaction with DSSI as a debt extinguishment in accordance with GAAP. Since DSSI is a related party, the difference between the fair value of the new equity instruments and the carrying value of the retired equity instruments was recognized as a deemed dividend in the Company’s financial statements in the fiscal year ended March 31, 2023.

In the fiscal year ended March 31, 2023, the Company issued a fully vested warrant to purchase up to 8,444,663 shares of the Company’s Common Stock, at the exercise price of $0.0001 per share, to the Company’s CEO John “JT” Thatch. The fair value of the warrant on the grant date was $109,780.

During fiscal year 2020, subsidiaries of the Company entered multi-year employment agreements with its key employees. In general, each employment contract contained a fully vested initial grant of warrants exercisable at a fixed exercise price and, provided for subsequent grants that were exercisable at a discounted price based on the 10-day average stock price determined at the time of exercise. The subsequent grants would vest at each anniversary date of the employment agreement effective date. The Company begins recognizing the compensatory nature of the warrants at the service inception date and ceases recognition at the vesting date. Due to the variable nature of the exercise price for some grants, the Company will continue to recognize expense (or benefit) after the end of the service period until the warrants are exercised or expire. As such, the Company disclosures below are based on either (i) the fixed exercise price of the warrant; or (ii) the variable exercise price of the warrant as determined on the last day of the period.

During the three months ended December 31, 2023, and 2022, the Company recognized a compensatory gain of $0 and $39,375, respectively, in connection with grants with a variable exercise price after service is completed. During the nine months ended December 31, 2023, and 2022, the Company recognized a gain of $0 and $207,210, respectively, in connection with grants with a variable exercise price after service is completed. As of December 31, 2023, there are no warrants outstanding with a variable exercise price.

F-53

NOTE 16 – LEASES

The Company leases space for its offices and warehouse space, under lease agreements classified as “operating leases” as defined in ASC Topic 842.

The Company leases space for its corporate headquarters, warehouse space, automobiles, and office and other equipment, under lease agreements classified as operating leases. The Company has remaining lease terms of approximately 1 to 10 years on the remaining Leases. Leases with an initial term in excess of 12 months are recognized on the consolidated balance sheet based on the present value of future lease payments over the defined lease term at the lease commencement date. Future lease payments were discounted using an implicit rate of 10% to 12% in connection with most leases.

The following information pertains to the Company’s leases as of the balance sheet dates indicated:

Assets	Classification	December 31, 2023	March 31, 2023
Operating leases	Right-of-use assets, net	$414,865	$448,240
Total lease assets		$414,865	$448,240

Liabilities
Operating leases	Accrued and other current liabilities	$33,790	$41,385
Operating leases	Lease liability, non-current	416,277	440,478
Total lease liabilities		$450,067	$481,863

The following information pertains to the Company’s leases for the periods indicated:

		Three Months Ended December 31,
Lease cost	Classification	2023	2022
Operating lease cost	General and administrative expenses	$28,289	$21,831
Total lease cost		$28,289	$21,831

		Nine Months Ended December 31,
Lease cost	Classification	2023	2022
Operating lease cost	General and administrative expenses	$84,112	$45,009
Total lease cost		$84,112	$45,009

The Company’s lease liabilities are payable as follows:

Twelve months ending December 31,	Amount
2024	$100,062
2025	102,842
2026	105,621
2027	108,400
2028	111,180
Thereafter	113,960
Total remaining payments	642,065
Less imputed interest	(191,998)
Total lease liability	$450,067

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NOTE 17 – COMMITMENTS AND CONTINGENCIES

Legal Matters in General

The Company has incurred several claims in the normal course of business. The Company believes such claims can be resolved without any material adverse effect on our consolidated financial position, results of operations, or cash flows.

The Company maintains certain liability insurance. However, certain costs of defending lawsuits are not covered by or only partially covered by its insurance policies, including claims that are below insurance deductibles. Additionally, insurance carriers could refuse to cover certain claims, in whole or in part. The Company accrues costs to defend itself from litigation as they are incurred.

The outcome of litigation is uncertain, and despite management’s view of the merits of any litigation, or the reasonableness of the Company’s estimates and reserves, the Company’s financial statements could nonetheless be materially affected by an adverse judgment. The Company believes it has adequately reserved for the contingencies arising from current legal matters where an outcome was deemed to be probable, and the loss amount could be reasonably estimated. No provision for legal matters was deemed necessary as of December 31, 2023.

Legal Proceedings

The Company from time to time is involved in various claims and lawsuits incidental to the conduct of its business in the ordinary course. We do not believe that the ultimate resolution of these matters will have a material adverse impact on our consolidated financial position, results of operations or cash flows.

Case No. 4:20-cv-00946; Dennis Burback, Ken Eddy and Mark Andersen v. Robert Oblon, Jordan Brock, Jeff Bollinger, Four Oceans Global, LLC, Four Oceans Holdings, Inc., Alchemist Holdings, LLC, Elepreneurs U.S., LLC, Elevacity U.S., LLC, Sharing Services Global Corporation, Custom Travel Holdings, Inc., and Does 1-5, pending in the United States District Court for the Eastern District of Texas. On December 11, 2020, three investors in Four Oceans Global, LLC filed a lawsuit against the Company, its affiliated entities, and other persons and entities related to an investment made by the three Plaintiffs in 2015. The Company and its affiliated entities filed an answer denying the three investors’ claims. Plaintiffs filed a First Amended Complaint on October 14, 2021. The Company and its affiliated entities responded in November 2021 by filing a Motion to Dismiss the claims contained in the Amended Complaint. The Motion was granted on July 20, 2022, by Court Order dismissing with prejudice the Company and all affiliated entities from the lawsuit. In early August 2022, Plaintiffs on their own motion moved to dismiss all claims against the remaining parties in the case to enable the Order of Dismissal to become an appealable, final Order. On September 7, 2022, Plaintiffs filed a Notice of Appeal to the United States Court of Appeals for the Fifth Circuit. The Plaintiffs filed their Proposed Sufficient Brief of Appellants with the Fifth Circuit on January 2, 2023. The Company filed a Response Brief on February 22, 2023. The appeal is still pending as of December 31, 2023.

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NOTE 18 - FAIR VALUE MEASUREMENTS OF FINANCIAL INSTRUMENTS

Our financial instruments consist of cash equivalents, if any, accounts receivable, notes receivable, investments in unconsolidated entities, accounts payable and notes payable. The carrying amounts of cash equivalents, if any, trade accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these financial instruments.

Consistent with the valuation hierarchy contained in ASC Topic 820, we categorized certain of our financial assets and liabilities as follows:

December 31, 2023
	Total	Level 1	Level 2	Level 3
Assets

Investment in unconsolidated entities	$-	$-	$-	-
Total assets	$-	$-	$-	$-
Liabilities

Notes payable	$-	$-	$-	$-

Total liabilities	$-	$-	$-	$-

	As of March 31, 2023
	Total	Level 1	Level 2	Level 3
Assets
Investment in unconsolidated entities	$206,231	$-	$-	$206,231
Total assets	$206,231	$-	$-	$206,231
Liabilities

Notes payable	$24,827,086	$-	$24,827,086	-
Total liabilities	$24,827,086	$-	$24,827,086	$-

NOTE 19 – SUBSEQUENT EVENTS

On January 17, 2024, the Company executed a convertible promissory note for $250,000 with Alset Inc, a Texas corporation (“Alset”) and a shareholder of the Company. The promissory note bears a 10% interest per annum and had an origination fee of $20,000 which is payable in cash or convertible into common shares of the Company at the option of Alset. The note and related accrued interest shall be due and payable in full on the earliest of (i) six months from the date of the note; (ii) occurrence of event of default (as defined in the note) or (iii) upon the Company’s successful listing on Nasdaq.

On January 31, 2024, DSSI and Ascend Management executed an agreement whereby the obligations under the HWHH SPA (see Note 14) were deemed fully complied with and that Ascend Management was fully released and discharged from all liabilities, obligations, claims and demands whatsoever arising out of or in connection with the HWHH SPA and in respect of anything done or omitted to be done under or in connection with the HWHH SPA.

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[●] Shares of Common Stock

PROSPECTUS

Revere Securities LLC

______________, 2024

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

Expense Items	Cost
SEC registration fee	$
FINRA filing fee	$
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Transfer agent fees and expenses	$	*
Printing expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

In the month ended February 28, 2022, the Company issued 50,000,000 shares of its common stock in connection with the exercise of warrants by DSS, Inc. (“DSS”), a majority shareholder of the Company. The proceeds from these stock issuances were used for general corporate purposes.

On February 3, 2023, the Company mutually agreed with DSS to enter into a Letter Agreement (the “DSS Letter Agreement”), pursuant to which the Company and DSS have agreed to terminate and release all obligations of a Consulting Agreement between the Company and DSS (the “Consulting Agreement”) effective as of December 31, 2022. In accordance with the DSS Letter Agreement, the Company also agreed to issue 33,333,333 shares of the Company’s common stock in lieu of cash payment to satisfy the accrued and unpaid service fees equal to $700,000 owed to DSS under the Consulting Agreement.

On February 20, 2023 (the “Issuance Date”), the Company granted the Chief Executive Officer of the Company, John “JT” Thatch 8,444,663 warrants of the Company (the “Warrants”) to purchase shares of the Company’s common stock, at the exercise price of $0.0001 per share. The Warrants expire five (5) years from the Issuance Date.

On February 28, 2023, the Company and Decentralized Sharing Systems, Inc. (“DSSI”), mutually agreed in a Letter Agreement (the “DSSI Letter Agreement”) to a mutual settlement of the interest accrued on a two-year Convertible, Advancing Promissory Note in the principal amount of $27.0 million (the “2022 Note”) in favor of DSSI. The 2022 Note held interest at the annual rate of 8% and was due and payable on demand or, if no demand, on May 1, 2024. At any time during the term of the 2022 Note, all or part of the Note was convertible into up to 818,181,819 shares of the Company’s common stock, at the option of the holder. In accordance with the DSSI Letter Agreement, the Company agreed to issue 26,285,714 shares of the Company’s common stock, at a price per share of $0.021 in lieu of cash payment to satisfy the accrued and unpaid interest between the Issuance Date through and including December 31, 2022, equal to $552,000 owed to DSS under the DSSI Letter Agreement.

On April 17, 2023, the Company and DSSI, mutually agreed in a Letter Agreement (the “April 2023 Letter Agreement”) to issue 28,877,005 shares of the Company’s common stock (calculated on a pre-reverse split basis), reflecting a price per share of $0.0187 (the volume weighted average price of the Company’s common stock calculated over a period of 5 (five) consecutive trading days immediately preceding the date of the approval by the Company’s Board) to DSSI to satisfy the $540,000 of interest accrued on the 2022 Note as of March 31, 2023.

On March 24, 2023, the Company, DSS and DSSI, entered into a Securities Exchange and Amendment Agreement (the “Exchange and Amendment Agreement”). Pursuant to the Exchange and Amendment Agreement, the parties decided to (i) exchange and surrender the stock warrants under the securities purchase agreement, (ii) exchange and surrender the fully vested detachable stock warrant to purchase up to 50.0 million shares of the Company’s common stock DSS received pursuant to the Consulting Agreement, (iii) exchange and surrender of the detachable warrant to purchase up to 818,181,819 shares of the Company’s common stock at the exercise price of $0.033 per share under the June 2022 Refinancing Agreement, and amend the 2022 Note by removing all conversion rights granted by the 2022 Note.

In accordance with the Exchange and Amendment Agreement, the Company agreed to issue 25,000,000 shares of the Company’s common stock in full satisfaction, exchange and payment for the exchanges and amendments set forth in the Exchange and Amendment Agreement.

In connection with the transactions described in the preceding paragraph, no underwriters were involved, there were no proceeds generated (except as indicated in the preceding paragraph), and the issuances were made in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided under Section 4(a)(2) thereof.

On August 31, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with DSSI pursuant to which, DSSI agreed to cancel the obligations of the Company under that certain promissory note, dated June 15, 2022, between the Company and DSSI (the “Note”), including the aggregate principal amount of the Note, together with unpaid interest of $26,169,367.33 in exchange for 26,000 shares of the Company’s Series D Preferred Stock, par value $0.0001 per share.

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EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Articles of Incorporation of Sharing Services Global Corporation, which is incorporated herein by reference from Exhibit A to the Company’s Proxy Statement on Schedule 14A filed on July 14, 2021

3.2	Bylaws of Sharing Services Global Corporation, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on January 24, 2019

4.1	Certificate of Designation of Series A Preferred Stock, which is incorporated herein by reference from Exhibit 3.1.2 to the Company’s Current Report on Form 8-K filed on May 8, 2017

4.2	Certificate of Designation of Series C Preferred Stock, which is incorporated herein by reference from Exhibit 3.1.4 to the Company’s Current Report on Form 8-K filed on May 8, 2017

4.3	Convertible Promissory Note dated April 13, 2018 issued by Sharing Service, Inc. in favor of RB Capital Partners, Inc., which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on April 19, 2018

4.4	Convertible Promissory Note dated April 5, 2021 issued by Sharing Service Global Corporation in favor of Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 1.2 to the Company’s Current Report on Form 8-K filed on April 9, 2021

4.5	Warrant to Purchase Shares of Sharing Services Global Corporation’s Class A Common Stock, which is incorporated herein by reference from Exhibit 1.3 to the Company’s Current Report on Form 8-K filed on April 9, 2021

4.6	Warrant to Purchase Shares of Sharing Services Global Corporation’s Class A Common Stock, which is incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 29, 2021

4.7	Warrant to Purchase Shares of Sharing Services Global Corporation’s Class A Common Stock, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022

4.8	Form of Convertible Promissory Note issued, in June 2022, by Sharing Service Global Corporation in favor of Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

4.9	Form of Warrant to Purchase Shares of Sharing Services Global Corporation’s Class A Common Stock issued, in June 2022, by Sharing Service Global Corporation to Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 4.9 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

4.10	Certificate of Designation of Series D Preferred Stock, dated August 31, 2023, which is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on September 5, 2023

4.11	Amended and Restated Certificate of Designation of Series D Preferred Stock, which is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 16, 2023

5.1*	Opinion Of Sichenzia Ross Ference Carmel LLP as to the legality of the securities being offered

10.1	U. S. Small Business Administration Note dated May 13, 2020 issued by Sharing Services Global Corporation in favor of Prosperity Bank, which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 18, 2020

10.2	Stock Purchase and Share Subscription Agreement dated as of July 22, 2020 by and between Sharing Services Global Corporation and Heng Fai Ambrose Chan, which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 24, 2020

10.3	Settlement Accommodation Agreement [Including Stock Disposition and Release Provisions] dated July 22, 2020 by and between Sharing Services Global Corporation, Bear Bull Market Dividends, Inc., Kenyatto Montez Jones, and MLM Mafia, Inc., which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 30, 2020

10.4	Securities Purchase Agreement dated as of April 5, 2021 by and among Sharing Service Global Corporation and Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on April 9, 2021

10.5	Stock Purchase and Share Subscription Agreement dated as of December 23, 2021 by and among Sharing Service Global Corporation and Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2021

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10.6	Business Consulting Agreement dated January 24, 2022 by and between Sharing Service Global Corporation and DSS, Inc., which is incorporated herein by reference from Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022

10.7	Form of Distributor Agreement of The Happy Co., which is incorporated herein by reference from Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed on June 10, 2021

10.8	2021 The Happy Co. Brand Partner Compensation Plan, which is incorporated herein by reference from Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed on June 10, 2021

10.9	Form of Securities Purchase Agreement entered into, in June 2022, by and among Sharing Services Global Corporation, and the Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

10.10	Form of Security Agreement made, in June 2022, by Sharing Service Global Corporation in favor of Decentralized Sharing Systems, Inc., which is incorporated herein by reference from Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

10.11	Form of Loan Agreement entered into, in June 2022,by and between LINDEN REAL ESTATE HOLDINGS, LLC and AMERICAN PACIFIC BANCORP, INC., which is incorporated herein by reference from Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

10.12	Form of DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT made, in June 2022, by LINDEN REAL ESTATE HOLDINGS, LLC in favor of Cottonwood Title Insurance Agency, Inc., for the benefit of American Pacific Bancorp, Inc., which is incorporated herein by reference from Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

10.13	Form of Demand Promissory Note issued, in June 2022, by LINDEN REAL ESTATE HOLDINGS, LLC in favor of AMERICAN PACIFIC BANCORP, INC., which is incorporated herein by reference from Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on June 21, 2022

10.14

Business Consulting Agreement dated January 24, 2022, by and between Sharing Services Global Corporation and DSS, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2022)

10.15	Letter Agreement dated February 3, 2023, by and between Sharing Services Global Corporation and DSS, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2023)

10.16	Letter Agreement dated February 28, 2023, by and between Sharing Services Global Corporation and Decentralized Sharing Systems, Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2023)

10.17

Securities Exchange and Amendment Agreement dated March 24, 2023, by and between Sharing Services Global Corporation, DSS, Inc., and Decentralized Sharing Systems, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2023)

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10.18	Letter Agreement dated April 17, 2023, by and between Sharing Services Global Corporation and Decentralized Sharing Systems, Inc. (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2023

10.19	Exchange Agreement between Sharing Services Global Corporation and Decentralized Sharing System, Inc., dated August 31, 2023 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 5, 2023)

10.20†	Asset Purchase Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on November 21, 2023)

10.21	Bill of Sale and Assumption Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023 (incorporated herein by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on November 21, 2023)

10.22	Exclusive Intellectual Property License Agreement between Sharing Services Global Corporation and HWH World, Inc., dated November 3, 2023 (incorporated herein by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on November 21, 2023)

10.23	Assignment and Assumption Agreement between Sharing Services Global Corporation, Decentralized Sharing Systems, Inc., and Ascend Management Pte. Ltd., dated November 3, 2023 (incorporated herein by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on November 21, 2023)

21.1	List of Subsidiaries of Sharing Services Global Corporation

23.1*	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

107	Filing Fee table

* To be filed by amendment.

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(b)(2) of Regulation S-K.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on May 24, 2024.

SHARING SERVICES GLOBAL CORPORATION
(Registrant)

By:	/s/ John Thatch
John Thatch
Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)

By:	/s/ Anthony S. Chan
Anthony S. Chan
Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date
/s/ John Thatch	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)	May 24, 2024
John Thatch

/s/ Heng Fai Ambrose Chan	Executive Chairman of the Board of Directors	May 24, 2024
Heng Fai Ambrose Chan

/s/ Robert H. Trapp	Director	May 24, 2024
Robert H. Trapp

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